Post-Qualification Amendment No. 25

File No. 024-11584

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the “Offering Statement”).  The Offering Statement, as amended by a pre-qualification amendment, was initially qualified by the U.S. Securities and Exchange Commission on November 15, 2021.  This Post-Qualification Amendment No. 25 seeks to qualify 5 series of interests of the issuer: Series #GRATEFUL1; Series #54AARON; Series #BOBAPROTO; Series #DROCTOPUS; and Series #CAPTAIN1.

Different series of RSE Collection, LLC have already been offered by RSE Collection, LLC under the Offering Statement, as amended and qualified.  Such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular.  The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the “Master Series Table” contained in Appendix A to the Offering Circular in this post-qualification amendment.

This Post-Qualification Amendment No. 25 amends the Offering Circular of RSE Collection, LLC originally qualified on November 15, 2021, and most recently amended by Post-Qualification Offering Circular Amendment No. 24 dated August 11, 2022, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular and to update certain other information in the Offering Circular.  Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.  An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”).  Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 25

SUBJECT TO COMPLETION; DATED SEPTEMBER 12, 2022

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Offering Circular relates to the offer and sale of series of interests, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #GRATEFUL1	Per Unit	$10.00	1%	$9.90
	Total Minimum	$100,000	1%	$99,000
	Total Maximum	$125,000	1%	$123,750

Series #54AARON	Per Unit	$10.00	1%	$9.90
	Total Minimum	$136,000	1%	$134,640
	Total Maximum	$170,000	1%	$168,300

Series #BOBAPROTO	Per Unit	$10.00	1%	$9.90
	Total Minimum	$120,000	1%	$118,800
	Total Maximum	$150,000	1%	$148,500

Series #DROCTOPUS	Per Unit	$10.00	1%	$9.90
	Total Minimum	$28,000	1%	$27,720
	Total Maximum	$35,000	1%	$34,650

Series #CAPTAIN1	Per Unit	$10.00	1%	$9.90
	Total Minimum	$220,000	1%	$217,800
	Total Maximum	$275,000	1%	$272,250

i

Series Membership Interests Overview Active Offerings (Previously Qualified)
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #57UNITAS	Per Unit	$9.50	1%	$9.41
	Total Minimum	$38,000	1%	$37,620
	Total Maximum	$47,500	1%	$47,025

Series #BATMAN	Per Unit	$10.00	1%	$9.90
	Total Minimum	$1,440,000	1%	$1,425,600
	Total Maximum	$1,800,000	1%	$1,782,000

Series #04PHELPS	Per Unit	$4.00	1%	$3.96
	Total Minimum	$16,000	1%	$15,840
	Total Maximum	$20,000	1%	$19,800

Series #WWLAND1	Per Unit	$5.00	1%	$4.95
	Total Minimum	$12,800	1%	$12,672
	Total Maximum	$16,000	1%	$15,840

Series #ELVIS	Per Unit	$8.00	1%	$7.92
	Total Minimum	$32,000	1%	$31,680
	Total Maximum	$40,000	1%	$39,600

Series #DLAND1	Per Unit	$10.00	1%	$9.90
	Total Minimum	$136,000	1%	$134,640
	Total Maximum	$170,000	1%	$168,300

Series #94CSI	Per Unit	$14.25	1%	$14.11
	Total Minimum	$114,000	1%	$112,860
	Total Maximum	$142,500	1%	$141,075

Series #EMERALD	Per Unit	$4.00	1%	$3.96
	Total Minimum	$26,800	1%	$26,532
	Total Maximum	$33,500	1%	$33,165

Series #DOOD7387	Per Unit	$5.00	1%	$4.95
	Total Minimum	$44,800	1%	$44,352
	Total Maximum	$56,000	1%	$55,440

Series #AZUKI8467	Per Unit	$5.00	1%	$4.95
	Total Minimum	$60,000	1%	$59,400
	Total Maximum	$75,000	1%	$74,250

Series #20WITT	Per Unit	$4.50	1%	$4.46
	Total Minimum	$7,200	1%	$7,128
	Total Maximum	$9,000	1%	$8,910

Series #TOADZ5028	Per Unit	$5.00	1%	$4.95
	Total Minimum	$9,400	1%	$9,306
	Total Maximum	$11,750	1%	$11,633

Series #TOADZ3079	Per Unit	$5.00	1%	$4.95
	Total Minimum	$10,800	1%	$10,692
	Total Maximum	$13,500	1%	$13,365

Series #SANDBOX2	Per Unit	$5.00	1%	$4.95
	Total Minimum	$92,000	1%	$91,080
	Total Maximum	$115,000	1%	$113,850

Series #CRASH	Per Unit	$7.00	1%	$6.93
	Total Minimum	$28,000	1%	$27,720
	Total Maximum	$35,000	1%	$34,650

Series #39AA	Per Unit	$5.00	1%	$4.95
	Total Minimum	$36,000	1%	$35,640
	Total Maximum	$45,000	1%	$44,550

Series #GBOYCOLOR	Per Unit	$4.00	1%	$3.96
	Total Minimum	$5,200	1%	$5,148
	Total Maximum	$6,500	1%	$6,435

Series #ANDYPELE	Per Unit	$4.00	1%	$3.96
	Total Minimum	$20,800	1%	$20,592
	Total Maximum	$26,000	1%	$25,740

Series #POPEBALL	Per Unit	$4.00	1%	$3.96
	Total Minimum	$15,200	1%	$15,048
	Total Maximum	$19,000	1%	$18,810

Series #JETFIRE	Per Unit	$5.00	1%	$4.95
	Total Minimum	$6,800	1%	$6,732
	Total Maximum	$8,500	1%	$8,415

Series #RABBIT	Per Unit	$4.60	1%	$4.55
	Total Minimum	$36,800	1%	$36,432
	Total Maximum	$46,000	1%	$45,540

Series #GIJOE2	Per Unit	$10.00	1%	$9.90
	Total Minimum	$9,600	1%	$9,504
	Total Maximum	$12,000	1%	$11,880

Series #BOBAFETT	Per Unit	$10.00	1%	$9.90
	Total Minimum	$20,800	1%	$20,592
	Total Maximum	$26,000	1%	$25,740

Series #THANOS	Per Unit	$10.00	1%	$9.90
	Total Minimum	$13,200	1%	$13,068
	Total Maximum	$16,500	1%	$16,335

Series #GALACTUS	Per Unit	$10.00	1%	$9.90
	Total Minimum	$24,000	1%	$23,760
	Total Maximum	$30,000	1%	$29,700

Series #35MICKEY	Per Unit	$10.00	1%	$9.90
	Total Minimum	$5,200	1%	$5,148
	Total Maximum	$6,500	1%	$6,435

Series #RASPUTIN	Per Unit	$10.00	1%	$9.90
	Total Minimum	$29,600	1%	$29,304
	Total Maximum	$37,000	1%	$36,630

Series #SCARFACE	Per Unit	$10.00	1%	$9.90
	Total Minimum	$16,000	1%	$15,840
	Total Maximum	$20,000	1%	$19,800

Series #METROID	Per Unit	$10.00	1%	$9.90
	Total Minimum	$57,600	1%	$57,024
	Total Maximum	$72,000	1%	$71,280

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.”  With respect to trading on the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) also acts as executing broker to facilitate secondary transactions on behalf of investors (as described in “Description of the Business – Liquidity Platform”).

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and is entitled to a Custody Fee, as described in “Offering Summary” – “Use of Proceeds.”  The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.”  For all offerings of the Company which closed or launched prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such interests or transferred money into escrow in anticipation of purchasing such interests at the close of the currently ongoing offerings.  The Custody Fee is paid out of the proceeds to the Issuer and is not reflected in this column.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Platform (as defined below) and any successor platform used by the Company for the offer and sale of interests, as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.”  The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”) and is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.

The Company is managed by its managing member, RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).  Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individual or entity which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

Appendix B to this Offering Circular describes each individual Series found in the Master Series Table.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon the earliest to occur of (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et seq.), and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

v

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform or the PPEX ATS (as defined below), via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 12 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials.  These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.  This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTION PAGE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE 1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 3

OFFERING SUMMARY 4

RISK FACTORS 11

POTENTIAL CONFLICTS OF INTEREST 35

DILUTION 40

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE 41

DESCRIPTION OF THE BUSINESS 52

MANAGEMENT 68

COMPENSATION 77

PRINCIPAL INTEREST HOLDERS 78

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 82

DESCRIPTION OF INTERESTS OFFERED 83

MATERIAL UNITED STATES TAX CONSIDERATIONS 90

WHERE TO FIND ADDITIONAL INFORMATION 93

APPENDIX A A-1

APPENDIX B B-1

USE OF PROCEEDS – SERIES #57UNITAS B-2

DESCRIPTION OF SERIES 1957 TOPPS JOHNNY UNITAS ROOKIE CARD B-4

USE OF PROCEEDS – SERIES #BATMAN B-6

DESCRIPTION OF SERIES 1940 BATMAN #1 COMIC BOOK B-8

USE OF PROCEEDS – SERIES #04PHELPS B-10

DESCRIPTION OF SERIES 2004 MICHAEL PHELPS ROOKIE CARD B-12

USE OF PROCEEDS – SERIES #WWLAND1 B-14

DESCRIPTION OF SERIES WORLDWIDE WEBB LAND NFT B-16

USE OF PROCEEDS – SERIES #ELVIS B-18

DESCRIPTION OF SERIES 1977 ELVIS PRESLEY LAST LIVE PERFORMANCE TICKET B-20

USE OF PROCEEDS – SERIES #DOOD7387 B-22

DESCRIPTION OF SERIES DOODLE 7387 NFT B-24

USE OF PROCEEDS – SERIES #AZUKI8467 B-26

DESCRIPTION OF SERIES AZUKI 8467 NFT B-28

USE OF PROCEEDS – SERIES #20WITT B-31

DESCRIPTION OF SERIES 2020 BOBBY WITT JR. ROOKIE CARD B-33

USE OF PROCEEDS – SERIES #TOADZ5028 B-35

DESCRIPTION OF SERIES CRYPTOADZ 5028 NFT B-37

USE OF PROCEEDS – SERIES #TOADZ3079 B-39

DESCRIPTION OF SERIES CRYPTOADZ 3079 NFT B-41

USE OF PROCEEDS – SERIES # SANDBOX2 B-43

DESCRIPTION OF SERIES THE SANDBOX 3X3 ESTATE NFT BUNDLE B-45

USE OF PROCEEDS – SERIES #DLAND1 B-48

DESCRIPTION OF SERIES DECENTRALAND ESTATE 2X2 NFT BUNDLE B-50

USE OF PROCEEDS – SERIES #94CSI B-53

DESCRIPTION OF SERIES 1994 BMW 850CSI B-55

USE OF PROCEEDS – SERIES #EMERALD B-57

DESCRIPTION OF SERIES 2005 GAME BOY ADVANCE POKéMON EMERALD VERSION VIDEO GAME B-59

USE OF PROCEEDS – SERIES #CRASH B-61

DESCRIPTION OF SERIES 1996 PLAYSTATION CRASH BANDICOOT VIDEO GAME B-63

USE OF PROCEEDS – SERIES #39AA B-65

DESCRIPTION OF SERIES 1939 ALCOHOLICS ANONYMOUS B-67

USE OF PROCEEDS – SERIES #GBOYCOLOR B-70

DESCRIPTION OF SERIES 1998 NINTENDO GAME BOY COLOR B-72

USE OF PROCEEDS – SERIES #ANDYPELE B-74

DESCRIPTION OF SERIES 1977 ANDY WARHOL PELé POLAROID B-76

USE OF PROCEEDS – SERIES #POPEBALL B-80

DESCRIPTION OF SERIES 2022 POPE FRANCIS SIGNED BASEBALL B-82

USE OF PROCEEDS – SERIES #JETFIRE B-84

DESCRIPTION OF SERIES 1985 TRANSFORMERS JETFIRE FIGHTER JET B-86

USE OF PROCEEDS – SERIES #RABBIT B-89

DESCRIPTION OF SERIES 1901 THE TALE OF PETER RABBIT B-91

USE OF PROCEEDS – SERIES #35MICKEY B-93

DESCRIPTION OF SERIES 1935 MICKEY MOUSE WAX PACK B-95

USE OF PROCEEDS – SERIES # RASPUTIN B-98

DESCRIPTION OF SERIES 1905-1916 RASPUTIN LETTER B-100

USE OF PROCEEDS – SERIES # SCARFACE B-102

DESCRIPTION OF SERIES AL PACINO SCARFACE TUXEDO B-104

USE OF PROCEEDS – SERIES # METROID B-106

DESCRIPTION OF SERIES 1987 NES METROID VIDEO GAME B-108

USE OF PROCEEDS – SERIES # GIJOE2 B-110

DESCRIPTION OF SERIES 1982 G.I. JOE ACTION FIGURE B-112

USE OF PROCEEDS – SERIES # BOBAFETT B-114

DESCRIPTION OF SERIES 1979 BOBA FETT ACTION FIGURE B-116

USE OF PROCEEDS – SERIES # THANOS B-118

DESCRIPTION OF SERIES 1973 IRON MAN #55 COMIC BOOK B-120

USE OF PROCEEDS – SERIES # GALACTUS B-122

DESCRIPTION OF SERIES 1966 THE FANTASTIC FOUR #48 B-124

USE OF PROCEEDS – SERIES # GRATEFUL1 B-127

DESCRIPTION OF SERIES 1966 GRATEFUL DEAD CONCERT POSTER B-129

USE OF PROCEEDS – SERIES #54AAARON B-132

DESCRIPTION OF SERIES 1954 TOPPS HANK AARON ROOKIE CARD B-134

USE OF PROCEEDS – SERIES # BOBAPROTO B-136

DESCRIPTION OF SERIES 1979 KENNER STAR WARS BOBA FETT PROTOTYPE ACTION FIGURE B-138

USE OF PROCEEDS – SERIES # DROCTOPUS B-140

DESCRIPTION OF SERIES 1963 AMAZING SPIDER-MAN #3 B-142

USE OF PROCEEDS – SERIES # CAPTAIN1 B-144

DESCRIPTION OF SERIES 1941 CAPTAIN AMERICA COMICS #1 COMIC BOOK B-146

EXHIBIT INDEX III-1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11584) that was qualified by the Commission on November 15, 2021 (“Offering Statement 2”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by RSE Collection with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.The following sections of the Post-Qualification Amendment No. 24 to Offering Statement 2:

•Cautionary Note Regarding Forward Looking Statements

•Trademarks and Tradenames

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interests

•Dilution

•Plan of Distribution and Subscription Procedure

•Description of the Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

•Appendix A – Master Series Table

•Appendix B – Use of Proceeds and Asset Descriptions

2.The following sections of the Post-Qualification Amendment No. 23 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

3.The following sections of the Post-Qualification Amendment No. 22 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

4.The following sections of the Post-Qualification Amendment No. 21 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

5.The following sections of the Post-Qualification Amendment No. 20 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

6.The following sections of the Post-Qualification Amendment No. 18 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

7.The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2021:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Interest of Management and Others in Certain Transactions

•Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2021 and 2020

8.The following sections of the Post-Qualification Amendment No. 15 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

9.The following sections of the Post-Qualification Amendment No. 14 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

10.The following sections of the Post-Qualification Amendment No. 10 to Offering Statement 2

•Appendix B – Use of Proceeds and Asset Descriptions

11.The following sections of the Post-Qualification Amendment No. 8 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

12.The following sections of the Post-Qualification Amendment No. 7 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company, the Platform and the PPEX ATS (as defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained or incorporated by reference in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated herein and in the Exhibits filed with the Offering Statement of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets (collectively, the “Collectible Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in “Description of Series” in Appendix B and the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Collection Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of 1% of the Interests of each Series as of the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: The Company has entered into an agreement with the BOR.  The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below).  The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of FINRA and the Securities Investor Protection Corporation (the “SIPC”).  It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sale of the Interests in Series of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts.  The Custodian is a member of FINRA and the SIPC.

Transfer Agent:The Company has entered into an agreement with RSE Transfer Agent LLC, a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series.  The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series as of the Closing of its Offering.  The purchase price, which is calculated as the Offering price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series. Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series.  The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date that subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case where the Company enters into a purchase option agreement or consignment agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the expiration date of the purchase option agreement or consignment agreement.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds: The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company typically acquires Underlying Assets through the following methods:

1.Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4.Consignment agreement – the Company enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

The Company’s acquisition method for each Underlying Asset is noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the

Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the Master Series Table in Appendix A for each respective Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure - Fees and Expenses” section for further details.

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to, storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table in Appendix A.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”),

or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been demonstrated. We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform and PPEX

ATS:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the initial sales of the Interests are executed and which will serve as the user interface for secondary transactions in Series Interests, which are facilitated as described below.  Secondary transactions in Series Interests will be facilitated through the Public Private Execution Network Alternative Trading System (the “PPEX ATS”). The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  When trading through the PPEX ATS, Investors will submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the non-discretionary matching procedure established by the PPEX ATS. See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series (the “Management Fee”).  The Management Fee only becomes due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of each Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, to make distributions, no less than 50% of which (net of corporate income taxes applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities,  nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interests if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Platform, which is a discretionary and irregular matching service of a registered broker-dealer, or the PPEX ATS, which is a venue for facilitating secondary trading of Interests of certain Series via a non-discretionary matching service (see “Description of the Business – Liquidity Platform” for additional information), may permit some liquidity, neither the Platform nor the PPEX ATS operates like a stock exchange or other traditional trading markets.  The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests may occur infrequently and may be open for only short time periods.  There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window.  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were formed in the last six years.  No Series has generated any revenues, and we have a limited operating history upon which prospective Investors may evaluate their performance.  Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.  No revenue models have been demonstrated at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time.  We will update the appropriate disclosure at such time as revenue models have been demonstrated.  See the “Management’s Discussion and Analysis” section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Collectible Assets).

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies conducting similar offerings in the Asset Class or proposing to run a platform for the purchase of Interests in the Asset Class is limited to date. Two businesses that are affiliated with the Company, RSE Archive, LLC and RSE Innovation, LLC, have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

The Offering amount exceeds the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Asset Manager and RSE Markets, including the Asset Manager’s personnel and the officers of RSE Markets. Our business and operations could be adversely affected if the Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2021 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Archive, LLC, a series limited liability company with a similar business model in the collectible and memorabilia asset class, and RSE Innovation, LLC, a series limited liability company with a similar business model in a different asset class, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager, RSE Markets and their respective teams; the Asset Manager’s expert network; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager, the Asset Manager or RSE Markets.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Collectible Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform, through which potential Investors may acquire or transfer Interests, and the PPEX ATS, through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or the PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or Trading Windows.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays.  In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased.  In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex.  Our business is dependent upon our ability to prevent system interruption on the Platform and the PPEX ATS.  Our software, including open source software that is incorporated into our code, and the software supporting the PPEX ATS, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released.  Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users.  We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption.  In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations.  We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform.  If the AWS data centers fail, Platform users may experience down time.  If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users.  In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform.  Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform or the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Under the current system of secondary trading, liquidity for the Interests in large part depends on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows will happen on a recurring basis, although there can be no assurance that Trading Windows for a Series will occur on a regular basis or at all.  And though the implementation of the PPEX ATS will permit Investors to post offers to buy and sell Interests outside the times of the Trading Windows, secondary transactions of Interests will continue to be limited to such Trading Windows, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. Further, the frequency and duration of any Trading Window will initially be determined by the Company but will be subject to adjustment by the brokers or, when trading occurs through the PPEX ATS, at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with trades executed on the PPEX ATS.

With respect to secondary trading via the PPEX ATS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions (see “Description of the Business – Liquidity Platform” for additional information).

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. The spread of COVID-19 created a worldwide public-health crisis that disrupted and that continues to affect the global economy.  COVID-19 (or variants of COVID-19, including the Delta variant) continues to spread throughout the U.S. and the world and has resulted in authorities implementing varying measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. The long-term impacts of the outbreak and of the responses to it are unknown and will continue to evolve, and they could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition. As vaccinations become readily available, we cannot predict what impacts may result from any current or future vaccine mandates at the federal, state or local level. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

To date, we do not believe that COVID-19 has had a material adverse effect on our business. However, we continue to closely monitor developments related to the COVID-19 pandemic and assess any negative impacts to our business. The extent to which COVID-19 and the response to the pandemic continue to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak, actions taken to contain the outbreak or treat its impact, and any mutations or variations that affect the efficacy of vaccines and other containment measures, among others.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

We do not expect to generate any revenues at the Company or Series level for some time, and we rely on RSE Markets to fund our operations.

We do not expect to generate revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. Until such time as the Company or a Series generates revenue, we will be completely reliant on RSE Markets, through the Asset Manager and the Manager, to fund our operations.

Although we believe RSE Markets has sufficient capital resources and sources of liquidity to perform its obligations for the foreseeable future, there can be no assurance that RSE Markets will be able to maintain sufficient capital to satisfy its obligations in future periods. RSE Markets’ capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. If RSE Markets’ liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the obligations with respect to the Company, for at least one year, the Company may receive audit reports that contain an emphasis of matter paragraph as to its ability to continue as a going concern, which would likely have a material adverse effect on the value of our Interests.

We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business.  Further, elevated inflation may negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs.  In addition, the effects of inflation on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits.  If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If deficiencies or material weaknesses are identified, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Commission (the “SEC Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) operated by the Asset Manager may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead expenses of the Asset Manager and could cause the Asset Manager to wind down the Platform before the PPEX ATS is available for resale transactions for all Series of Interests.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform before the PPEX ATS is available for resale transactions for all Series of Interests or otherwise be unable to maintain the Platform, which would materially and adversely affect your ability to transfer your Interests.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire any Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

The Code (as defined and described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform and the PPEX ATS will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the Platform, or the PPEX ATS, has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments made by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark.  Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Collectible Assets, some may be relatively easy to replicate or otherwise forge.  In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete.  As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.  While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm.  In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia.  Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied.  The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate.  A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value. Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can be sold only to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Demand for the assets in the Asset Class has been volatile, and potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g., trading cards).  Demand for high value Collectible Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Collectible Assets are most sought after.  Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Collectible Assets.  Given the concentrated nature of the Underlying Assets any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related Series and the amount of distributions made to Interest Holders.

The market for digital assets, including, without limitation, non-fungible tokens (“NFTs”), whether related to digital art or otherwise, is still nascent.  Accordingly, the market for NFTs may not maintain current levels of value or growth. If such levels are not maintained, it may be difficult or impossible for us to resell any underlying NFT asset at a desirable price or at all.  The prices of NFTs have already been subject to dramatic fluctuations, which in turn may materially adversely affect any Series for which the Underlying Asset is an NFT.

There is currently no insurance available for digital assets, and future costly insurance for digital assets may adversely impact the value of related Series and the amount of distributions made to Interest Holders.

There is currently no insurance available for digital assets, and insurance may never be available from traditional providers, so the Manager self-insures underlying digital assets on behalf of the Company.  Accordingly, until traditional insurance is available for digital assets, protection of digital assets through insurance is solely dependent on the Manager, and thus dependent on the Manager’s expertise and performance.

Should traditional insurance become available, the cost of protecting digital assets may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying digital assets.  If costs are higher than expected, resulting expenses could adversely affect the value of the Series, the amount of distributions made to Interest Holders of the Series, potential proceeds from a sale of the related underlying digital asset (if any) and any capital proceeds returned to Investors after paying for any outstanding liabilities.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of digital assets that may be issued.  Because of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen.

For example, the consensus protocol for processing transactions may change, and transactions in digital assets may not be processed as presently contemplated in the period during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets. Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, legislatures and regulatory agencies could prohibit the use of current or future cryptographic protocols that could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

•the extent to which current interest in digital assets represents a speculative “bubble”;

•general economic conditions in the United States and the world;

•the regulatory environment relating to digital assets and blockchains; and

•a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the Series related to the digital Underlying Asset, as well as decrease the likelihood of any distributions being made by us to the Investors. The value of specific underlying digital assets, and consequently the value of related Series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Currently, most NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks, other changes, such as upgrades to Ethereum’s blockchain or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of any underlying NFT assets based on Ethereum blockchain.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects investors and our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. Existing laws and regulations may apply to digital assets in ways that are uncertain or that could impair the value of digital assets in which we invest as Underlying Assets. Additionally, as digital assets have grown in both popularity and market size, governments have reacted differently to digital assets. Various legislative and executive bodies in the United States, and other countries, have enacted or adopted, or are considering enacting or adopting, laws, regulations, guidance, or other actions that could adversely impact the Company and the value of the digital assets in which we may invest as Underlying Assets. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against the Company. New or changing laws and regulations or interpretations of existing laws and regulations could have material adverse consequences to you and the Company, including the transferability of digital assets, the value of digital assets, the liquidity and market price of digital assets, and your ability to access marketplaces that trade digital assets.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the Platform or the PPEX ATS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models could limit our share of the market.

With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future.  There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.  Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that have developed business models similar to ours for comparable or other alternative asset classes.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to changes in the general sentiment of the underlying fan base and other changes.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.  For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base.  However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets.  For instance, the NHL strike of 1994-1995 caused a loss of fan interest.  Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success. Various forms of Collectible Assets go in and out of favor with collectors.

The value of a Collectible Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Collectible Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Collectible Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance, and the value of the Underlying Asset and the Series that relates to that Underlying Asset may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  Insurance may not cover all losses, and there can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable.  Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Digital assets in which we may invest are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein.  Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and is meant to be kept private.

As such, digital assets are vulnerable to loss.  Particularly, if the Manager (or other custodian, as applicable) loses the key and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost.  While the Manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable).  Further, while the Manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale, transfer or use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner.  Accordingly, digital asset transactions may be irreversible, and the Manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches.  Losses due to fraudulent or accidental transactions may not be recoverable.

Ownership of underlying digital assets is recorded via blockchain technology, which may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code.  Such vulnerabilities may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on blockchain technology to operate and are therefore subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.  Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets.  As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of digital Underlying Assets will be uninterrupted or fully secure.  Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to, Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction process for Collection Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests may be highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Collectible Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol-related Underlying Asset can also be tested for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences.  The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. The use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment processes or an inability to source original parts may adversely affect the value of the Underlying Assets.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or inauthentic parts may decrease the value of the Underlying Asset.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of Trading Windows or ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related Series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset as its Underlying Asset is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control.  There is no assurance that Investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class.  There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets are useful and economically viable over time.

The prices of digital assets are extremely volatile, and such volatility may have a material adverse effect on the value of digital Underlying Assets, the value of related Series and the amount of distributions made to Interest Holders.

The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of digital Underlying Assets may also be highly volatile, which in turn may result in a decline in value of the related Series and the amount of distributions made to Interests Holders of such Series.  Several factors may influence the market price of digital Underlying Assets, including, but not limited to:

•the availability of an exchange or other trading platform for digital assets;

•general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

•changes in the software, software requirements or hardware requirements underlying any digital assets;

•interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

•investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

•coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

•regulatory measures, if any, that affect the use or holding of digital assets;

•global or regional political, economic or financial events and situations; and

•expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any digital Underlying Assets.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork.  The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not itself include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, acceptance, adoption and usage of the applicable blockchain.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Operating Agreement reduces or eliminates duties (including fiduciary duties) of the Manager

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

Lack of conflicts of interest policy

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board was the seller of the Underlying Asset. The Manager believes the purchase price of the Series Ford Mustang 7-Up Edition to be fair market value.

An Asset Seller may be issued Interests in a Series as part of the total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor). In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board retained a minority equity stake in the Underlying Asset.

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform or the PPEX ATS.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors. For example, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce costs due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of collectible even though the Company will own many different kinds of collectibles).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the costs or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors

The Manager or its affiliates are obligated to purchase a minimum of 1% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. For example, during the Offering for Series #11BM1, the Manager acquired a total of 43% of Interests issued. See “Principal Interest Holders” for additional information.

The Manager, the Asset Manager or the Platform may receive sponsorship from Collectible Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset should an offer to acquire full ownership of the Underlying Asset be received.  As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Collectible Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Collectible Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may generate lower immediate returns than other potential utilization strategies.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Collectible Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owned by the Company.

Lack of separate counsel for the Rally Entities and their respective affiliates

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent one or more of the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or one or more of the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1 to the Offering Statement of which this Offering Circular forms a part.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities and transactions between Rally Entities

The officers and directors of RSE Markets, which is the sole member of the Asset Manager for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including two other series limited liability companies with similar businesses: RSE Archive, LLC (“RSE Archive”), which commenced principal operations in 2019 and primarily operates in the memorabilia and collectibles asset class, and RSE Innovation, LLC, which commenced principal operations in 2021 and primarily operates in the intangibles asset class. These separate entities all require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that Rally Holdings has sufficient professionsals to fully discharge its responsibilities to the Rally entities for which it serves as Asset Manager.

In addition, the Company has entered into certain assignment and assumption agreements with RSE Archive, pursuant to which RSE Archive has assigned all of its rights, title and interest in certain Underlying Assets to the Company. For each Series with respect to which the Company acquired the Underlying Asset pursuant to an assignment and assumption agreement with RSE Archive, such assignment and assumption is noted in the paragraph immediately preceding the Series Detail Table relating to each such Underlying Asset in Appendix B.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 1% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 1% of the Interests in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Collection Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager).  The Asset Manager also owns and operates the Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants.  Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically.  We intend for the sales of the Interests to occur principally through the Platform.  However, the Company may offer directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  In addition, within two calendar days of the qualification date of an Offering, the Company may sell some of the Interests on a limited basis.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The Company has engaged the BOR, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services.  As compensation, the Company has agreed to pay the BOR a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA.  In addition, the Company has paid the BOR a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by the BOR, such as, among other things, preparing the FINRA filing.  The BOR will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company.  In addition, the Company will pay a one-time $5,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.  The Company will also fund $13,750 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $75,000,000 of issuance in the upcoming twelve-month period.  The BOR will monitor all compensation, from any source, and will ensure that its total compensation for each Offering, and all Offerings, does not exceed 8% of the total offering proceeds, in the aggregate.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA.  The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR nor any other entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of August 31, 2022 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,780	$69,400	$1,049	$0	$787	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$3,871	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$3,326	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$5,206	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$3,386	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$2,041	($444)	$118,500	$59.25	2,000
#90FM1 (1)	$771	$14,500	$90	$500	$286	$464	$16,500	$8.25	2,000
#83FB1	$2,771	$330,000	$2,522	$2,625	$2,806	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$2,544	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,771	$460,000	$3,487	$3,713	$28,586	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,271	$100,000	$793	$810	$1,786	$1,944	$108,000	$54.00	2,000
#99LE1	$2,271	$62,100	$510	$521	$2,171	$1,770	$69,500	$34.75	2,000
#91MV1	$1,271	$33,950	$279	$500	$1,487	$600	$38,000	$19.00	2,000
#92LD1	$2,771	$146,181	$1,114	$1,238	$11,721	$2,219	$165,000	$55.00	3,000
#94DV1	$2,271	$52,500	$388	$500	$287	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,286	$115,000	$542	$934	$562	$2,474	$124,500	$62.25	2,000
#11BM1	$3,286	$78,500	$567	$630	$1,286	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,786	$610,000	$4,305	$4,763	$2,439	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,301	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,465	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$286	$1,553	$126,000	$63.00	2,000
#76PT1	$2,286	$179,065	$1,382	$1,424	$3,737	$1,793	$189,900	$63.30	3,000
#75RA1	$3,036	$75,000	$586	$630	$903	$3,732	$84,000	$28.00	3,000
#65AG1	$3,700	$170,000	$1,272	$1,339	$286	$1,903	$178,500	$89.25	2,000
#61JE1	$3,286	$235,000	$1,661	$1,845	$388	$3,858	$246,000	$82.00	3,000
#90MM1	$2,986	$22,000	$196	$500	$1,187	$918	$26,600	$5.32	5,000
#65FM1	$3,000	$75,000	$619	$619	$997	$1,966	$82,500	$41.25	2,000
#88PT1	$5,344	$61,875	$495	$500	$1,196	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,550	$570,000	$4,481	$4,481	$2,236	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$2,652	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,083	$669	$145,000	$72.50	2,000

#61MG1	$4,197	$325,000	$2,550	$2,550	$590	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$1,188	$2,875	$52,500	$26.25	2,000
#80PN1	$5,300	$45,750	$480	$500	$1,638	($4,030)	$48,000	$9.60	5,000
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,811	$3,115	$292,000	$146.00	2,000
#MEEB11275	$500	$140,407	$1,600	$1,200	$154	$16,139	$160,000	$8.00	20,000
#82TAYLOR	$400	$10,200	$130	$500	$0	$1,538	$13,000	$6.50	2,000
#HOLMES	$400	$20,000	$250	$500	$100	$3,458	$25,000	$10.00	2,500
#HULK180	$300	$36,000	$420	$500	$146	$4,342	$42,000	$4.20	10,000
#05JAYZ	$300	$15,600	$185	$500	$218	$1,459	$18,500	$5.00	3,700
#JUSTINIAN	$600	$15,000	$180	$500	$0	$1,720	$18,000	$9.00	2,000
#67ICEBOWL	$354	$7,500	$100	$500	$46	$1,262	$10,000	$5.00	2,000
#DKCOUNTRY	$300	$13,200	$180	$500	$366	$3,162	$18,000	$6.00	3,000
#FALCON	$355	$42,834	$500	$500	$110	$5,420	$50,000	$5.00	10,000
#MARIOWRLD	$424	$144,000	$1,650	$1,238	$143	$17,264	$165,000	$5.00	33,000
#82AV1	$3,400	$285,000	$2,975	$2,231	$1,364	$2,530	$297,500	$20.00	14,875
#SUPERBWL1	$365	$19,500	$240	$500	$35	$3,079	$24,000	$6.00	4,000
#MEEB7985	$500	$33,962	$380	$500	$84	$2,574	$38,000	$5.00	7,600
#BONDWATCH	$300	$71,388	$800	$600	$0	$3,320	$80,000	$4.00	20,000
#95FF1	$5,000	$105,000	$0	$0	$3,488	$5,962	$120,000	$10.00	12,000
#MAYC857	$500	$48,492	$540	$500	$75	$3,893	$54,000	$5.00	10,800
#PUNK2981 (1)	$600	$290,000	$3,100	$2,325	$0	$13,975	$310,000	$5.00	62,000
#WOW2221	$500	$25,461	$280	$500	$66	$1,193	$28,000	$7.00	4,000
#NIKON1	$300	$23,438	$280	$500	$762	$2,720	$28,000	$4.00	7,000
#LOTF	$400	$11,000	$140	$500	$392	$1,568	$14,000	$7.00	2,000
#DOOD6778	$501	$28,342	$300	$500	$17	$340	$30,000	$5.00	6,000
#BAKC7820	$551	$28,743	$300	$500	$49	($143)	$30,000	$5.00	6,000
#NBAJAM (1)	$400	$42,000	$470	$500	$292	$3,338	$47,000	$5.00	9,400
#SANDBOX1	$500	$101,424	$1,050	$788	$63	$1,175	$105,000	$5.00	21,000
#WOW6586	$500	$49,742	$520	$500	$28	$711	$52,000	$5.00	10,400
#AZUKI6704	$500	$30,434	$320	$500	$18	$228	$32,000	$5.00	6,400
#58PELE4	$320	$42,000	$480	$500	$280	$4,420	$48,000	$6.00	8,000
#OBAMABALL	$320	$99,000	$1,050	$788	$280	$3,563	$105,000	$10.00	10,500
#BART	$320	$17,400	$210	$500	$280	$2,290	$21,000	$7.00	3,000
#HOMER	$320	$17,400	$210	$500	$280	$2,290	$21,000	$7.00	3,000
#SI1	$402	$7,700	$100	$500	$198	$1,100	$10,000	$2.00	5,000
#GOLD1	$381	$13,750	$160	$500	$443	$766	$16,000	$4.00	4,000
#VERSTAPP1	$402	$29,402	$320	$500	$198	$1,178	$32,000	$8.00	4,000
#96TIGER	$476	$49,037	$550	$500	$124	$4,163	$55,000	$5.00	11,000
#88ZELDA	$402	$54,000	$600	$500	$198	$4,300	$60,000	$5.00	12,000
#STARWARS3	$402	$22,800	$260	$500	$198	$1,840	$26,000	$10.00	2,600

#YEEZY	$400	$32,000	$400	$500	$424	$4,662	$40,000	$8.00	5,000
#MAYC9114	$500	$84,357	$875	$656	$45	$1,066	$87,500	$5.00	17,500
#VFRNDS1 (1)	$545	$250,000	$2,750	$2,063	$480	$19,162	$275,000	$10.00	27,500
#MBIRD2754	$500	$76,328	$600	$500	$36	($17,964)	$60,000	$5.00	12,000
#VEEFRND1	$500	$39,054	$336	$500	$51	($6,841)	$33,600	$5.00	6,720
#TREASURE	$300	$18,750	$225	$500	$481	$2,244	$22,500	$5.00	4,500
#MACWORLD1	$1,030	$201,021	$2,250	$1,688	$1,338	$17,673	$225,000	$11.25	20,000
#KENNERSET	$323	$10,251	$125	$500	$277	$1,024	$12,500	$10.00	1,250
#LEDZEPP1	$402	$42,000	$480	$500	$198	$4,420	$48,000	$6.00	8,000
#VEEVIPER	$400	$70,000	$750	$563	$509	$2,779	$75,000	$5.00	15,000
#BEEPLE1	$500	$75,161	$680	$510	$45	($8,896)	$68,000	$5.00	13,600
#WARHOL1	$2,800	$151,308	$1,700	$1,275	$9,557	$3,359	$170,000	$10.00	17,000
#GAMEBOY	$400	$20,000	$225	$500	$509	$866	$22,500	$5.00	4,500
#CROESUS	$429	$57,600	$640	$500	$477	$4,355	$64,000	$8.00	8,000
#SACHS1	$500	$24,588	$215	$500	$43	($4,346)	$21,500	$10.00	2,150
#32RUTH	$327	$85,000	$950	$713	$273	$7,738	$95,000	$5.00	19,000
#ELON1	$400	$6,000	$75	$500	$318	$207	$7,500	$2.00	3,750
#105.ETH	$500	$54,946	$400	$500	$35	$0	$40,000	$4.00	10,000
#R2D2	$300	$7,696	$100	$500	$348	$1,056	$10,000	$5.00	2,000
#VADER	$334	$6,000	$75	$500	$304	$287	$7,500	$5.00	1,500
#WARHOL2	$2,178	$59,741	$650	$500	$1,022	$909	$65,000	$10.00	6,500
#JEKYLL	$400	$16,250	$200	$500	$481	$2,169	$20,000	$4.00	5,000
#BUFFETT1	$367	$13,000	$150	$500	$632	$351	$15,000	$3.00	5,000
#DRACULA10	$308	$35,000	$400	$500	$572	$3,220	$40,000	$10.00	4,000
#PAPPY1	$771	$11,827	$140	$500	$1,330	($567)	$14,000	$7.00	2,000
#1857COIN	$400	$22,900	$250	$500	$363	$587	$25,000	$5.00	5,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through August 31, 2022.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

The Plan of Distribution table below represents Offerings with no Closing as of August 31, 2022, and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
57UNITAS	$300	$42,500	$475	$500	$300	$3,425	$47,500	$9.50	5,000
#BATMAN (1)	$300	$1,700,000	$18,000	$13,500	$300	$67,900	$1,800,000	$10.00	180,000
#04PHELPS	$300	$28,000	$200	$500	$300	$0	$20,000	$4.00	5,000

#WWLAND1	$300	$13,956	$160	$500	$224	$860	$16,000	$5.00	3,200
#ELVIS	$300	$34,800	$400	$500	$300	$3,700	$40,000	$8.00	5,000
#DOOD7387	$300	$53,491	$560	$500	$245	$903	$56,000	$5.00	11,200
#AZUKI8467	$300	$91,835	$750	$563	$254	$0	$75,000	$5.00	15,000
#20WITT	$300	$7,000	$90	$500	$300	$810	$9,000	$4.50	2,000
#SANDBOX2	$300	$106,420	$1,150	$863	$341	$5,926	$115,000	$5.00	23,000
#TOADZ5028	$300	$10,219	$118	$500	$275	$338	$11,750	$5.00	2,350
#TOADZ3079	$300	$11,909	$135	$500	$293	$363	$13,500	$5.00	2,700
#DLAND1	$300	$160,866	$1,700	$1,275	$268	$5,592	$170,000	$10.00	17,000
#94CSI	$2,000	$125,000	$1,425	$1,069	$3,700	$9,306	$142,500	$14.25	10,000
#EMERALD	$300	$31,200	$335	$500	$300	$865	$33,500	$4.00	8,375
#CRASH	$300	$31,200	$350	$500	$300	$2,350	$35,000	$7.00	5,000
#39AA	$300	$37,500	$450	$500	$300	$5,950	$45,000	$5.00	9,000
#GBOYCOLOR	$300	$5,100	$65	$500	$300	$235	$6,500	$4.00	1,625
#ANDYPELE	$300	$24,000	$260	$500	$300	$640	$26,000	$4.00	6,500
#POPEBALL	$300	$17,125	$190	$500	$462	$423	$19,000	$4.00	4,750
#JETFIRE	$300	$6,432	$85	$500	$300	$883	$8,500	$5.00	1,700
#RABBIT	$300	$40,000	$460	$500	$400	$4,340	$46,000	$4.60	10,000
#35MICKEY	$300	$5,040	$65	$500	$300	$295	$6,500	$10.00	650
#RASPUTIN	$300	$30,990	$370	$500	$793	$4,047	$37,000	$10.00	3,700
#SCARFACE	$300	$17,500	$200	$500	$300	$1,200	$20,000	$10.00	2,000
#METROID	$300	$64,800	$720	$540	$300	$5,340	$72,000	$10.00	7,200
#GIJOE2	$300	$9,741	$120	$500	$300	$1,040	$12,000	$10.00	1,200
#BOBAFETT	$300	$22,960	$260	$500	$300	$1,680	$26,000	$10.00	2,600
#THANOS (1)	$300	$13,860	$165	$500	$300	$1,375	$16,500	$10.00	1,650
#GALACTUS (1)	$300	$25,680	$300	$500	$300	$2,920	$30,000	$10.00	3,000

Note: Table does not include (i) any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through August 31, 2022, or (ii) any Offerings that have not been qualified by the Commission as of August 31, 2022. Amounts are based on the assumption that 100% of Interests in each Offering are sold.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the respective Series Detail Table in Appendix B, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates, and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated. Similarly, Series designated with a consignment agreement are acquired though an independent consignment agreement for each such Series. The individual consignment agreements function in substantially the same manner as purchase option agreements, except that the Company takes possession of the Underlying Assets before a Closing occurs.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated May 3, 2022 (the “Transfer Agent Agreement”).

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of 1% of the Interests of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase greater than 1% of the Interests of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

 The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated October 7, 2021, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series, and, based upon such review, provide a determination to the Company whether or not to accept the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the

Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed to pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to an amended and restated custody agreement dated May 3, 2022, by and among the Company, the Custodian and the Transfer Agent (the “Amended and Restated Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Amended and Restated Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

Atlantic Capital Bank, N.A., serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of December 8, 2021, on behalf of each Series (as amended, the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.  Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.10 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business—Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except as otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except as otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. For additional information about the compensation to be paid to the BOR, see “Plan of Distribution and Subscription Procedure – Plan of Distribution,” above.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering shall not exceed the amount described in the Master Series Table in Appendix A for each Series, and in respect of any other Offering, shall not exceed such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Company and, if accepted, such further time until you are issued the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing of the Offering with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Collectible Asset market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value of Collectible Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. In addition Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

The Company’s core competency is the identification, acquisition, marketing and management of Collectible Assets for the benefit of the Investors. In addition, through the use of the Platform and the PPEX ATS, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in the Asset Class. The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS, aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Original Liquidity Platform (as defined below) or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Original Liquidity Platform or the PPEX ATS, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies or commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Collectible Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs is to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. We believe the Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, facilitate a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

The Manager and Asset Manager operate the Membership Experience Programs. To date, revenues generated from Membership Experience Programs have been minimal, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been demonstrated.

Our objective is to become the leading marketplace for investing in collector quality Collectible Assets and, through the Platform, and the PPEX ATS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Collectible Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Collectible Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Collectible Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table in Appendix A.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests across all Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Company’s allocation policy (see “Allocations of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table in Appendix A. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table in Appendix A, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance.  For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various forms of Collectible Assets.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that the Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Manager’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through the Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards), and other related records.  The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Manager’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform and the PPEX ATS, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate

Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Additionally, with respect to digital assets, we may consider other factors when evaluating specific digital assets to purchase. For example, we will aim to purchase digital assets that are part of projects with broad appeal and recognizable significance, created by high-profile and memorable artists and developers. We may also evaluate the known and verifiable ownership history and provenance of a particular asset and how long it has existed. We will also consider which blockchain network a particular asset is stored and verified on, aiming to only acquire assets stored on reputable underlying network protocols, such as Ethereum. Our current preference for assets stored on the Ethereum blockchain is based on its proven efficacy in hosting NFTs and its smart-contract functionality.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods, including:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4)Consignment agreement – the Company enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement, a purchase option agreement, or a consignment agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset are noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Original Liquidity Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset.  In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates have entered into an arrangement with NCPS and its affiliates to facilitate the transfer of Interests issued by the Company on the PPEX ATS. The PPEX ATS was established in the fourth quarter of 2021 as a venue for secondary trading of Series Interests and provides Investors an efficient means to buy and sell Series Interests in secondary transactions. The Manager has entered into an arrangement with the Executing Broker that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates potential resale transactions in Interests.  The facilitation of resale transactions in Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS owned and operated by NCPS.  NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager facilitates, executes or transmits any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Frequency of Facilitation

From time to time, and at any time, isolated non-issuer transactions may be facilitated during established for one or more Series of Interests. Investors can submit bid and ask quotes on the Platform at any time, which the Executing Broker submits on the PPEX ATS, but no matching of buyers and sellers will occur other than during business hours.  Bid and ask quotes submitted during business hours may be matched immediately.  Orders are matched by the PPEX ATS and executed on the PPEX ATS through the Executing Broker in accordance with the rules established by the PPEX ATS.  After orders are matched, the Executing Broker will provide instructions regarding the transfer of Interests between Investor accounts to the Custodian, who will clear and close all transfers of Interests during business hours.  When a trade is executed, the appropriate information is submitted back to the Platform and reflected for each Interest Holder.  For executed trades, trading participants instruct the Transfer Agent to transfer shares and the third-party holder of investor funds to transfer funds.  The Executing Broker does not itself settle trades.

User Interface and Role of the Platform

For the purposes of the facilitating secondary transactions in Interests, the Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker to buy and sell Interests on their behalf as matched on the PPEX ATS.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform is to be originated by the Investor and communicated directly to the Executing Broker. Neither the Company nor any other Rally Entity acts as a broker or dealer or routes any orders to the Executing Broker or the Custodian, and none of them makes any direction or recommendation as to the purchase or sale of any Interests. In addition, neither the Executing Broker nor NCPS makes any recommendation as to the purchase or sale of any Interests. Neither the Company, the Rally Entities nor NCPS, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Agreements Relating to the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  After the expiration of the initial two-year term, the Company will have the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months.

In addition, on October 21, 2021, the Asset Manager entered into a Software and Services License Agreement with North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), pursuant to which the Company is licensed to use certain technology to facilitate the operation of the Platform with the PPEX ATS as described above.  The Asset Manager will pay NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Executing Broker is licensed to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We anticipate engaging a digital asset custodian in the future to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has approximately thirty-five full-time employees and part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company, any of its affiliates or any Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines. See “Risk Factors.”

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors—Risks Relating to the Offerings—If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission” and “Risk Factors—Risks Relating to the Offerings—If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.””

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely provides bid and ask prices to a registered broker-dealer, and requires users to click through an acknowledgement that any orders being placed are with a registered broker-dealer, not with the Company itself. Any rules for submitting buy or sell orders are set by the participating broker-dealers. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, the Company is currently subject to an SEC investigation related to the potential status of the Platform as an exchange or an ATS.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. The CCPA will become effective in January 2023. Comprehensive state privacy laws will also take effect in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities or any of the directors or executive officers is, as of the date of this Offering Circular, subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. The table below sets forth a summary of the allocation policy, which is subject to the Manager’s discretion.

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering

Acquisition Expenses	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Initial vehicle registration fee	Allocable directly to the applicable Underlying Asset
	Document fee	Allocable directly to the applicable Underlying Asset
	Title fee	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Inspection	Allocable pro rata to the number of Underlying Assets
	Refurbishment and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset
Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal expenses related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors. Under the terms of the allocation policy, the Manager may elect not to allocate certain expenses in the manner described above if it determines such allocation not to be in the best interests of the Company.

MANAGEMENT

Manager

The Manager of the Company is RSE Collection Manager, LLC, a Delaware limited liability company formed on March 16, 2021.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of Rally Holdings. The Asset Manager is also the Asset Manager for RSE Archive, a series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019, and RSE Innovation, LLC, a series limited liability company with a similar business in the intangible asset class, which commenced principal operations in 2021. While the Asset Manager thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or consignment agreements, purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third-party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President and Director	05/2016
George Leimer	55	Chief Executive Officer and Director	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Ramaneek Khanna	51	Chief Technology Officer	06/2022
Greg Bettinelli	49	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Ryan Sweeney	44	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder & President and Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer and Director

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013 to 2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which he cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor's degree in Management and a Management Information Systems concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Ramaneek Khanna, Chief Technology Officer

Ramaneek is a technologist, executive and engineer at heart with extensive experience creating and evolving innovative products across multiple industries and building and scaling world class engineering organizations.  Prior to joining Rally, Ramaneek was CTO at fintech startup Earnin from 2015 to 2020. During that time he and his team built a product that grew in scale to unlock access for people to over $10B of their earnings. Ramaneek has also held the role of VP of Software Engineering at Nesos, a medtech startup that attempted to alleviate debilitating diseases related to the body’s autoimmune response. Ramaneek operated in this role from 2021 to 2022.

After joining multiple startups earlier in his career that were acquired by companies such as Microsoft and Dell, Ramaneek cofounded Duff Research, where he worked from 2009 to 2013. Duff Research was a mobile app development company that created numerous well known apps, including the Tivo iPad app, Adidas MiCoach, the Nest Android app, and many others. Duff Research was acquired by PayPal in 2013, and Ramaneek then went on to lead Consumer Mobile App Development where he was responsible for development of the PayPal app and oversaw substantial innovation in the app, including OneTouch authorization and a revitalized user experience.

Throughout his career, Ramaneek has helped to build products that innovated and have won awards such at Best of Show at CES and a Technical Emmy as well as built mobile apps that have achieved top 10 status in the app store rankings in their categories many times.

Ramaneek has a dozen US patents that cover a wide range of areas including AV synchronization methods, user interface design patents, authentication systems, methods for facilitating purchases from video advertisements and many others.  Ramaneek received his Bachelor of Science degree in Computer and Electrical Engineering from Purdue University.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Senior Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a Bachelor of Arts in Political Science from the University of San Diego and a Master of Business Administration from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a Bachelor of Science in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a Bachelor of Business Administration in Finance and Business Economics from the University of Notre Dame and a Master of Business Administration from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  The executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

RSE Markets served as Manager of the Company until March 26, 2021, at which time RSE Markets was replaced as Manager by RSE Collection Manager, LLC. Neither entity received any compensation in its capacity as Manager in the fiscal year ended December 31, 2021.

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” in Appendix B for each respective Series. Additional details on Sourcing Fees received by the Manager can be found in the “Use of Proceeds” in Appendix B for each respective Series.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of June 30, 2022, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
Interest - Series #77LE1 (3)	4/13/2017	2,000	101 / 5%	$77,700
Interest - Series #69BM1	2/7/2018	2,000	107 / 5%	$115,000
Interest - Series #85FT1	2/15/2018	2,000	105 / 5%	$165,000
Interest - Series #88LJ1	4/12/2018	2,000	96 / 5%	$135,000
Interest - Series #55PS1	6/6/2018	2,000	369 / 18%	$425,000
Interest - Series #95BL1	7/12/2018	2,000	20 / 1%	$118,500
Interest - Series #89PS1	7/31/2018	2,000	20 / 1%	$165,000
Interest - Series #90FM1	7/31/2018	2,000	20 / 1%	$16,500
Interest - Series #83FB1	9/5/2018	5,000	50 / 1%	$350,000
Interest - Series #98DV1	10/10/2018	2,000	20 / 1%	$130,000
Interest - Series #93XJ1	11/6/2018	5,000	55 / 1%	$495,000
Interest - Series #02AX1	11/30/2018	2,000	20 / 1%	$108,000
Interest - Series #99LE1	12/4/2018	2,000	20 / 1%	$69,500
Interest - Series #91MV1	12/7/2018	2,000	20 / 1%	$38,000
Interest - Series #92LD1	12/26/2018	3,000	1418 / 47%	$165,000
Interest - Series #94DV1	12/26/2018	2,000	392 / 20%	$57,500
Interest - Series #72MC1	1/4/2019	2,000	20 / 1%	$124,500
Interest - Series #11BM1	1/25/2019	2,000	756 / 38%	$84,000
Interest - Series #80LC1	2/8/2019	5,000	50 / 1%	$635,000
Interest - Series #02BZ1	2/8/2019	3,000	1151 / 38%	$195,000
Interest - Series #88BM1	2/25/2019	3,000	1199 / 40%	$141,000
Interest - Series #63CC1	3/18/2019	2,000	20 / 1%	$126,000
Interest - Series #76PT1	3/22/2019	3,000	30 / 1%	$189,900
Interest - Series #75RA1	4/9/2019	3,000	61 / 2%	$84,000
Interest - Series #65AG1	4/16/2019	2,000	20 / 1%	$178,500
Interest - Series #61JE1	4/26/2019	3,000	404 / 13%	$246,000
Interest - Series #90MM1	4/26/2019	5,000	50 / 1%	$26,600
Interest - Series #65FM1	7/18/2019	2,000	20 / 1%	$82,500
Interest - Series #88PT1	7/18/2019	2,200	22 / 1%	$66,000
Interest - Series #94LD1	8/6/2019	5,000	120 / 2%	$597,500
Interest - Series #99SS1	9/11/2019	1,000	10 / 1%	$137,500
Interest - Series #94FS1	9/17/2019	2,000	19 / 1%	$145,000
Interest - Series #61MG1	9/30/2019	5,000	538 / 11%	$340,000
Interest - Series #92CC1	10/2/2019	2,000	19 / 1%	$52,500

Interest - Series #80PN1	11/6/2019	5,000	49 / 1%	$48,000
Interest - Series #88LL1	12/8/2019	2,000	20 / 1%	$292,000
Interest - Series #MEEB11275	1/10/2022	20,000	200 / 1%	$160,000
Interest - Series #82TAYLOR	1/10/2022	2,000	20 / 1%	$13,000
Interest - Series #HOLMES	1/10/2022	2,500	25 / 1%	$25,000
Interest - Series #HULK180	1/10/2022	10,000	100 / 1%	$42,000
Interest - Series #05JAYZ	1/10/2022	3,700	37 / 1%	$18,500
Interest - Series #JUSTINIAN	1/10/2022	2,000	20 / 1%	$18,000
Interest - Series #67ICEBOWL	1/14/2022	2,000	20 / 1%	$10,000
Interest - Series #DKCOUNTRY	1/14/2022	3,000	30 / 1%	$18,000
Interest - Series #FALCON	1/14/2022	10,000	100 / 1%	$50,000
Interest - Series #MARIOWRLD	1/18/2022	33,000	330 / 1%	$165,000
Interest - Series #82AV1	2/7/2022	14,875	149 / 1%	$297,500
Interest - Series #SUPERBWL1	3/2/2022	4,000	40 / 1%	$24,000
Interest - Series #MEEB7985	3/2/2022	7,600	76 / 1%	$38,000
Interest - Series #BONDWATCH	3/22/2022	20,000	200 / 1%	$80,000
Interest - Series #95FF1	3/22/2022	12,000	120 / 1%	$120,000
Interest - Series #MAYC857	3/23/2022	10,800	108 / 1%	$54,000
Interest - Series #PUNK2981 (1)	3/22/2022	62,000	620 / 1%	$310,000
Interest - Series #WOW2221	3/30/2022	4,000	40 / 1%	$28,000
Interest - Series#NIKON1	4/8/2022	7,000	70 / 1%	$28,000
Interest - Series #LOTF	4/8/2022	2,000	20 / 1%	$14,000
Interest - Series #DOOD6778	4/8/2022	6,000	60 / 1%	$30,000
Interest - Series #BAKC7820	4/20/2022	6,000	60 / 1%	$30,000
Interest - Series #NBAJAM (1)	4/20/2022	9,400	94 / 1%	$47,000
Interest - Series#SANDBOX1	5/3/2022	21,000	210 / 1%	$105,000
Interest - Series #WOW6586	5/3/2022	10,400	104 / 1%	$52,000
Interest - Series #AZUKI6704	5/3/2022	6,400	64 / 1%	$32,000
Interest - Series #58PELE4	5/14/2022	8,000	80 / 1%	$48,000
Interest - Series #OBAMABALL	5/14/2022	10,500	105 / 1%	$105,000
Interest - Series #BART	5/14/2022	3,000	30 / 1%	$21,000
Interest - Series #HOMER	5/14/2022	3,000	30 / 1%	$21,000
Interest - Series #SI1	5/14/2022	5,000	50 / 1%	$10,000
Interest - Series #GOLD1	5/14/2022	4,000	40 / 1%	$16,000
Interest - Series #VERSTAPP1	5/24/2022	4,000	40 / 1%	$32,000
Interest - Series #96TIGER	5/24/2022	11,000	110 / 1%	$55,000
Interest - Series #88ZELDA	5/24/2022	12,000	120 / 1%	$60,000
Interest - Series #STARWARS3	5/24/2022	2,600	26 / 1%	$26,000
Interest - Series #YEEZY	5/24/2022	5,000	50 / 1%	$40,000
Interest - Series #MAYC9114	5/27/2022	17,500	175 / 1%	$87,500

Interest - Series#VFRNDS1 (1)	6/12/2022	27,500	275 / 1%	$275,000
Interest - Series #MBIRD2754	6/16/2022	12,000	120 / 1%	$60,000
Interest - Series #VEEFRND1	6/16/2022	6,720	68 / 1%	$33,600
Interest - Series #TREASURE	6/16/2022	4,500	45 / 1%	$22,500
Interest - Series #MACWORLD1	6/16/2022	20,000	2549 / 13%	$225,000
Interest - Series #KENNERSET	6/16/2022	1,250	13 / 1%	$12,500
Interest - Series #LEDZEPP1	6/16/2022	8,000	80 / 1%	$48,000
Interest - Series #VEEVIPER	6/17/2022	15,000	1649 / 11%	$75,000
Interest - Series #BEEPLE1	6/28/2022	13,600	136 / 1%	$68,000
Interest - Series #WARHOL1	6/28/2022	17,000	170 / 1%	$170,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated.  Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 1%.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 250 Lafayette Street, 2nd Floor, New York, NY 10012.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  George Leimer, Chief Executive Officer and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Leimer is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the Interests of a Series of the Company.  The following table sets forth information with respect to the number of units of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of June 30, 2022:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#05JAYZ	Daniel Gross (1)	924	25%
#63CC1	Julien Williams (2)	200	10%
#67ICEBOWL	Daniel Gross (1)	499	25%
#72MC1	Don Rose (3)	643	32%
#77LE1	Maarten De Jong (4)	200	10%
#80PN1	Christopher Connor (5)	535	11%
#82AV1	Daniel Gross (1)	3,717	25%
#82TAYLOR	Daniel Gross (1)	499	25%
#90FM1	Joseph Amodio (6)	300	15%
#91MV1	Michael Scarpa (7)	424	21%
#95FF1	Daniel Gross (1)	2,998	25%
#99SS1	Robert Wall (8)	145	15%
#BATMAN	Ken Goldin (9)	34,000	19%
#BATMAN	Daniel Gross (1)	18,000	10%
#BONDWATCH	Daniel Gross (1)	4,000	20%

#DKCOUNTRY	Daniel Gross (1)	749	25%
#FALCON	Daniel Gross (1)	2,499	25%
#HOLMES	Daniel Gross (1)	624	25%
#HULK180	Daniel Gross (1)	2,499	25%
#JUSTINIAN	Daniel Gross (1)	499	25%
#LOTF	Daniel Gross (1)	200	10%
#MACWORLD1	Daniel Gross (1)	4,998	25%
#MARIOWRLD	Daniel Gross (1)	8,246	25%
#NBAJAM	Daniel Gross (1)	940	10%
#NBAJAM	Darren Rovell (10)	1,410	15%
#NIKON1	Daniel Gross (1)	700	10%
#OBAMABALL	Daniel Gross (1)	1,050	10%
#OBAMABALL	Philip Myerson (11)	1,050	10%
#PUNK2981	Sam Gellman (12)	18,600	30%
#SUPERBWL1	Daniel Gross (1)	600	15%
#VERSTAPP1	Daniel Gross (1)	400	10%

(1)Mr. Gross's address is 510 Madison Ave, New York, NY 10022

(2)Mr. Williams's address is 2333 Port Lerwick Pl, Newport Beach, CA 92660

(3)Mr. Rose's address is 37 Warren St, Salem, MA 01970

(4)Mr. De Jong's address is 476 Broadway 5F, New York, NY 10013

(5)Mr. Connor's address is 1266 W Paces Ferry Rd NW #420, Atlanta, GA 30327

(6)Mr. Amodio's address is 174 Sheridan Dr, Tonawanda, NY 14150

(7)Mr. Scarpa's address is 531 S Green St, Nazareth, PA 18064

(8)Mr. Wall's address is 158 Center Church Rd, Grove City, PA 16127

(9)Mr. Goldin's address is 18101 Collins Ave 1909, Sunny Isles Beach, FL 33160

(10)Mr. Rovell's address is 25 Camelot Dr, Livingston, NJ 07039

(11)Mr. Myerson's address is 46 Bayview Ave, Portsmouth, RI 2871

(12)Mr. Gellman's address is 117 N Monarch St, Aspen, CO 81611

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In addition to the transactions described in Item 5 of our Annual Report on Form 1-K for fiscal year 2021, which is incorporated by reference into this Offering Circular, the transactions in which we have participated during the last two completed fiscal years and the current fiscal year involving amounts in excess of the lesser of $120,000 and one percent of the average of our total assets at year end for the last two completed fiscal years are set forth below.

•On May 17, 2022, we sold the Underlying Asset of Series #93FS1 to Christopher Bruno, the president and a member of the Board of Directors of RSE Markets, for $147,500.  A copy of the Asset Purchase Agreement relating to this sale is attached as Exhibit 6.30 to the Offering Statement of which this Offering Circular forms a part.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached as Exhibit 2.2 to the Offering Statement of which this Offering Circular forms a part, and the Subscription Agreement, the form of which is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution Rights” below).  The Manager, an affiliate of the Company, will own a minimum of 1% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table in Appendix A will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” in Appendix B for each respective Series for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information)  or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Platform or the PPEX ATS or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and the “Description of the Business – Liquidity Platform” section for additional information).

Further Issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table in Appendix A are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. However, the Manager may change the timing of potential distributions in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

(ii)second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

(iii)thereafter, to make distributions, no less than 50% of which (net of corporate income taxes applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his or her assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager; and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any Investors, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and (iii) thereafter, to the Interest Holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer Restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) a change of U.S. federal income tax treatment of the Company or the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and will exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Collection, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof.  This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B for further details regarding ongoing Offerings.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (5)	Trading Window (6)
#77LE1 (4)		(Not qualified in an Offering Statement)	1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	10/20/2021
#69BM1	8/10/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	9/23/2021
#85FT1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1985 Ferrari Testarossa	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	-$17,859	9/13/2021
#88LJ1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Lamborghini Jalpa	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	9/30/2021
#55PS1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	-$3,357	8/5/2021

#95BL1	5/24/2018	(Post-Qualification Amendment No. 5 to Offering Statement 1)	1995 BMW E36 M3 Lightweight	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	-$444	8/19/2021
#89PS1				Sold -$245,000 Acquisition Offer Accepted on 07/20/2022
#90FM1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1990 Ford Mustang 7Up Edition	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	8/6/2021
#83FB1	3/29/2018	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	7/27/2021
#98DV1	9/17/2018	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Dodge Viper GTS-R	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	8/18/2021
#06FS1				Sold -$227,500 Acquisition Offer Accepted on 05/06/2019
#93XJ1	3/29/2018	(Post-Qualification Amendment No. 4 to Offering Statement 1)	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	-$7,373	9/21/2021
#02AX1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2002 Acura NSX-T	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	8/2/2021

#99LE1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1999 Lotus Esprit Sport 350	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	10/14/2021
#91MV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	10/7/2021
#92LD1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1992 Lancia Delta Integrale Evo "Martini 5"	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	8/9/2021
#94DV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	8/27/2021
#00FM1				Sold -$60,000 Acquisition Offer Accepted on 04/16/2019
#72MC1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	8/13/2021
#06FG1				Sold -$365,000 Acquisition Offer Accepted on 06/09/2021
#11BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	8/25/2021

#80LC1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	1980 Lamborghini Countach LP400 S Turbo	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	8/4/2021
#02BZ1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2002 BMW Z8	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	9/20/2021
#88BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1988 BMW E30 M3	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	7/29/2021
#63CC1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	11/4/2021
#76PT1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1976 Porsche 911 Turbo Carrera	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	11/16/2021
#75RA1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	9/14/2021
#65AG1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	8/3/2021
#93FS1				Sold -$147,500 Acquisition Offer Accepted on 05/17/2022

2003 Porsche 911 GT2				Cancelled / Underlying Asset Sold Pre-Offering
#61JE1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	10/12/2021
#90MM1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1990 Mazda Miata MX-5	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	10/5/2021
#65FM1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	9/8/2021
#88PT1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1988 Porsche 944 Turbo S	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	-$2,214	9/29/2021
#94LD1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1994 Lamborghini Diablo SE30 Jota	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	7/16/2021
#99SS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	9/28/2021
#94FS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	7/23/2021

#61MG1	3/6/2019	(Post-Qualification Amendment No. 11 to Offering Statement 1)	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	8/31/2021
#92CC1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	11/2/2021
#89FT1				Sold -$330,000 Acquisition Offer Accepted on 04/25/2022
#80PN1	10/23/2019	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1980 Porsche 928	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	-$4,030	8/24/2021
#89FG2				Sold -$180,000 Acquisition Offer Accepted on 8/18/2022
#88LL1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 Lamborghini LM002	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	8/12/2021
1990 Mercedes 190E 2.5-16 Evo II				Cancelled / Underlying Asset Sold Pre-Offering
#03SS1				Sold -$420,000 Acquisition Offer Accepted on 09/27/2020
1972 Ferrari 365 GTC/4				Cancelled / Underlying Asset Sold Pre-Offering
#MEEB11275	12/6/2021	(Post-Qualification Amendment No. 1 to Offering Statement 2)	Number 11275 Elephant Meebit NFT	Closed	12/6/2021	1/10/2022	$8.00	20,000	$160,000 (3)	$16,139

#82TAYLOR	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	Closed	12/13/2021	1/10/2022	$6.50	2,000	$13,000 (3)	$1,538
#HOLMES	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	Closed	12/13/2021	1/10/2022	$10.00	2,500	$25,000 (3)	$3,458
#HULK180	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	Closed	12/13/2021	1/10/2022	$4.20	10,000	$42,000 (3)	$4,342
#05JAYZ	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	Closed	12/20/2021	1/10/2022	$5.00	3,700	$18,500 (3)	$1,459
#JUSTINIAN	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	Closed	12/20/2021	1/10/2022	$9.00	2,000	$18,000 (3)	$1,720
#67ICEBOWL	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1967 Full Ticket from the Ice Bowl graded PSA 8	Closed	12/27/2021	1/14/2022	$5.00	2,000	$10,000 (3)	$1,262

#DKCOUNTRY	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	Closed	12/27/2021	1/14/2022	$6.00	3,000	$18,000 (3)	$3,162
#FALCON	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	Closed	12/27/2021	1/14/2022	$5.00	10,000	$50,000 (3)	$5,420
#MARIOWRLD	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1991 SNES Super Mario World Video Game graded Wata 9.4 A	Closed	12/13/2021	1/18/2022	$5.00	33,000	$165,000 (3)	$17,264
#82AV1	11/15/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1982 Aston Martin V8 Vantage 'Oscar India'	Closed	11/16/2021	2/7/2022	$20.00	14,875	$297,500 (3)	$2,530
#SUPERBWL1	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	1967 Super Bowl I Full Ticket graded PSA 5	Closed	2/9/2022	3/2/2022	$6.00	4,000	$24,000 (3)	$3,079
#MEEB7985	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	Closed	2/9/2022	3/2/2022	$5.00	7,600	$38,000 (3)	$2,574
#BONDWATCH	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	Closed	12/20/2021	3/22/2022	$4.00	20,000	$80,000 (3)	$3,320

#95FF1	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1995 Ferrari 355 Spider	Closed	12/27/2021	3/22/2022	$10.00	12,000	$120,000 (3)	$3,862
#MAYC857	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	Closed	2/9/2022	3/23/2022	$5.00	10,800	$54,000 (3)	$3,893
#PUNK2981	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2981 CryptoPunk NFT with Welding Goggles	Closed	2/18/2022	3/22/2022	$5.00	62,000	$310,000 (3)	$13,975
#WOW2221	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2221 World of Women NFT with Golden Bib Necklace	Closed	2/18/2022	3/30/2022	$7.00	4,000	$28,000 (3)	$1,193
#NIKON1	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1949 Nikon One Camera in Condition ‘B/A’	Closed	2/18/2022	4/8/2022	$4.00	7,000	$28,000 (3)	$2,720
#LOTF	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1954 1st Edition copy Lord of the Flies by William Golding	Closed	3/14/2022	4/8/2022	$7.00	2,000	$14,000 (3)	$1,568
#DOOD6778	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6778 Doodle NFT with Holographic Mohawk	Closed	3/30/2022	4/8/2022	$5.00	6,000	$30,000 (3)	$340

#BAKC7820	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 7820 Bored Ape Kennel Club NFT with Jetpack	Closed	2/18/2022	4/20/2022	$5.00	6,000	$30,000 (3)	-$143
#NBAJAM	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1994 Sega Genesis NBA Jam Video Game graded Wata 9.8 A++	Closed	3/14/2022	4/20/2022	$5.00	9,400	$47,000 (3)	$3,338
#SANDBOX1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	The Sandbox ESTATE with a bundle of 9 LAND NFTs	Closed	3/30/2022	5/3/2022	$5.00	21,000	$105,000 (3)	$1,175
#WOW6586	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6586 World of Women NFT with Golden Skin Tone	Closed	3/30/2022	5/3/2022	$5.00	10,400	$52,000 (3)	$711
#AZUKI6704	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6704 Azuki NFT with Glowing Eyes	Closed	3/30/2022	5/3/2022	$5.00	6,400	$32,000 (3)	$228
#58PELE4	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1958 Pele World Cup Debut Ticket Stub graded PSA 1.5	Closed	4/4/2022	5/14/2022	$6.00	8,000	$48,000 (3)	$4,420
#OBAMABALL	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony	Closed	3/30/2022	5/14/2022	$10.00	10,500	$105,000 (3)	$3,563

#BART	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Bart Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#HOMER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Homer Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#SI1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1954 Sports Illustrated #1 graded CGC 9.8	Closed	4/11/2022	5/14/2022	$2.00	5,000	$10,000 (3)	$1,100
#GOLD1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Alaska Gold Nugget weighing 172 grams	Closed	4/11/2022	5/14/2022	$4.00	4,000	$16,000 (3)	$766
#VERSTAPP1	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5	Closed	3/14/2022	5/24/2022	$8.00	4,000	$32,000 (3)	$1,178
#96TIGER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10	Closed	4/4/2022	5/24/2022	$5.00	11,000	$55,000 (3)	$4,313
#88ZELDA	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1988 NES Zelda II: The Adventure of Link Video Game graded WATA 9.8 A+	Closed	4/11/2022	5/24/2022	$5.00	12,000	$60,000 (3)	$4,300

#STARWARS3	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE	Closed	3/30/2022	5/24/2022	$10.00	2,600	$26,000 (3)	$1,840
#YEEZY	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	Complete Collection of Yeezy 350 Sneakers (2015-2020)	Closed	4/4/2022	5/24/2022	$8.00	5,000	$40,000 (3)	$6,276
#MAYC9114	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket	Closed	3/30/2022	5/27/2022	$5.00	17,500	$87,500 (3)	$1,066
#VFRNDS1	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	VeeFriends Original Sharing Squirrel Drawing by Gary Vee	Closed	4/4/2022	6/12/2022	$10.00	27,500	$275,000 (3)	$19,642
#MBIRD2754	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	Number 2754 Moonbird NFT with Raincloud Headwear	Closed	5/16/2022	6/16/2022	$5.00	12,000	$60,000 (3)	-$17,964
#VEEFRND1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	VeeFriends Energetic Electric Eel NFT with Rare Admission Attribute	Closed	5/16/2022	6/16/2022	$5.00	6,720	$33,600 (3)	-$6,841
#TREASURE	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1883 First Edition copy of Treasure Island By Robert Stevenson	Closed	2/18/2022	6/16/2022	$5.00	4,500	$22,500 (3)	$2,244

#MACWORLD1	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	Closed	12/20/2021	6/16/2022	$11.25	20,000	$225,000 (3)	$17,673
#KENNERSET	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1978 Kenner Star Wars Early Bird Set graded AFA 75	Closed	5/16/2022	6/16/2022	$10.00	1,250	$12,500 (3)	$1,024
#LEDZEPP1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett	Closed	4/11/2022	6/16/2022	$6.00	8,000	$48,000 (3)	$4,420
#VEEVIPER	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	2022 Gary Vee Original Veecon Exclusive Viper Drawing authenticated by PSA	Closed	5/16/2022	6/17/2022	$5.00	15,000	$75,000 (3)	$2,779
#BEEPLE1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	Number #163/207 Into the Ether Beeple Everydays 2020 Collection NFT	Closed	5/16/2022	6/28/2022	$5.00	13,600	$68,000 (3)	-$8,896
#WARHOL1	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250	Closed	5/16/2022	6/28/2022	$10.00	17,000	$170,000 (3)	$3,359
#GAMEBOY	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	1989 Factory Sealed Nintendo Game Boy graded VGA 85	Closed	6/21/2022	7/25/2022	$5.00	4,500	$22,500 (3)	$866

#CROESUS	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	561-546 BC First Gold Coin graded NGC CH XF	Closed	6/21/2022	8/1/2022	$8.00	8,000	$64,000 (3)	$4,355
#SACHS1	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Tom Sachs Rocket Factory "Gamechanger" NFT with USPS Brand	Closed	5/16/2022	8/1/2022	$10.00	2,150	$21,500 (3)	-$4,346
#32RUTH	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1932 Babe Ruth Called Shot Ticket Stub graded PSA 6	Closed	5/16/2022	8/1/2022	$5.00	19,000	$95,000 (3)	$7,738
#ELON1	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	Elon Musk Signed Dollar Bill authenticated by PSA	Closed	7/5/2022	8/1/2022	$2.00	3,750	$7,500 (3)	$207
#105.ETH	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	the 105.eth ENS Domain	Closed	6/21/2022	8/19/2022	$4.00	10,000	$40,000 (3)	$0
#R2D2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	2,000	$10,000 (3)	$1,056
#VADER	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Unpunched Darth Vader Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	1,500	$7,500 (3)	$287

#WARHOL2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1969 Oyster Stew Campbell’s Soup II Signed and Stamp-Numbered Andy Warhol Print	Closed	7/5/2022	8/19/2022	$10.00	6,500	$65,000 (3)	$909
#JEKYLL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1886 First Edition copy of Strange Case of Dr Jekyll and Mr Hyde by Robert Stevenson	Closed	8/2/2022	8/26/2022	$4.00	5,000	$20,000 (3)	$2,169
#BUFFETT1	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	2000 Annual Berkshire Hathaway Inc. Shareholders Meeting Guide Signed by Warren Buffett	Closed	6/21/2022	8/26/2022	$3.00	5,000	$15,000 (3)	$351
#DRACULA10	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	1973 Tomb of Dracula #10 Comic Book published by Marvel graded CGC 9.8	Closed	5/16/2022	8/26/2022	$10.00	4,000	$40,000 (3)	$3,220
#PAPPY1	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	Collection of 10, 12, 13, 15, 20, and 23 Year Old Pappy Van Winkle Bourbon	Closed	8/2/2022	8/26/2022	$7.00	2,000	$14,000 (3)	-$567
#1857COIN	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66	Closed	7/5/2022	8/26/2022	$5.00	5,000	$25,000 (3)	$587
1947 Jackie Robinson News Photo				Cancelled / Underlying Asset Sold Pre-Offering

#57UNITAS	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5	Open	2/18/2022	$9.50	4,000 / 5,000	$38,000 / $47,500	$3,425
#BATMAN	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	Open	2/18/2022	$10.00	144,000 / 180,000	$1,440,000 / $1,800,000	$67,900
#04PHELPS	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10	Open	3/14/2022	$4.00	4,000 / 5,000	$16,000 / $20,000	$0
#WWLAND1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Worldwide Webb Land Large Apartment 8325 NFT	Open	3/30/2022	$5.00	2,560 / 3,200	$12,800 / $16,000	$860
#ELVIS	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8	Open	4/11/2022	$8.00	4,000 / 5,000	$32,000 / $40,000	$3,700
#DOOD7387	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Number 7387 Doodle NFT with Pink Long Hair	Open	5/16/2022	$5.00	8,960 / 11,200	$44,800 / $56,000	$903
#AZUKI8467	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Number 8467 Azuki NFT with Blue Tassel Ear	Open	5/16/2022	$5.00	12,000 / 15,000	$60,000 / $75,000	$0

#20WITT	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10	Open	5/16/2022	$4.50	1,600 / 2,000	$7,200 / $9,000	$810
#SANDBOX2	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs	Open	5/16/2022	$5.00	18,400 / 23,000	$92,000 / $115,000	$5,926
#TOADZ5028	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Number 5028 CrypToadz NFT with Swamp Single Bun Head	Open	5/16/2022	$5.00	1,880 / 2,350	$9,400 / $11,750	$338
#TOADZ3079	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Number 3079 CrypToadz NFT with 3D Eyes	Open	5/16/2022	$5.00	2,160 / 2,700	$10,800 / $13,500	$363
#DLAND1	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	Decentraland Estate 2X2 Bundle with 4 LAND NFTs	Open	5/16/2022	$10.00	13,600 / 17,000	$136,000 / $170,000	$5,592
#94CSI	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1994 BMW 850CSi	Open	5/16/2022	$14.25	8,000 / 10,000	$114,000 / $142,500	$9,306
#EMERALD	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++	Open	5/16/2022	$4.00	6,700 / 8,375	$26,800 / $33,500	$865

#CRASH	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	1996 PlayStation Crash Bandicoot Video Game graded Wata 9.2 A+	Open	6/21/2022	$7.00	4,000 / 5,000	$28,000 / $35,000	$2,350
#39AA	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	1939 First Edition copy of Alcoholics Anonymous by Bill Wilson	Open	6/21/2022	$5.00	7,200 / 9,000	$36,000 / $45,000	$5,950
#GBOYCOLOR	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1998 Factory Sealed Nintendo Game Boy Color graded VGA 85	Open	7/5/2022	$4.00	1,300 / 1,625	$5,200 / $6,500	$235
#ANDYPELE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1977 Andy Warhol Pelé Polaroid Portrait Photo	Open	8/2/2022	$4.00	5,200 / 6,500	$20,800 / $26,000	$640
#POPEBALL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	2022 Baseball Signed by Pope Francis	Open	8/2/2022	$4.00	3,800 / 4,750	$15,200 / $19,000	$423
#JETFIRE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1985 Transformers Jetfire Fighter Jet graded AFA 85	Open	8/2/2022	$5.00	1,360 / 1,700	$6,800 / $8,500	$883
#RABBIT	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter	Open	8/2/2022	$4.60	8,000 / 10,000	$36,800 / $46,000	$4,340

#35MICKEY	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8	Open	8/22/2022	$10.00	520 / 650	$5,200 / $6,500	$295
#RASPUTIN	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	1905-1916 Handwritten and Signed Grigori Rasputin Letter	Open	8/22/2022	$10.00	2,960 / 3,700	$29,600 / $37,000	$4,047
#SCARFACE	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	Al Pacino Screen Worn Tuxedo from Scarface	Open	8/22/2022	$10.00	1,600 / 2,000	$16,000 / $20,000	$1,200
#METROID	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	1987 NES Metroid Video Game graded Wata 9.6 A+	Open	8/22/2022	$10.00	5,760 / 7,200	$57,600 / $72,000	$5,340
#GIJOE2	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80	Open	8/22/2022	$10.00	960 / 1,200	$9,600 / $12,000	$1,040
#BOBAFETT	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85	Open	8/22/2022	$10.00	2,080 / 2,600	$20,800 / $26,000	$1,680
#THANOS	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1973 Iron Man #55 Comic Book published by Marvel graded CGC 9.8	Open	8/22/2022	$10.00	1,320 / 1,650	$13,200 / $16,500	$1,375

#GALACTUS	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1966 Fantastic Four #48 Comic Book published by Marvel graded CGC 9.4	Open	8/22/2022		$10.00	2,400 / 3,000	$24,000 / $30,000	$2,920
#GRATEFUL1			1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6	Upcoming			$10.00	10,000 / 12,500	$100,000 / $125,000	$12,213
#54AARON			1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5	Upcoming			$10.00	13,600 / 17,000	$136,000 / $170,000	$0
#BOBAPROTO			1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80	Upcoming			$10.00	12,000 / 15,000	$120,000 / $150,000	$8,025
#DROCTOPUS			1963 Amazing Spider-Man #3 Comic Book published by Marvel graded CGC 9.2	Upcoming			$10.00	2,800 / 3,500	$28,000 / $35,000	$2,750
#CAPTAIN1			1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5	Upcoming			$10.00	22,000 / 27,500	$220,000 / $275,000	$15,213
TOTAL:	-	-	-	-	-	-	-	-	$7,523,250 (7)	-

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)Represents the actual values for closed Offerings, including Offering Size, number of Interests sold and sourcing fees at the Closing of the Offering.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s previous offering circular. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

(5)With respect Offerings for which no Closing has occurred, negative values in this column reflect the amount by which the estimated aggregate value of the fees and expenses relating to an Offering exceeds the amount of the Total Proceeds of the Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B for further details.  With respect to closed Offerings, negative values in this column reflect contributions to the Series made by the Manager.

(6)Represents the most recent Trading Window for the Series as of the date of this filing. Blank cells indicate that no Trading Window for the Series has yet occurred as of the date of this filing.

(7)Represents the proposed maximum public offering price aggregated across all Series introduced under this Offering Statement 2 for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with this Post-Qualification Amendment.  Series whose Offerings have been cancelled and Series that were introduced under Offering Statement 1 are not reflected in this total.

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that are being submitted to the Commission for qualification.  Additionally, with respect to all Series that have been qualified and are currently being offered by the Company, the Use of Proceeds and Description of Series sections of such Series are set forth in this Appendix B.

In addition, the Asset Manager also serves as Asset Manager of two of the Company’s affiliates, RSE Archive, LLC (“RSE Archive”) and RSE Innovation, LLC (“RSE Innovation”), which operate under business models similar to the Company’s.  For more information about the Asset Manager’s role with respect to the Company, RSE Archive and RSE Innovation, see “Potential Conflicts of Interest – Our affiliates’ interests in other Rally Entities.”

Each of RSE Archive and RSE Innovation may at times offer interests in series for which the underlying assets are similar to Underlying Assets of Series of the Company.  At present, RSE Archive offers interests in a number of series whose underlying assets are similar to certain Underlying Assets of Series of the Company.  For more information about the offerings and underlying assets of RSE Archive and the series thereof, refer to RSE Archive’s EDGAR database at https://www.sec.gov/edgar/browse/?CIK=1768126.

The Use of Proceeds sections below assume that each Offering will close at its maximum offering size.  In the event that an Offering closes at an amount below its maximum offering size, the use of proceeds with respect to that Offering will be adjusted in accordance with the order of priority set forth under “Offering Summary – Use of Proceeds” above.

USE OF PROCEEDS – SERIES #57UNITAS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #57UNITAS Asset Cost (1)	$42,500	89.47%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.63%
	Brokerage Fee	$475	1.00%
	Offering Expenses (2)	$500	1.05%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.21%
	Marketing Materials	$200	0.42%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,425	7.21%
	Total Fees and Expenses	$4,700	9.89%
	Total Proceeds	$47,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 10, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/3/2021
Expiration Date of Agreement	N/A
Purchase Price	$42,500
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1957 TOPPS JOHNNY UNITAS ROOKIE CARD

Investment Overview

•Upon completion of the Series #57UNITAS Offering, Series #57UNITAS will purchase a 1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5 for Series #57UNITAS (The “Series 1957 Topps Johnny Unitas Rookie Card” or the “Underlying Asset” with respect to Series #57UNITAS, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Johnny Unitas was a Hall of Fame professional football player who played 18 seasons in the NFL. During his career Unitas was a 3-time MVP, 3-time NFL Champion (before the Super Bowl), 1-time Super Bowl winner, and 10-time Pro Bowler.

•The Underlying Asset is a 1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5.

Asset Description

Overview & Authentication

•John “Johnny” Constantine Unitas was born on May 7, 1933, in Pittsburgh, Pennsylvania.

•Unitas was drafted in the 9th round (102nd overall) by the Pittsburg Steelers in the 1955 NFL Draft.

•Unitas was cut by the Steelers before throwing a single pass in a game. He then played semi-professional football for $6 per game before he signed with the Baltimore Colts.

•In his second season in 1957, Unitas started 12 games for the Colts and led the league in passing yard (2,550), passing touchdowns, (24), and yards per attempt (8.5). He was awarded the 1957 NFL Newspaper Ent. Assoc. MVP.

•In 1958, Unitas won his first NFL Championship, throwing for 349 yards.

•In 1959, Unitas was awarded the NFL MVP from both the AP and UPI, and was also named Player of the Year. During the 1959 season, Unitas led the league in completions (193), passing yards (2,899), passing touchdowns (32), and yards per game (241.6). Unitas won his second consecutive NFL Championship, throwing for 264 yards and 2 touchdowns.

•In 1970, Unitas won his first and only Super Bowl, throwing for 478 yards and 4 touchdowns.

•Unitas retired in 1973. At the time of his retirement he held the all-time NFL record for most passes attempted (5,186), most passes completed (2,830), most yards gained (40,239), most games with 300 or more yards (26), and most touchdown passes (290).

•Unitas was inducted into the Pro Football Hall of Fame on January 20, 1979.

•Unitas passed away on September 11, 2002.

•The Topps 1957 Football set contains 154 cards. PSA wrote “The set’s formidable rookie triumvirate, Bart Starr, Johnny Unitas and Paul Hornung, is among the most powerful group of debut collectibles in any sport, and other first-year Hall of Famer appearances include cards of Ray Berry, ‘Night Train’ Lane and Tommy McDonald.”

•The Underlying Asset has been issued a grade of NM MT+ 8.5 by Professional Sports Authenticators (PSA) with Certification No. 24054063.

Notable Features

•The Underlying Asset is a 1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5.

•The Underlying Asset is 1 of 6 1957 Topps #138 Johnny Unitas Rookie Card examples graded PSA 8.5 with 13 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1957 Topps Johnny Unitas Rookie Card
Sport	Football
Professional League	NFL
Player	Johnny Unitas
Team	Baltimore Colts
Year / Season	1957
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Rarity	1 of 6 (PSA 8.5)
Number in Set	#138
Authentication	Professional Sports Authenticators (PSA)
Grade	8.5
Certification No.	24054063

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1957 Topps Johnny Unitas Rookie Card going forward.

USE OF PROCEEDS – SERIES #BATMAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN Asset Cost (1)	$1,360,000	75.56%
	Interests issued to Asset Seller as part of total consideration (1)	$340,000	18.89%
	Cash on Series Balance Sheet	$300	0.02%
	Brokerage Fee	$18,000	1.00%
	Offering Expenses (2)	$13,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.01%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$67,900	3.77%
	Total Fees and Expenses	$99,700	5.54%
	Total Proceeds	$1,800,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  Pursuant to the agreement listed in the Series Detail Table, if the Offering of Series #BATMAN1 is not fully funded on April 22, 2022, the Company, or an affiliate of the Company, and the Asset Seller will purchase any unsold Interests in the Series such that the maximum number of Interests offered are sold in the Offering.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/11/2022
Expiration Date of Agreement	N/A
Purchase Price	$1,360,000
Interests issued to Asset Seller as part of total consideration	$340,000
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC, an affiliate of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1940 BATMAN #1 COMIC BOOK

Investment Overview

•Upon completion of the Series #BATMAN Offering, Series #BATMAN will purchase a 1940 Batman #1 Comic Book published by DC Comics graded CGC 8 as the Underlying Asset for Series #BATMAN (The “Series 1940 Batman #1 Comic Book” or the “Underlying Asset” with respect to Series #BATMAN, as applicable), the specifications of which are set forth below.

•DC Comics was founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939.

•The Underlying Asset is a 1940 Batman #1 Comic Book published by DC Comics graded CGC 8.

Asset Description

Overview & Authentication

•The Golden Age of Comics refers to an era of comic publishing in post-depression America that gave rise to the success of comic book heroes like Superman, Batman, Captain Marvel and The Flash. Sales and popularity increased during World War Two, as they were cheap and featured patriotic stories of pro-American heroes, in some cases literally fighting the Axis Powers.

•Batman, created by Bob Kane with Bill Finger, was first introduced in 1939 in Detective Comics #27.

•The first self-titled Batman comic book debuted on March 31, 1940.

•According to Quality Comix: "In Spring of 1940, Batman #1 was published and introduced new characters into Batman’s pantheon, most notably those of Selina Kyle, a.k.a. the Catwoman (although initially she was just called the Cat), The Joker, who of course would become Batman’s nemesis and Alfred Pennyworth, the Wayne family butler, was introduced in issue #16 soon after. Other Villains which debuted during this early era included the Mad Hatter and Killer Moth in issue #49 and #63 respectively. It would soon become a collaborative effort to produce such prodigious content on a consistent basis. Although he was the creation of Bob Kane and Bill Finger it would take a steady stream of some of the Golden Age's finest artists and writers to keep the Caped Crusader's stories fresh and full of suspense and fear.”

•According to CGC Comics: “Golden Age comic books featuring Batman and Superman have wrestled over the years for honors as the most-prized.”

•The Batman comics have since spawned a media franchise that has generated over $25 billion in revenue.

•The Dark Knight film trilogy earned over $2,400,000,000 at the worldwide box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) and issued a grade of CGC 8.0 with certification No. 1419501001.

Notable Features

•The Underlying Asset is a 1940 Batman #1 Comic Book published by DC Comics graded CGC 8.

•The Underlying Asset is 1 of 6 1940 Batman #1 Comic Book examples graded CGC 8 with 7 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1940 Batman #1 Comic Book
Title	Batman #1
Key Issue	First ongoing Batman comic series First appearance of The Joker; First appearance of Catwoman
Store Date	March 31, 1940
Cover Price	$0.10
Publisher	D.C. Comics
Writer(s)	Bill Finger, Paul Gustavson, Guy Monroe, Whitney Ellsworth, George Shute, Bob Kane
Cover Artist(s)	Bob Kane, Jerry Robinson
Penciller(s)	Bob Kane
Inker(s)	Sheldon Moldoff, Jerry Robinson
Editor	Whitney Ellsworth
Rarity	1 of 6 (CGC 8.0)
Authentication	Certified Guaranty Company (CGC)
Grade	8
Certification No.	1419501001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1940 Batman #1 Comic Book going forward.

USE OF PROCEEDS – SERIES #04PHELPS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #04PHELPS Asset Cost (1)	$18,700	93.50%
	Interests issued to Asset Seller as part of total consideration	$0	0.00%
	Cash on Series Balance Sheet	$300	1.50%
	Brokerage Fee	$200	1.00%
	Offering Expenses (2)	$500	2.50%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.50%
	Marketing Materials	$200	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee (4)	$0	0.00%
	Total Fees and Expenses	$1,000	5.00%
	Total Proceeds	$20,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $28,000 to $18,700.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)The Manager has waived any Sourcing Fee with respect to this Offering.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 24, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/7/2021
Expiration Date of Agreement	N/A
Purchase Price	$28,000
Interests issued to Asset Seller as part of total consideration	$0
Carrying Value	$18,700
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2004 MICHAEL PHELPS ROOKIE CARD

Investment Overview

•Upon completion of the Series #04PHELPS Offering, Series #04PHELPS will purchase a 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10 for Series #04PHELPS (The “Series 2004 Michael Phelps Rookie Card” or the “Underlying Asset” with respect to Series #04PHELPS, as applicable), the specifications of which are set forth below.

•Sports Illustrated is a sports-focused magazine that began in 1954. Starting in 1989, “Sports Illustrated for Kids” began issuing an offshoot publication aimed at children. These magazines often featured sheets of nine uncut cards depicting players of various sports. To receive a grade from PSA, a single card must be pulled apart from the sheet, which makes high condition cards relatively scarce.

•Michael Phelps is a professional swimmer who has competed in five Olympic Games for Team USA (2000, 2004, 2008, 2012, 2016) and has won 28 Olympic medals, making him the most decorated Olympian of all time.

•The Underlying Asset is a 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Michael Phelps was born on June 30, 1985, in Baltimore, Maryland.

•Phelps attended the University of Michigan.

•Phelps made his Olympic debut in 2000 in Sydney, placing 5th in the 200 meters butterfly event.

•During the 2004 Olympic Games in Athens, Phelps won gold medals in the 100 meters butterfly, 200 meters butterfly, 200 meters medley, 400 meters medley, 4x200 meters freestyle, and the 4x100 meters medley. Phelps won the bronze medal in the 200 meters freestyle and 4x100 meter freestyle.

•During the 2008 Olympic Games in Beijing, Phelps won gold medals in the 100 meters butterfly, 200 meters butterfly, 200 meters freestyle, 200 meters medley, 400 meters medley, 4x100 meters freestyle, 4x200 meters freestyle, and the 4x100 meters medley.

•During the 2012 Olympic Games in London, Phelps won gold medals in the 100 meters butterfly, 200 meters medley, 4x100 meters medley, and the 4x200 meters freestyle. Phelps won silver medals in the 200 meters butterfly and the 4x100 meters freestyle.

•During the 2016 Olympic Games in Rio, Phelps won gold medals in the 4x100 meters medley, 4x100 meters freestyle, 200 meters butterfly, 4x200 meters freestyle, and the 200 meters medley. Phelps won a silver medal in the 100 meters butterfly.

•Phelps has won 34 medals in the Swimming World Championships. “His four individual world records and seven gold medals at the 2007 World Championships made him the winningest athlete in world championship history,” according to TeamUSA.org.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 14827836.

Notable Features

•The Underlying Asset is a 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 2 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2004 Michael Phelps Rookie Card
Sport	Swimming
Professional League	Olympics
Player / Number	Michael Phelps
Team	Team USA
Year / Season	2004
Memorabilia Type	Trading Card
Manufacturer	Sports Illustrated
Rarity	1 of 2 (PSA 10)
Number in Set	#360
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification	14827836

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2004 Michael Phelps Rookie Card going forward.

USE OF PROCEEDS – SERIES #WWLAND1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #WWLAND1 Asset Cost (1)	$13,956	87.23%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.88%
	Brokerage Fee	$160	1.00%
	Offering Expenses (2)	$500	3.13%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$24	0.15%
	Marketing Materials	$200	1.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$860	5.37%
	Total Fees and Expenses	$1,744	10.90%
	Total Proceeds	$16,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/11/2022
Expiration Date of Agreement	N/A
Purchase Price	$13,956
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$224

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES WORLDWIDE WEBB LAND NFT

Investment Overview

•Upon completion of the Series #WWLAND1 Offering, Series #WWLAND1 will purchase a Worldwide Webb Land Large Apartment 8325 NFT for Series #WWLAND1 (The “Series Worldwide Webb Land NFT” or the “Underlying Asset” with respect to Series #WWLAND1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Worldwide Webb’s website, the project is described as: “An interoperable, dystopian pixel art metaverse giving utility to popular NFT projects.”

•The Underlying Asset is a Worldwide Webb Land Large Apartment 8325 NFT.

Asset Description

Overview & Authentication

•According to the Worldwide Webb’s website: “The Worldwide Webb is an MMORPG metaverse game that uses NFTs for in-game avatars, pets, lands, items and even quests. It is heavily inspired by 'Ready Player One'.”

•“MMORPG” is an acronym for “massively multiplayer online role-playing game.”

•The creators of Worldwide Webb aim to “create a template for metaverses with the core values to keep the space open to all, and to incorporate other NFT projects into the world, giving them tools to build and create their own communities inside our world.”

•The Worldwide Webb is a 2D metaverse with the stated goal to “push the limits and innovate on this frontier. The end game of the Webb will be a fully interoperable Metaverse game with a flourishing play-to-earn & create-to-earn economy for players, creators, and collectors alike.”

•By using a 2D pixel approach, Worldwide Webb is able to “integrate NFT projects with unprecedented speed,” according to the Worldwide Webb Whitepaper.

•The first large partnerships forged by Worldwide Webb are with Ponderware (the company behind the NFT project MoonCats) and the Forgotten Runes Wizards Cult.

•The creators of Worldwide Webb claim that the most successful approaches to the Metaverse have been sandbox-style games, which they liken to “Minecraft on the blockchain.” They believe that the best and most influential of these games are story-driven, which they aim to do using Web3 technology.

•Within the Worldwide Webb metaverse, land is available as NFTs. The plots of land can be used “to house social events, NFTs, pets, avatars and much more. Some land tokens however are in-game businesses, integral parts of the game world which can be somewhat controlled by the owner of the respective NFT,” according to the Worldwide Webb Whitepaper.

•The Worldwide Webb Genesis Land Mint occurred on November 29th, 2021.

•Worldwide Webb Land NFTs come in four types (listed in order from least rare to most rare): Small Apartments, Medium Apartments, Large Apartments, and Penthouses.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•According to 2022’s Wealth Report, in November of 2021, “Republic Realm purchased 92 parcels of land in The Sandbox representing over 7.9 million sq m of game area, from Atari SA.” Republic Realm, now called EveryRealm, is a platform that manages investments in the metaverse.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Worldwide Webb Land Large Apartment 8325 NFT.

•The Underlying Asset was minted on November 29, 2021.

•The Underlying Asset was sold for 8.88 ETH on February 22, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by Worldwide Webb Land and proof of ownership stored on the Ethereum blockchain.

Details

Series Worldwide Webb Land NFT
NFT	Worldwide Webb Land
Land Type	Large Apartment
Number	8325
Rarity	11% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Worldwide Webb Land NFT going forward.

USE OF PROCEEDS – SERIES #ELVIS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ELVIS Asset Cost (1)	$34,800	87.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.75%
	Brokerage Fee	$400	1.00%
	Offering Expenses (2)	$500	1.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.25%
	Marketing Materials	$200	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,700	9.25%
	Total Fees and Expenses	$4,900	12.25%
	Total Proceeds	$40,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/26/2022
Expiration Date of Agreement	N/A
Purchase Price	$34,800
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1977 ELVIS PRESLEY LAST LIVE PERFORMANCE TICKET

Investment Overview

•Upon completion of the Series #ELVIS Offering, Series #ELVIS will purchase a 1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8 for Series #ELVIS (The “Series 1977 Elvis Presley Last Live Performance Ticket” or the “Underlying Asset” with respect to Series #ELVIS, as applicable), the specifications of which are set forth below.

•Elvis Presley was a musician and actor that rose to fame during the 1950s.  He is known as one of the biggest names in Rock N’ Roll History.

•Elvis’ final live concert took place on June 26, 1977, when he performed for 18,000 fans at Indianapolis’ Market Square Arena.  The performer would die tragically just six weeks later.

•The Underlying Asset is a 1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8.

Asset Description

Overview & Authentication

•Elvis Aaron Presley was born to Vernon and Gladys Presley in a two-room house in Tupelo, Mississippi, on January 8, 1935.

•As a child, Presley attended Assembly of God church where Gospel music would become important to him at a young age.  At 11 years old he received his first guitar from his mother, just a few years later he would win a musical talent show at his high school in Memphis, Tennessee.

•According to Elvis Presley Official Fan Club of Australia: “In the summer of 1953, most likely inspired by a July article in the local paper on the Memphis Recording Service and Sam Phillips's recording of the Prisonaires, a group of prisoners from the state penitentiary, Elvis ventured into 706 Union Avenue and asked to record his voice for the very first time. There he made a two-sided acetate at his own expense and accompanying himself on guitar. The songs he recorded were: My Happiness, That’s When Your Heartaches Begin, I’ll Never Stand In Your Way, It Wouldn’t Be The Same Without You, I Love You Because, That’s All Right, Harbor Lights, and Blue Moon of Kentucky.”

•Presley’s first performance took place on July 30, 1954, at Levitt Shell amphitheater in Memphis Tennessee.  He was a supporting musician for the more well-known Slim Whitman.  According to the book Scotty & Elvis: Aboard the Mystery Train: “Elvis was so nervous he stood up on the balls of his feet and shook his leg in time with the music. To his shock and horror the girls in the audience went crazy, yelling and applauding.”  According to the official website for the Overton Park Shell venue this performance is what, “music historians call the first-ever rock and roll show.”

•John Lennon of The Beatles is quoted as saying, “Before Elvis, there was nothing. ‘Heartbreak Hotel’ seemed a corny title, but then, when I heard it, it was the end for me.”

•The first television appearance for Presley took place on January 28, 1956, on the Dorsey Brothers’ Stage Show.  At the time he was 21 years of age and a relative unknown.  He performed Shake Rattle, and Roll; Flip, Flop, and Fly; and I Got a Woman by Ray Charles.

•According to Radio Station WRKR 107.7 FM’s website: “Over the course of his career he [Presley] performed 1,684 concerts but never played for a bigger audience than the time more than 60,000 fans packed the Pontiac Silverdome to ring in 1976. This was Elvis Presley's highest grossing concert, with his highest attendance.”

•While Presley is known as a rock n’ roll icon, he was also famous for starring in films.  UltimateClassicRock.com says: “This is a fact that often gets lost in our memory of him, but in the 13 years between his first role in 1956's Love Me Tender and his final one in 1969's Change of Habit, he made 31 films, often churning out two or three a year.”

•Elvis’ final set of tours took place in 1977 from February 12 through February 2; March 23 – April 3; April 21 – May 3; May 20 – June 2; and June 17 – June 26.

•According to ElvisConcerts.com: “The 26th June 1977 was the last time Elvis would walk on stage and perform in front of his fans and this show is possibly the best of the whole year as he sung rare songs such as Release Me, I Cant Stop Lovin' You & Bridge over Troubled Water. He was in high spirits for the show and like the night before he introduced his father who he was glad was able to be on tour with him after being ill. After the show many of the band members became ill and were hospitalised [SIC] overnight.”

•Presley died of heart failure on August 16, 1977, at his Graceland mansion in Memphis, Tennessee at 42 years of age.

•According to Hollywood Reporter: “The rock hall inducted Presley in 1986 and calls him ‘the undisputed King of Rock and Roll.’ The rock hall says he holds records for the most Top 40 hits with 104 and the most Top 10 hits with 38.”

•Statista.com lists Elvis Presley as being the second best-selling music artist in history looking at sales between 1954 and 2016.  He falls behind only The Beatles with 206.8M in certified sales.

•Elvis, a film that looks at the life of Elvis Presley, is slated for release on June 24, 2022.  It is directed by Baz Luhrman.  It stars Tom Hanks, Austin Butler, and Olivia DeJonge.

•Paul Simon is quoted as saying: “Well, we are definitely grown up now. If Elvis is dead we can’t be kids anymore, the effect of his life time is well marked.”

•The Underlying Asset has been issued a grade of NM-MT 8 by Professional Sports Authentication (PSA) with Certification No. 62063189.

Notable Features

•The Underlying Asset is a 1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8.

•The Underlying Asset is 1 of 3 1977 Elvis Presley Last Live Performance Ticket Stub examples graded PSA 8 with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1977 Elvis Presley Last Live Performance Ticket
Memorabilia Type	Full Ticket
Date	June 26, 1977
Venue	Market Square Arena
Location	Indianapolis, Indiana
Rarity	1 of 3 (PSA 8) with none higher
Authentication	Professional Sports Authenticators (PSA)
Grade	8
Certification No.	62063189

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1977 Elvis Presley Last Live Performance Ticket going forward.

USE OF PROCEEDS – SERIES #DOOD7387

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DOOD7387 Asset Cost (1)	$53,491	95.52%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.54%
	Brokerage Fee	$560	1.00%
	Offering Expenses (2)	$500	0.89%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$45	0.08%
	Marketing Materials	$200	0.36%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$903	1.61%
	Total Fees and Expenses	$2,209	3.94%
	Total Proceeds	$56,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$53,491
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$245

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series Doodle 7387 NFT

Investment Overview

•Upon completion of the Series #DOOD7387 Offering, Series #DOOD7387 will purchase a Number 7387 Doodle NFT with Pink Long Hair for Series #DOOD7387 (The “Series Doodle 7387 NFT” or the “Underlying Asset” with respect to Series #DOOD7387, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•Doodles are “A community-driven collectibles project featuring art by Burnt Toast. Doodles come in a joyful range of colors, traits and sizes with a collection size of 10,000. Each Doodle allows its owner to vote for experiences and activations paid for by the Doodles Community Treasury. Burnt Toast is the working alias for Scott Martin, a Canadian–based illustrator, designer, animator and muralist.” Doodles feature “inclusive art: with their pastel color palette, Doodles playfully represent a diverse group, some with rainbow hair, others with notes on their face.”

•The Underlying Asset is a Number 7387 Doodle NFT with Pink Long Hair.

Asset Description

Overview & Authentication

•Doodles were created by Burnt Toast, a pseudonym for Canadian artist, Scott Martin. Martin has worked as an illustrator, designer, animator, and muralist for companies such as Google, Dropbox, Redbull, Facebook, Ford Motor Company, Fast Company Magazine, Entertainment Weekly, JIM Mobile, NESCAFÉ, and Vossen Wheels.

•Doodles launched on October 17, 2021, with a public sale at a .123 ETH mint price.

•Along with Burnt Toast/Scott Martin, The Doodles project is led by “The Doodle Founders,” including Burnt Toast, Evan Keast AKA Tulip, a Canadian-based product marketer and NFT consultant from Kabam Games, Dapper Labs, & CryptoKitties, as well as Jordan Castro AKA Poopie, a blockchain builder who leads the CryptoKitties team at Dapper Labs.

•Dapper Labs, the company behind NBA Top Shot and CryptoKitties NFTs, spun off from Axiom Zen in February of 2018. Notable investors in the company include Andreessen Horowitz, Union Square Ventures, Venrock, Alphabet’s GV (formerly known as Google Ventures), and the founders of Dreamworks, Reddit, Coinbase, Zynga, and AngelList, among others. They employed Evan Keast and Jordan Castro who would go on to help found Doodles.app.

•Doodle owners and fans have formed a community known as The Doodlebank.  The Doodlebank, “contains the roadmap as well as serving as a place for community members to propose things.”  As of October 2021 the DoodleBank had over 650 ETH which will be used to initiate Partnerships with retailers, studios, platforms and Ips.  It will also allow for the team to hire a larger team to build marketing activations, new media, and experiences.

•Burnt Toast minted his first NFT, “A Matter of Time,” alongside Alfie Bogush (Now working with Doodles) on March 26, 2021.  It is an animated hourglass with a suntanning man sinking into a grave made of sand.

•On January 8, 2022, Founder Poopie announced via his twitter that a non-dilutive form of new Doodle will be released known as Space Doodles.  Space Doodles will act as early examples of Wrapped NFT technology, created by CryptoKitty dev, Kabciane.  Wrapped NFTs can be wrapped and unwrapped by NFT owners, transforming an NFT into a new NFT, but also allowing that NFT to be re-wrapped back into its original form.  Space Doodles will place the character represented in the base Doodle into a space vehicle of some kind with its own unique NFT traits.

•Cameo CEO, Steven Galanis, purchased Doodle #8353.

•On February 28, 2022, Doodles released Space Doodles, an NFT collection meant to act as “personal spaceships” for Doodles.

•During SXSW in Austin, Texas, from March 12-14, Doodles collaborated with Behr Paint Company, giving attendees “the exclusive opportunity to engage with Doodles’ NFT world through a virtual painting wall featuring BEHR paint colors and a chance to collect the first-ever POAP NFT by both brands, featuring a custom design by Burnt Toast printed on limited edition physical BEHR paint cans.”

•As of April 8, 2022, Doodles are ranked 9 in the all-time OpenSea Top NFTs rankings with over 100,000 ETH in transaction volume.

•As of April 8, 2022, Doodles have a total sales volume of over $329,400,000 according to CryptoSlam.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 7387 Doodle NFT with Pink Long Hair.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on October 18, 2021.

•The Underlying Asset was sold for 1.1 ETH ($4,120.75) on October 18, 2021.

•The Underlying Asset was sold for 1.1 ETH ($4,120.75) on October 18, 2021.

•The Underlying Asset was sold for 1.6 ETH ($7,259.18) on November 4, 2021.

•The Underlying Asset was sold for 5 ETH ($18,550.40) on December 30, 2021.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Doodle 7387 NFT
NFT	Doodles
Number	7387
Feature	Pink Long (Hair)
Feature Rarity	3% Have This Trait
Feature	Yellow Puffer (Body)
Feature Rarity	3% Have This Trait
Feature	Sunglasses (Face)
Feature Rarity	7% Have This Trait
Feature	Green (Background)
Feature Rarity	7% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Doodle 7387 NFT going forward.

USE OF PROCEEDS – SERIES #AZUKI8467

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #AZUKI8467 Asset Cost (1)	$73,133	97.51%
	Interests issued to Asset Seller as part of total consideration	$0	0.00%
	Cash on Series Balance Sheet	$300	0.40%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$54	0.07%
	Marketing Materials	$200	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$0	0.00%
	Total Fees and Expenses	$1,567	2.09%
	Total Proceeds	$75,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $91,835 to $73,133.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)The Manager has waived any Sourcing Fee with respect to this Offering.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$91,835
Interests issued to Asset Seller as part of total consideration	$0
Carrying Value	$73,133
Asset Seller Specifics	None
Acquisition Expenses	$254

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AZUKI 8467 NFT

Investment Overview

•Upon completion of the Series #AZUKI8467 Offering, Series #AZUKI8467 will purchase a Number 8467 Azuki NFT with Blue Tassel Ear for Series #AZUKI8467 (The “Series Azuki 8467 NFT” or the “Underlying Asset” with respect to Series #AZUKI8467, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Azuki website, the Azuki NFT collection is made up of “10,000 avatars that give you membership access to The Garden. It starts with exclusive streetwear collabs, NFT drops, live events, and much more that will be revealed over time. Community ownership in Azuki allows for a new genre of media which the world has yet to explore. An Azuki is your identity in the metaverse — let's build together.”

•The Underlying Asset is a Number 8467 Azuki NFT with Blue Tassel Ear.

Asset Description

Overview & Authentication

•The Azuki Garden is described by the Azuki website as: “a corner of the internet where art, community, and culture fuse to create magic. The lines between the physical and digital worlds are blurring and the rules are being rewritten.”

•Azuki is described by the Azuki website as: “A brand for the metaverse. By the community.”

•The initial Azuki mint occurred on January 12, 2022. 8,700 of the 10,000 NFTs were released at a price of $3,400 each. Within three minutes, the mint sold out according to Forbes. This launch generated over $29 million in revenue and was followed a few days later by a private offering that generated around $2 million in sales.

•According to Forbes, Azuki transaction volume nearly reached $300 million in its first month.

•Forbes wrote on February 14, 2022: “Over the last month, total Azuki sales have easily surpassed more well-known tokens like the Bored Ape Yacht Club and CryptoPunks. They are already the eighth-most traded NFTs of all time.”

•Chiru Labs is the company behind Azuki, founded by a four-person anonymous team. On the Chiru Labs website, a brief description reads: “Born in Los Angeles. Building for the metaverse. Creators of Azuki.”

•On February 14, 2022, Arnold Tsang joined Chiru Labs full time, leaving behind his job leading character design for the video game “Overwatch,” which is produced by Activision Blizzard.

•Forbes quoted Tsang’s vision for the future of Azuki: “The dream is for Azuki to have such big IP (intellectual property) that there's an animated series, maybe even games and all kinds of merch.”

•Tsang is also quoted in Forbes explaining the popularity of Azuki as a result of “the rebellious culture of skateboarders,” which connects well with those into crypto and NFTs.

•According to Forbes, another factor in the popularity of Azuki is its anime-style artwork: “Another factor that has driven the rise in interest for Azukis: pent-up demand for anime art. Over the past few years, Netflix has ramped up its anime content, and in late 2020, it announced that 100 million households had watched an anime show on Netflix over the prior year.”

•According to Cryptobriefing.com: “The Azuki floor price then doubled in the lead-up to the announcement of “Something,” a mysterious collection of 20,000 NFTs for the Azuki community. Azuki revealed the airdrop at a private NFT LA party for holders on Mar. 30; Wiz Khalifa also appeared as a special guest at the event. Every holder received two NFTs that traded above 3 Ethereum on launch, equating to a payout of around $20,000.”

•According to Cryptobriefing.com, “Azuki #9605, one of the rarest pieces in the collection,” sold for $1.4 million on March 30.

•As of April 8, 2022, Azukis are ranked 6 in the all-time OpenSea Top NFTs rankings with over 175,000 ETH in transaction volume.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 8467 Azuki NFT with Blue Tassel Ear.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on January 12, 2022.

•The Underlying Asset was sold for 1.75 ETH ($5,902.80) on January 12, 2022.

•The Underlying Asset was sold for 2.86 ETH ($9,272.86) on January 13, 2022.

•The Underlying Asset was sold for 14 ETH ($39,062.10) on February 1, 2022.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Azuki 8467 NFT
NFT	Azuki
Number	8467
Feature	Blue Tassel (Ear)
Feature Rarity	0.26% Have This Trait
Feature	Pointy Straw Hat (Headgear)
Feature Rarity	1% Have This Trait
Feature	Blue Kimono with Bow (Clothing)
Feature Rarity	2% Have This Trait
Feature	Maroon Bun (Hair)
Feature Rarity	2% Have This Trait
Feature	Whistling (Mouth)
Feature Rarity	3% Have This Trait
Feature	Striking (Eyes)
Feature Rarity	4%
Feature	Off White C (Background)
Feature Rarity	20%
Feature	Human (Type)
Feature Rarity	90%
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Azuki 8467 NFT going forward.

USE OF PROCEEDS – SERIES #20WITT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #20WITT Asset Cost (1)	$7,000	77.78%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.33%
	Brokerage Fee	$90	1.00%
	Offering Expenses (2)	$500	5.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.11%
	Marketing Materials	$200	2.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$810	9.00%
	Total Fees and Expenses	$1,700	18.89%
	Total Proceeds	$9,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 12, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/3/2022
Expiration Date of Agreement	N/A
Purchase Price	$7,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2020 BOBBY WITT JR. ROOKIE CARD

Investment Overview

•Upon completion of the Series #20WITT Offering, Series #20WITT will purchase a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10 for Series #20WITT (The “Series 2020 Bobby Witt Jr. Rookie Card” or the “Underlying Asset” with respect to Series #20WITT, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum. Topps acquired their competitor, Bowman, in 1956.

•Bobby Witt Jr. is a professional baseball player making his rookie debut for the Kansas City Royals in 2022. Prior to the 2022 season, Witt Jr. was ranked first overall on the prospect rankings by the MLB and Baseball Prospectus.

•The Underlying Asset is a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10.

Asset Description

Overview & Authentication

•Bobby Witt Jr. was born on June 14, 2000, in Colleyville, Texas.

•Attending Colleyville Heritage High School, Witt played 42 games during his senior season, batting .482, hitting 15 homeruns, and recording 55 RBI’s.

•Witt Jr. was drafted 2nd overall in the 2019 MLB June Amateur Draft by the Kansas City Royals.

•In 2021, playing in AA and AAA in the Royals farm system, Witt played 124 games, batting .290, hitting 33 homeruns, and stealing 29 bases.

•According to MLB.com: “The Royals invited MLB's No. 1 prospect, Bobby Witt Jr., to big league camp this spring and told him the best opportunity to win a roster spot on Opening Day was to show that he can handle third base and let his talent shine. With two Cactus League games to go, the 21-year-old phenom has done all that and more.”

•Royals General Manager J.J. Picollo said Witt has played “exceptionally well” during Spring Training, going on to say: “I don’t know if we can ever say a player doesn’t have anything left to prove -- the great ones continue to get better. But he’s done a lot of really, really good things for the second year in a row in Spring Training.”

•After finishing spring training with a .406 batting average, 11 runs, 8 RBIs, and a trio of homeruns in just 32 at-bats, Witt Jr. was named the Royals starting third baseman.

•Jon Heyman reported on April 2, 2022, that Witt has made the Royals opening day roster.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 53707592.

Notable Features

•The Underlying Asset is a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10.

•The Underlying Asset is 1 of 47 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card examples graded PSA 10 with 0 graded higher.

•The Underlying Asset comes from a print-run of 499.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2020 Bobby Witt Jr. Rookie Card
Sport	Baseball
Professional League	MLB
Player	Bobby Witt Jr.
Team	Kansas City Royals
Year / Season	2020
Memorabilia Type	Trading Card
Manufacturer	Bowman
Rarity	1 of 47 (PSA 10)
Print-run	/499
Number in Set	#CPABWJ
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	53707592

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2020 Bobby Witt Jr. Rookie Card going forward.

USE OF PROCEEDS – SERIES #TOADZ5028

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TOADZ5028 Asset Cost (1)	$10,219	86.97%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.55%
	Brokerage Fee	$118	1.00%
	Offering Expenses (2)	$500	4.26%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transaction Fee	$75	0.64%
	Marketing Materials	$200	1.70%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$338	2.88%
	Total Fees and Expenses	$1,231	10.48%
	Total Proceeds	$11,750	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate Rally Holdings LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. Rally Holdings LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$10,219
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$275

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CRYPTOADZ 5028 NFT

Investment Overview

•Upon completion of the Series #TOADZ5028 Offering, Series #TOADZ5028 will purchase a Number 5028 CrypToadz NFT with Swamp Single Bun Head for Series #TOADZ5028 (The “Series CrypToadz 5028 NFT” or the “Underlying Asset” with respect to Series #TOADZ5028, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CrypToadz is a collection of 6,969 NFTs conceived by anonymous artist Gremplin.

•The Underlying Asset is a Number 5028 CrypToadz NFT with Swamp Single Bun Head.

Asset Description

Overview & Authentication

•According to NFTNow.com: “After the Toadz minting concluded, it wasn’t only the whimsical character art that pushed the project forward, but hype from a slew of prominent influencers seeing the value in the collection. Most prominent were Punk4156, founder of the Nouns project, and Beanie, founder of PUNKS Comic, each giving Toadz a major cosign.”

•According to NFTEvening.com: “CrypToadz are owning the Collectible space with its referential art NFTs. It is the brainchild of Gremplin, the artist behind the iconic art of Nouns DAO. The sold-out series of 6969 toad-themed Collectibles leaped through the NFT charts since its launch last September 8.”

•While Gremplin is the main creator of the CrypToadz collection, there are eight other artists, all of which are CryptoPunk holders. Noah Davis of Christie’s is quoted as saying: “It’s like all the weird art kids and the finance club got a table together at university and started talking and building together 24/7.”

•In October of 2021, CrypToadz and ArcadeNFTs announced a collaboration: “We are happy to announce our first official collaboration & tribute entitled Toad Runnerz. The idea for this collaboration was suggested by the CrypToadz by GREMPLIN team who provided us with official in-game CrypToad assets. From this inspiration the game & Arcades was then developed and created by ArcadeNFT. While the Cryptoadz are in the public domain and are free for anyone to use, we are proud to announce that this collaboration is officially sponsored by CrypToadz and a portion of the revenue from sales of the game will go to the CrypToadz Team and Creator.”

•The CrypToadz project has made donations to several charities. According to thedefiant.io: “The project donated ~120 ETH to the Rainforest Foundation and also has a plan to build out a plot in Cryptovoxels, a user-owned virtual world, to be used as an entertainment area.”

•Cozmo de Medici, a well-known NFT influencer whom Snoop Dogg has claimed to be behind, has a number of CrypToadz in his possession. According to DappRadar: “While simply changing your profile picture might seem like an irrelevant detail, the magnitude of Snoop Dogg’s popularity changes this perception. By making CrypToadz #4236 Cozmo de Medici’s new profile image, Snoop effectively endorsed the collection to the highest possible extent.”

•Electronic music producer and DJ, Marshmello, holds a number of CrypToadz. According to TheRichest.com: “Marshmello has a total contribution of $780,000 in NFTs. Pastel reports that he has invested in Cryptopunks, BAYC, and Veefriends collections. His portfolio has around 120 NFTs, including 11 NFTs from the Cryptoadz collection by Gremplin. His collection's most valuable three NFTs are Cryptopunk #8274, BAYC #4808, and BAYC #9231.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 5028 CrypToadz NFT with Swamp Single Bun Head.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on September 9, 2021.

•The Underlying Asset was sold for 0.99 ETH ($3,423.90) on September 9, 2021.

•The Underlying Asset was sold for 2 ETH ($7,230.44) on September 15, 2021.

•The Underlying Asset was sold for 5.5 ETH ($20,603.77) on October 18, 2021.

•The Underlying Asset was sold for 6.1784 WETH ($23,108.28) on October 18, 2021.

•The Underlying Asset was sold for 6.49 ETH ($25,777.96) on October 22, 2021.

•The Underlying Asset was sold for 5 ETH ($21,050.70) on November 16, 2021.

•The Underlying Asset was sold for 3.39 ETH ($9,458.61) on February 1, 2022.

•The Underlying Asset was sold for 2.68 ETH ($6,945.09) on March 14, 2022.

•The Underlying Asset has a Rarity Score of 90.23 and is ranked 3,589 in terms of rarity by Rarity Tools.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series CrypToadz 5028 NFT
NFT	CrypToadz
Number	5028
Feature	Swampy Single Bun (Head)
Feature Rarity	0.70% Have This Trait
Feature	Undead (Eyes)
Feature Rarity	2% Have This Trait
Feature	Gummy Slime (Body)
Feature Rarity	3% Have This Trait
Feature	Greyteal (Background)
Feature Rarity	7% Have This Trait
Rarity Score	90.23
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series CrypToadz 5028 NFT going forward.

USE OF PROCEEDS – SERIES #TOADZ3079

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TOADZ3079 Asset Cost (1)	$11,909	88.21%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.22%
	Brokerage Fee	$135	1.00%
	Offering Expenses (2)	$500	3.70%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transaction Fee	$93	0.69%
	Marketing Materials	$200	1.48%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$363	2.69%
	Total Fees and Expenses	$1,291	9.56%
	Total Proceeds	$13,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate Rally Holdings LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. Rally Holdings LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$11,909
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$293

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee

DESCRIPTION OF SERIES CRYPTOADZ 3079 NFT

Investment Overview

•Upon completion of the Series #TOADZ3079 Offering, Series #TOADZ3079 will purchase a Number 3079 CrypToadz NFT with 3D Eyes for Series #TOADZ3079 (The “Series CrypToadz 3079 NFT” or the “Underlying Asset” with respect to Series #TOADZ3079, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CrypToadz is a collection of 6,969 NFTs conceived by anonymous artist Gremplin.

•The Underlying Asset is a Number 3079 CrypToadz NFT with 3D Eyes.

Asset Description

Overview & Authentication

•According to NFTNow.com: “After the Toadz minting concluded, it wasn’t only the whimsical character art that pushed the project forward, but hype from a slew of prominent influencers seeing the value in the collection. Most prominent were Punk4156, founder of the Nouns project, and Beanie, founder of PUNKS Comic, each giving Toadz a major cosign.”

•According to NFTEvening.com: “CrypToadz are owning the Collectible space with its referential art NFTs. It is the brainchild of Gremplin, the artist behind the iconic art of Nouns DAO. The sold-out series of 6969 toad-themed Collectibles leaped through the NFT charts since its launch last September 8.”

•While Gremplin is the main creator of the CrypToadz collection, there are eight other artists, all of which are CryptoPunk holders. Noah Davis of Christie’s is quoted as saying: “It’s like all the weird art kids and the finance club got a table together at university and started talking and building together 24/7.”

•In October of 2021, CrypToadz and ArcadeNFTs announced a collaboration: “We are happy to announce our first official collaboration & tribute entitled Toad Runnerz. The idea for this collaboration was suggested by the CrypToadz by GREMPLIN team who provided us with official in-game CrypToad assets. From this inspiration the game & Arcades was then developed and created by ArcadeNFT. While the Cryptoadz are in the public domain and are free for anyone to use, we are proud to announce that this collaboration is officially sponsored by CrypToadz and a portion of the revenue from sales of the game will go to the CrypToadz Team and Creator.”

•The CrypToadz project has made donations to several charities. According to thedefiant.io: “The project donated ~120 ETH to the Rainforest Foundation and also has a plan to build out a plot in Cryptovoxels, a user-owned virtual world, to be used as an entertainment area.”

•Cozmo de Medici, a well-known NFT influencer whom Snoop Dogg has claimed to be behind, has a number of CrypToadz in his possession. According to DappRadar: “While simply changing your profile picture might seem like an irrelevant detail, the magnitude of Snoop Dogg’s popularity changes this perception. By making CrypToadz #4236 Cozmo de Medici’s new profile image, Snoop effectively endorsed the collection to the highest possible extent.”

•Electronic music producer and DJ, Marshmello, holds a number of CrypToadz. According to TheRichest.com: “Marshmello has a total contribution of $780,000 in NFTs. Pastel reports that he has invested in Cryptopunks, BAYC, and Veefriends collections. His portfolio has around 120 NFTs, including 11 NFTs from the Cryptoadz collection by Gremplin. His collection's most valuable three NFTs are Cryptopunk #8274, BAYC #4808, and BAYC #9231.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 3079 CrypToadz NFT with 3D Eyes.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on September 9, 2021.

•The Underlying Asset was sold for 1.2 ETH ($4,109.09) on September 9, 2021.

•The Underlying Asset was sold for 1.8 ETH ($5,991.93) on September 19, 2021.

•The Underlying Asset was sold for 1.75 ETH ($5,388.04) on September 22, 2021.

•The Underlying Asset has a Rarity Score of 67.57 and is ranked 6,591 in terms of rarity by Rarity Tools.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series CrypToadz 3079 NFT
NFT	CrypToadz
Number	3079
Feature	3D (Eyes)
Feature Rarity	2% Have This Trait
Feature	Dog (Body)
Feature Rarity	3% Have This Trait
Feature	Blue Smile (Mouth)
Feature Rarity	5% Have This Trait
Feature	Greyteal (Background)
Feature Rarity	7% Have This Trait
Rarity Score	67.57
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series CrypToadz 3079 NFT going forward.

USE OF PROCEEDS – SERIES # SANDBOX2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SANDBOX2 Asset Cost (1)	$106,420	92.54%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.26%
	Brokerage Fee	$1,150	1.00%
	Offering Expenses (2)	$863	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transaction Fee	$141	0.12%
	Marketing Materials	$200	0.17%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,926	5.15%
	Total Fees and Expenses	$8,280	7.20%
	Total Proceeds	$115,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate Rally Holdings LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  Rally Holdings LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/9/2022
Expiration Date of Agreement	N/A
Purchase Price	$106,420
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics
Acquisition Expenses	$341

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE SANDBOX 3X3 ESTATE NFT BUNDLE

Investment Overview

•Upon completion of the Series #SANDBOX2 Offering, Series #SANDBOX2 will purchase a The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs for Series #SANDBOX2 (The “Series The Sandbox 3x3 ESTATE NFT Bundle” or the “Underlying Asset” with respect to Series #SANDBOX2, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to a Medium article written by the developers behind The Sandbox: “The Sandbox is a virtual world where players can build, own, and monetize their gaming experiences in the Ethereum blockchain.”

•The Underlying Asset is a The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs.

Asset Description

Overview & Authentication

•Founded in 2011, indie game publisher Pixowl had some success with mobile games, specifically “builder” themed mobile games featuring IPs such as Snoopy and Goosebumps. The company launched their own builder game franchise, The Sandbox, in 2012. This franchise has since gone on to incorporate the blockchain and NFT infrastructure in its latest voxel-based iteration.

•There are four types of users on The Sandbox platform: players, creators, curators, and land owners. The token-types these users have access to are described by The Sandbox developers as follows: “SAND: the ERC-20 token used within The Sandbox as the basis for all of the ecosystem's transactions and interactions; LAND: a digital piece of real estate in The Sandbox metaverse. Players buy LAND in order to populate it with games, assets and interactive experiences. Each LAND is a unique (non-fungible) token lying on the public Ethereum blockchain (ERC-721); ASSETS: a token created by players who build/assemble user generated content (UGC). ASSETS utilize the ERC-1155 standard and can be traded on the marketplace, with their main utility being to serve as creation elements in The Sandbox Game Maker.”

•According to The Sandbox official documentation: “An ESTATE is a group of 1x1 LANDs that have been merged together into a larger parcel. Typically, ESTATEs come in sizes of 3x3, 6x6, 12x12 and 24x24. ESTATEs can either be bought readily-assembled. Or they can be created by merging 1x1 LANDs that are adjacent to each other.”

•According to The Sandbox Documentation, "Premium LANDs are surrounding major partners or social hubs. This means that the LANDs surrounding that area will experience higher traffic from players, due to players joining the metaverse through these social hubs via portals and then branching outwards to explore the nearby LANDs."

•According to The Sandbox Documentation, “Another benefit of having more traffic is that more players will see any advertisements that have been placed on billboards on premium LANDs. Potentially netting the premium LAND owner a small trickle of income from renting out billboard space on their LANDs to others or directing visitors to their own online store, and so forth.”

•The first public LAND sale took place on February 11, 2021, in partnership with CoinMarketCap. Nine ESTATES and 1,200 Premium LANDS were made available during this wave.  There are 166, 464 LANDS in total. 123,840 LANDS (74%) are being sold across 5 different sales. 25,920 (16%) are held in a reserve and distributed to partners, creators, and gamers, and 16,704 LANDS (10%) are held by The Sandbox and used to hold special events.

•The first Public LAND sale of 1,200 Premium LANDS sold out in 20 minutes to 330 unique LAND owners.

•The second Public LAND Sale (Wave 2) launched on February 25, 2022, and all 1,024 regular LANDS offered sold in 60 seconds.

•According to The Sandbox website: “The Sandbox was founded by Arthur Madrid, who is the company's CEO, and Sébastien Borget, who is the COO.”

•On February 16, 2022, Snoop Dogg tweeted: “Tha Doggies. On Tha Sandbox.”

•The Smurfs, Atari, Snoop Dogg, The Walking Dead, and Adidas have all partnered with The Sandbox as of December 2021 according to StealthOptional.com: “The Smurfs are the iconic blue creatures with white hair that we all love. Now, all the lovable blue Smurfs characters and their Smurf Village world can be found in the Sandbox Metaverse; The Sandbox metaverse is bringing some of [Atari’s] best-loved games, such as Pong®, Roller Coaster Tycoon®, Centipede®, Super Breakout®, Asteroids® to life in the Sandbox Metaverse; Legendary rapper, actor, songwriter, and entertainer Snoop Dogg has made his way to the Sandbox Metaverse. He owns a mansion in the metaverse where he would perform live concerts and interact with his fans; The Walking Dead is one of the most popular TV series around, and it’s available in the Sandbox Metaverse now; Recently, Adidas has joined the Sandbox Metaverse as the latest partner in their gaming universe.”

•The Sandbox announced a partnership with Ubisoft on February 8, 2022. The partnership aims to have Ubisoft curate their own ESTATE, specifically with the IP of the Rabbids video game franchise.

•On March 8, 2022, it was announced that The World of Women NFT project has partnered with The Sandbox, which granted $25 million to “lead and support women into NFTs & the metaverse.” World of Women wrote: “We are thrilled to be teaming up with The Sandbox. With this grant, we are going to establish our mission in the metaverse, by leading and supporting women in this new space. We will start by voxelizing all 10,000 WoW so that our entire community can join us there. Then, we’ll achieve our mission through numerous actions; such as the opening of the WoW Museum, which will be a symbol of representation and diversity in the metaverse. We have great projects ahead, and are looking forward to achieving them with our community in The Sandbox,” said Yam Karkai, Co-founder & Artist of World of Women.

•As of April 8, 2022, The Sandbox is the 8th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to News.Bitcoin.com, Snoop Dogg first announced his acquisition of “land in the blockchain-based virtual metaverse The Sandbox” in September of 2021. On December 2, 2021, The Sandbox held a “Snoopverse Land Sale,” which allowed participants to purchase land adjacent to the famous hip hop star’s virtual estate.” Snoop Dogg owns a large piece of digital (NFT) real estate within The Sandbox. The “Snoopverse” is a 12X12, 144 LAND parcel area at location coordinates 0, -84.

•Snoop Dogg announced via twitter that he is the famed, anonymous NFT collector known as Cosmo Medici in September of 2021. While this continues to be unverified, being actively investigated by new outlets like Slate, Cosmo Medici does own LAND directly adjacent to Snoop Dogg within a 3X3, 9 LAND parcel area with the coordinates 12, -84.

•On December 16, 2021, Steve Aoki initiated a partnership with The Sandbox in which users could purchase land next to Aoki’s plot, known within The Sandbox as, ‘Aoki’s Playhouse’. The DJ Tweeted information about this sale to his 8.2M followers. Aoki’s Playhouse exists in The Sandbox within a 6X6, 36 LAND parcel area with location coordinates -6, -90.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•According to 2022’s Wealth Report, in November of 2021, “Republic Realm purchased 92 parcels of land in The Sandbox representing over 7.9 million sq m of game area, from Atari SA” Republic Realm, now called EveryRealm, is a platform that manages investments in the metaverse.

•On March 30, 2022 TIME Magazine named The Sandbox one of the 100 Most Influential Companies of 2022.

•Markets Insider reported in November of 2021, “A plot of virtual land that went for $4.3 million in The Sandbox is the most expensive metaverse property sale ever.” The record sale was from Republic Realm, and their minimum investment is $500K for a user.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a The Sandbox 3x3 ESTATE NFT Bundle.

•The Underlying Asset has the following nine LAND NFTs: LAND (105, -55); LAND (106, -56); LAND 107, -55); LAND (106, -55); LAND (107, -56); LAND (105, -56); LAND (107, -57); LAND (106, -57); LAND (105, -57).

•The Underlying Asset was minted on January 29, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Sandbox and proof of ownership stored on the Ethereum blockchain.

Details

Series The Sandbox 3x3 ESTATE NFT Bundle
Creator	Pixowl
NFT Collection	The Sandbox ESTATE Bundle
Total NFTs	9
NFT No. 1	LAND (105, -55): 61101
NFT No. 2	LAND (106, -56): 60694
NFT No. 3	LAND (107, -55): 61103
NFT No. 4	LAND (106, -55): 61102
NFT No. 5	LAND (107, -56): 60695
NFT No. 6	LAND (105, -56): 60693
NFT No. 7	LAND (107, -57): 60287
NFT No. 8	LAND (106, -57): 60286
NFT No. 9	LAND (105, -57): 60285
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series The Sandbox 3x3 ESTATE NFT Bundle going forward.

USE OF PROCEEDS – SERIES #DLAND1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DLAND1 Asset Cost (1)	$160,866	94.63%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,700	1.00%
	Offering Expenses (2)	$1,275	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fee	$68	0.04%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,592	3.29%
	Total Fees and Expenses	$8,834	5.20%
	Total Proceeds	$170,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/20/2022
Expiration Date of Agreement	N/A
Purchase Price	$160,866
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$268

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES DECENTRALAND ESTATE 2X2 NFT BUNDLE

Investment Overview

•Upon completion of the Series #DLAND1 Offering, Series #DLAND1 will purchase a Decentraland Estate 2X2 Bundle with 4 LAND NFTs for Series #DLAND1 (The “Series Decentraland Estate 2X2 NFT Bundle” or the “Underlying Asset” with respect to Series #DLAND1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Decentraland website: “Decentraland is a decentralized virtual reality platform powered by the Ethereum blockchain. Within the Decentraland platform, users can create, experience, and monetize their content and applications.”

•The Underlying Asset is a Decentraland Estate 2X2 Bundle with 4 LAND NFTs.

Asset Description

Overview & Authentication

•Decentraland was founded in 2015 by Manuel Araoz, Esteban Ordano, Ari Meilich, and Yemel Jardi. The four of them lived in a house in Buenos Aires called “Voltaire House,” a hot-spot for techies to discuss ideas and philosophy. “Heavily inspired” by the video game ‘Second Life,’ the group began developing “a completely transparent 'game’/experience, something that is open source and regulated by its community.”

•In 2017, the team released a whitepaper for the project, declaring “an intention to build a traversable world governed by the community and featuring an on-chain economy.”

•On August 17, 2017, Decentraland opened an ICO (Initial Coin Offering), seeking to raise ~$26M in ETH. It took just 35 seconds to sell out.

•In 2018, Decentraland built a software development kit to place the power to build projects in Decentraland in the hands of developers. The same year, the marketplace for LAND was introduced.

•In December 2018, Binance announced a collaboration with Decentraland, allowing players to use the Binance Coin to bid in Decentraland’s LAND auction.

•In February 2019, Decentraland announced via its blog: “Decentraland is working with HTC to offer the Decentraland Marketplace on the EXODUS 1, the world’s first blockchain-enabled phone”

•In January 2020, Decentraland opened to the wider public, “kicking off the occasion with a massive treasure hunt that offered the opportunity to win CryptoKitties, Axies, and tokens,” according to readthegeneralist.com.

•In July 2020, Decentraland announced via its blog: “Decentraland and Samsung Blockchain team up to accelerate the NFT space”

•By 2021, Decentraland had around 20,000 monthly active users, a number which surpassed 50,000 in the first quarter of 2021 alone.

•In October 2021, Mark Zuckerberg announced that Facebook would be changing its name to “Meta,” spurring a surge in interest in the metaverse. According to the Washington Post, “A search of the Factiva database finds that it has appeared in more than 12,000 English-language news articles in the past two months, after appearing in fewer than 4,000 in the first nine months of 2021 — and fewer than 400 in any prior year.”

•After the Facebook announcement, Decentraland’s monthly active users nearly tripled, with the price of MANA “jolting from $0.75 to $3.56 and eventually closing in on $5.50,” according to readthegeneralist.com. “Decentraland's fully diluted market cap jumped from $1.6 billion to more than $7 billion in four days, effectively increasing its size from 1-800-FLOWERS to The New York Times over the equivalent of a long weekend.”

•By the fall of 2021, Decentraland had amassed 140,000 monthly active users.

•According to readthegeneralist.com, as of January 2022, Decentraland had a “market capitalization of $6.5 billion, more than 800,000 registered accounts, and logged 465,000 MAUs in December.”

•According to readthegeneralist.com, “Decentraland's "population" of roughly 800,000 registered profiles has already surpassed Vegas's own. According to its current CTO, its ‘city’ expanded by 3,300% between

December 2020 and December 2021. This figure doesn't include the ~70% of visitors that are "guests," and as such, not recorded in the system.”

•The Decentraland website refers to “the finite, traversable, 3D virtual space within Decentraland” as “LAND, a non-fungible digital asset maintained in an Ethereum smart contract. Land is divided into parcels that are identified by cartesian coordinates (x,y). These parcels are permanently owned by members of the community and are purchased using MANA, Decentraland’s cryptocurrency token. This gives users full control over the environments and applications that they create, which can range from anything like static 3D scenes to more interactive applications or games.”

•According to the Decentraland website, some parcels within Decentraland are organized into “themed communities” called “Districts.” This is meant to enable a shared space for community to gather around “common interests and uses.”

•Decentraland is organized as a DAO, which acts as “the decision-making tool for MANA, NAMES and LAND holders in Decentraland’s virtual world. Through votes in the DAO, the community can issue grants and make changes to the lists of banned names, POIs, and catalyst nodes. The DAO also controls the LAND and Estate smart contracts,” according to the Decentraland website.

•According to Decrypt: “Decentraland is a virtual world where people can buy, sell and build on the Ethereum blockchain.”

•According to Decrypt: “LAND owners control the content published on their land, which is coded into a smart contract. This content could be anything from scenes and images to games and applications. Users can explore, travel and visit venues in a similar way to in the real world. The platform is also a peer-to-peer network for users to interact.”

•According to Decrypt, the cryptocurrency MANA is a “utility token” which is used in Decentraland. MANA can be used to “pay for land, avatars, items, collectibles, and for entertainment like gambling. The ability to earn MANA is an incentive for developers to create and manage good content.”

•According to Decrypt: “MANA has a fixed supply and when LAND is bought in exchange for MANA, that MANA is burned.”

•From March 24-27, Decentraland hosted “Metaverse Fashion Week.” According to CoinDesk: “Brands such as Estée Lauder, Tommy Hilfiger, Dolce & Gabbana and Forever 21 are all participating in the virtual fashion event. Many spent weeks laying claim to metaverse-ready trademarks in what now appears to have been a preemptive brand protection strategy ahead of their NFT premiere. With the rise of digital goods and metaverse shopping experiences, Decentraland’s Fashion Week seeks to provide a space for people to express themselves and expand the understanding of their own self through wearables on their avatars, said Sam Hamilton, Decentraland’s creative director.”

•As of April 19, 2022, Decentraland is the 5th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Decentraland Estate 2X2 NFT Bundle.

•The Underlying Asset has the following four LAND NFTs: Parcel (2, -22) 1020847100762815390390123822295304634346; Parcel (3, -21) 1361129467683753853853498429727072845803; Parcel (3, -22) 1361129467683753853853498429727072845802; Parcel (2, -21) 1020847100762815390390123822295304634347.

Notable Defects

•The Underlying Asset is consistent the proof of ownership stored on the Ethereum blockchain.

Details

Series Decentraland Estate 2X2 NFT Bundle
Creator	Decentraland
NFT Collection	Decentraland
Total NFTs	4
NFT No. 1	Parcel (2, -22)
NFT No. 2	Parcel (3, -21)
NFT No. 3	Parcel (3, -22)
NFT No. 4	Parcel (2, -21)
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Decentraland Estate 2X2 NFT Bundle going forward.

USE OF PROCEEDS – SERIES #94CSI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94CSI Asset Cost (1)	$125,000	87.72%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.40%
	Brokerage Fee	$1,425	1.00%
	Offering Expenses (2)	$1,069	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$600	0.42%
	Marketing Materials	$600	0.42%
	Refurbishment & maintenance	$2,500	1.75%
	Sourcing Fee	$9,306	6.53%
	Total Fees and Expenses	$15,500	10.88%
	Total Proceeds	$142,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/29/2021
Expiration Date of Agreement	N/A
Purchase Price	$125,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$3,700

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1994 BMW 850CSI

Investment Overview

•Upon completion of the Series #94CSI Offering, Series #94CSI will purchase a 1994 BMW 850CSI Coupe for Series #94CSI (The “Series 1994 BMW 850CSI” or the “Underlying Asset” with respect to Series #94CSI, as applicable), the specifications of which are set forth below.

•BMW originated from an aircraft manufacturer called Rapp-Motorenwerke GmbH. In 1917, the company became known as BMW.

•The BMW 850CSI is a motorsport-developed version of the E31 8 Series coupe and was first introduced at the 1991 Frankfurt International Motor Show.

•The Underlying Asset is a 1994 BMW 850CSI Coupe.

Asset Description

Overview & Authentication

•The CSI was equipped with “deeper front and rear bumper valances as well as a lowered ride height when compared to the standard E31 coupe.”

•The 850CSI features a BMW Motorsport-tuned chassis.

•The 850CSI was built on the regular 8 Series assemble line at the BMW factory in Dingolfing, Germany.

•“CSI” was first used in 1971 on the E9 3.0 CSI coupe to refer to “Coupe Sport injection.”

•Though not traditionally “badged” as an M8 car, the 850CSI was developed by BMW Motorsport and is a “true M car.”

Notable Features

•The Underlying Asset is a 1994 BMW 850CSI Coupe.

•The Underlying Asset has ~37,000 miles on it.

•The Underlying Asset has been serviced regularly over its lifetime of 27 years.

•The Underlying asset is “as original” and in excellent condition.

Notable Defects

•The Underlying Asset is in condition commensurate with mileage and frequency of servicing.

Details

Series 1994 BMW 850CSI
Manufacturer	BMW
Year	1994
Model	850CSI
Production Total	419
Engine	375hp V12
Transmission	Manual
Documentation	Yes

Condition	As Original
Books/manuals/tools	Original
Color	Jet Black
Paint	Original
VIN	WBSEG9324RCD00036

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1994 BMW 850CSI going forward.

USE OF PROCEEDS – SERIES #EMERALD

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #EMERALD Asset Cost (1)	$31,200	93.13%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.90%
	Brokerage Fee	$335	1.00%
	Offering Expenses (2)	$500	1.49%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.30%
	Marketing Materials	$200	0.60%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$865	2.58%
	Total Fees and Expenses	$2,000	5.97%
	Total Proceeds	$33,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 26, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/19/2021
Expiration Date of Agreement	N/A
Purchase Price	$31,200
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC, an affiliate of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2005 GAME BOY ADVANCE POKéMON EMERALD VERSION VIDEO GAME

Investment Overview

•Upon completion of the Series #EMERALD Offering, Series #EMERALD will purchase a 2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++ for Series #EMERALD (The “Series 2005 Game Boy Advance Pokémon Emerald Version Video Game” or the “Underlying Asset” with respect to Series #EMERALD, as applicable), the specifications of which are set forth below.

•Pokémon is a Japanese media brand that is managed by Nintendo and Game Freak and centers around creatures (Pokémon), which, in collaboration with their human trainers, learn to battle one another.

•Pokémon, which launched in 1996, has become one of the most valuable media franchises in the world with an estimated $95 billion in lifetime revenue split between video games, trading cards, TV Shows, movies, comic books, and licensed merchandise.

•The Underlying Asset is a 2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++.

Asset Description

Overview & Authentication

•On February 27, 1996, Nintendo released the Game Freak developed game “Pocket Monsters: Red and Green” for the Game Boy. It was then released over the next two years internationally as Pokémon Red and Pokémon Blue. These were the first Pokémon video games released in the US.

•The Game Boy Advance was released in 2001 by Nintendo, the successor of the Game Boy Color, it was Nintendo’s first handheld console with horizontal orientation, more than 500 colors, and advanced sound hardware.

•Considered by Game Freak developers as the most difficult Pokémon titles to create, Pokémon Ruby and Sapphire were the first Game Boy Advance Pokémon titles.  They were released in 2003 to high sales and positive critical reception.

•Pokémon Emerald, released in North America in May of 2005, is the third Pokemon title for the Game Boy Advance and follows the same storyline and shares much of the same programming as the Ruby and Sapphire editions.

•Pokémon Emerald features animated sprites, and a consolidation of Ruby and Sapphire in-game assets into one package.

•The film Pokémon: Destiny Deoxys premieres on US television in 2005.  It features a prominent role by Rayquaza, the Pokémon displayed on the Pokémon Emerald box art.

•Pokémon Emerald features the first appearance of Battle Frontier, a level that would see iterations in later Pokémon games like Pokémon Platinum, HeartGold, and SoulSilver. The Pokémon animated series 9th season is even officially titled Pokémon: Battle Frontier.

•Nintendo owns one-third of The Pokémon Company.

•Pokémon Emerald sold more than 7M copies worldwide, making it the third best-selling Game Boy Advance title of all time.

•As of 2016, nearly 15 billion Pokémon cards had been produced.

•Pokémon GO, an augmented reality game that allows players to hunt for Pokémon in their physical environments, was released in 2016 to massive success.

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.8 A++ with certification number 581098-001.

Notable Features

•The Underlying Asset is a 2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 2005 Game Boy Advance Pokémon Emerald Version Video Game «Series_Name»
Game	Pokémon Emerald Version
System	Game Boy Advance
Manufacturer	Nintendo Co., LTD.
Production Year	2005
Box Variant	First-party H-Seam, Foil, Earliest US Version (AGB-BPEE-USA)
Rarity	1 of 8 (Wata 9.8 A++)
Authentication	Wata Games
Box Grade	9.8
Seal Rating	A++
Certification No.	581098-001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2005 Game Boy Advance Pokémon Emerald Version Video Game going forward.

USE OF PROCEEDS – SERIES #CRASH

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CRASH Asset Cost (1)	$31,200	89.14%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.86%
	Brokerage Fee	$350	1.00%
	Offering Expenses (2)	$500	1.43%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$200	0.57%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,350	6.71%
	Total Fees and Expenses	$3,500	10.00%
	Total Proceeds	$35,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on May 16, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/22/2022
Expiration Date of Agreement	N/A
Purchase Price	$31,200
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	N/A
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1996 PLAYSTATION CRASH BANDICOOT VIDEO GAME

Investment Overview

•Upon completion of the Series #CRASH Offering, Series #CRASH will purchase a 1996 PlayStation Crash Bandicoot Video Game graded Wata 9.2 A+ as the Underlying Asset for Series #CRASH (The “Series 1996 PlayStation Crash Bandicoot Video Game” or the “Underlying Asset” with respect to Series #CRASH as applicable), the specifications of which are set forth below.

•The Sony PlayStation was released in Japan in December 1994 and launched in the US in September 1995.  Sony sold 104.25 million in the PlayStation’s 12-year lifespan, 71.32 million more than the N64.

•Crash Bandicoot is a game for the original Sony PlayStation.  According to Polygon.com: “Naughty Dog released Crash Bandicoot for Sony's original PlayStation in September 1996. In it, the team took an old idea and changed its point of view, redesigning the idea of a 2D sidescroller and planting the camera behind its protagonist's back for the majority of the game.”

•The Underlying Asset is a 1996 PlayStation Crash Bandicoot Video Game graded Wata 9.2 A+.

Asset Description

Overview & Authentication

•Tokyo Telecommunications Engineering Corporation, predecessor of Sony Group Corporation, started in May of 1946 as a small company of 20 employees with capital of just 190,000 yen.

•The Sony Playstation (PS1 or PSX) was a console released by Sony for U.S. Markets in 1995.

•The Playstation was released in Japan in December 1994 and launched in the US in September 1995. Sony sold 104.25 million consoles in the Playstation’s twelve-year lifespan, 71.32 million more units than Nintendo’s contemporary console, the N64.

•In the early 90’s the small video game studio, Naughty Dog, was in trouble financially.  According to PlayStationLifestyle.com: “In a last ditch attempt to save the studio, the team partnered with Universal Interactive Studios on a several game deal. The first title was a forgettable fighting game called Way of the Warrior, but the second game on the deal ended up being a huge hit that guaranteed that Naughty Dog had a feature. Called Crash Bandicoot, Naughty Dog created a 3D platformer that showcased all of the strengths of Sony’s home console.  It had impressive graphics that blew Super Mario 64 out of the water, simple gameplay that anyone could get into, and memorable boss fights. It quickly became one of the PlayStation’s best selling titles, and became the system’s mascot thanks to a marketing push by Sony.”

•On January 22, 2001, it was announced that Naughty Dog would be fully acquired by Sony Computer Entertainment America.  According to GameDeveloper.com: “Naughty Dog and its entire development team will become a wholly owned subsidiary of SCEA and will develop exclusively for Playstation 2. The company will keep the Naughty Dog name and will continue on under the direction of its founders, Andy Gavin and Jason Rubin.”

•Andy Gavin and Jason Rubin have said that Crash Bandicoot was originally intended to be called Willie the Wombat, but according to gamesradar.com, “Universal arranged a meeting with both Universal Interactive Studios and Naughty Dog so a replacement name could be found.” The morning of that meeting those involved “went from Willie the Wombat to Crash Bandicoot.”

•As according to Gamasutra.com, Crash Bandicoot’s original release had Total Worldwide Sales of 6.8 million as of November, 2003.

•On June 13, 2016 at Sony’s E3 2016 press conference the company announced that Crash Bandicoot would be remastered and released for PS4 along with two of the game’s sequels, Cortex Strikes Back and Warped.

•According to Den of Geek: “Activision has announced that the remastered Crash Bandicoot: N.Sane Trilogy will launch for PlayStation 4 and PlayStation 4 Pro on June 30, 2017. It will retail for $39.99.”  The game was released for Nintendo Switch on June 29, 2018.

•According to ComicBook.com: “The original Crash Bandicoot and Spyro the Dragon games were published by Sony Computer Entertainment, and were developed by two of the company's most well-known studios: Naughty Dog and Insomniac Games. However, the rights to both characters were owned by Universal Interactive. Following multiple successful entries on the original PlayStation, Universal decided to bring in different development studios, and offer multi-console releases for Crash and Spyro in the PlayStation 2 era. As a result, Crash and Spyro began to appear on Xbox and Nintendo consoles.”

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.2 A+ with certification number 587341-001.

Notable Features

•The Underlying Asset is a 1996 PlayStation Crash Bandicoot Video Game graded Wata 9.2 A+.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from Wata Games.

Details

Series 1996 PlayStation Crash Bandicoot Video Game
Game	Crash Bandicoot
System	PlayStation
Manufacturer	Naughty Dog
Production Year	1996
Box Variant	First-party Y-Seam with Sony security label & Tear Strip
Authentication	Wata Games
Box Grade	9.2
Seal Rating	A+
Certification No.	587341-001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1996 PlayStation Crash Bandicoot Video Game going forward.

USE OF PROCEEDS – SERIES #39AA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #39AA Asset Cost (1)	$37,500	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.67%
	Brokerage Fee	$450	1.00%
	Offering Expenses (2)	$500	1.11%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$200	0.44%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,950	13.22%
	Total Fees and Expenses	$7,200	16.00%
	Total Proceeds	$45,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on May 16, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/9/2021
Expiration Date of Agreement	N/A
Purchase Price	$37,500
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	N/A
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1939 ALCOHOLICS ANONYMOUS

Investment Overview

•Upon completion of the Series #39AA Offering, Series #39AA will purchase a 1939 First Edition copy of Alcoholics Anonymous by Bill Wilson for Series #39AA (The “Series 1939 Alcoholics Anonymous” or the “Underlying Asset” with respect to Series #39AA, as applicable), the specifications of which are set forth below.

•Bill Wilson was a former Wall Street analyst who struggled with alcohol addiction. After multiple attempts at intervention, Wilson found that helping other alcoholics was the best way for him to stay sober. In 1935, Wilson founded Alcoholics Anonymous (commonly known as A.A.).

•As of 2020, Alcoholics Anonymous estimates that they have over 2.1 million annual members and 129,790 groups around the world.

•The Underlying Asset is a 1939 First Edition copy of Alcoholics Anonymous by Bill Wilson.

Asset Description

Overview & Authentication

•Bill Wilson was born on November 26, 1895, in East Dorset, Vermont.

•Wilson attended a two-room elementary school. Wilson would later say: “I was tall and gawky and I felt pretty bad about it because the smaller kids could push me around. I remember being very depressed for a year or more, then I developed a fierce resolve to win—to be a No. 1 man.”

•Wilson worked as a Wall Street securities analyst.

•According to the New York Times: “In the early 1930s, Mr. Wilson was consuming more than two quarts of rotgut whiskey daily, a definite health risk according to Alexander Lambert, who found in his copious research that consumers of cheap or bootlegged alcohol were far more prone to seizures, delirium tremens and brain damage than those who drank the expensive stuff. Between 1933 and 1934, at his wife’s urging and on his wealthy brother-in-law’s dime, Mr. Wilson was admitted to Towns four times. The cost upon admission was steep: up to $350 (roughly $5,610 today) for a four- to five-day stay.”

•Wilson relapsed after each of his first three hospitalizations. In December 1934, Wilson had a “spiritual awakening” and said: “I’ll do anything! Anything at all! If there be a God, let him show himself!” Wilson would remain sober for the rest of his life.

•According to the New York Times’ January 26, 1971, obituary of Wilson: “Still dry six months after emerging from the hospital, Mr. Wilson went to Akron to participate in a stock proxy fight. He lost, and was about to lose another bout as he paced outside a bar in the lobby of the Mayflower Hotel. Panicky, he groped for inner strength and remembered that he had thus far stayed sober by trying to help other alcoholics. Through Oxford Group channels that night, he gained an introduction to Dr. Robert Holbrook Smith, a surgeon and fellow Vermonter who had vainly sought medical cures and religious help for his compulsive drinking.”

•Wilson spoke with Holbrook about his addiction and on June 10, 1935, the two decided to form Alcoholics Anonymous.

•In the fall of 1937, Wilson and Holbrook met with John D. Rockefeller Jr. According to the New York Times, Wilson said: “We were awfully broke, and hoped now for millions… But Mr. Rockefeller had other ideas, and said, ‘I think money will spoil this’ He acted accordingly, and A.A. stayed poor. We had earlier been impressed by the philosophy of St. Francis d'Assisi who, in his own movement, had practiced corporate poverty in the belief that the less money and property to quarrel about, the less would be the diversion from their primary purpose. John D. Jr. wisely forced us to live up to that philosophy.”

•An important part of A.A. was anonymity. Wilson (who was known as Bill W.) was quoted in the New York Times, saying “anonymity isn't just something to save us from alcoholic shame and stigma; its deeper purpose is to keep those fool egos of ours from running hog wild after money and fame at A.A.'s expense.” The New York Times wrote: “He cited the example of a nationally known radio personality who wrote an auto biography disclosing his A.A. membership and ‘then spent the royalties crawling the pubs on West 52d Street.’”

•According to the New York Times’ January 26, 1971, obituary of Wilson: “Bill, whose physical strength and coordination were limited, was goaded by a deep sense of inferiority, yet became captain of his high school baseball team. He learned to play the violin well enough to lead the school orchestra.”

•According to the New York Times’ January 26, 1971, obituary of Wilson: “He leaves a program of recovery as a legacy to 475,000 acknowledged alcoholics in 15,000 A.A. groups throughout the United States and in 88 other countries.”

•On June 14, 1999, Time Magazine included Wilson on their list of Time 100 Heroes and Icons of the 20th Century.

•According to Abe Books: “In 1938, he began writing down his strategy for sobriety in a manuscript intended for publication eventually. The book opens with Wilson's own descent into alcoholism and his subsequent recovery. The chapters, as he finished them, would be read aloud at AA meetings, Smith would review the copy and a man called Hank Pankhurst, a former oil executive, attempted to drum up funding.”

•According to Abe Books: “Cornwall Press was contracted to print the book in 1939. However, the fledgling AA organization had no funds to pay for the print run itself so the publisher kept the copies and released them on a 'pay as you go' basis. It took almost two years to sell the 4,650 copies of the first printing. The bank foreclosed on Wilson's house in Brooklyn. In 1941, things changed for the better when the Saturday Evening Post carried a positive article about the book and AA started receiving inquiries about it.”

•Abe Books called Alcoholics Anonymous (also known as ‘The Big Book’) “the most influential self help book ever published.”

•According to American Addiction Centers, “Alcoholics Anonymous (AA) originated the idea for the 12-Step model.” Wilson is credited with writing about the program in The Big Book “through synthesizing concepts from a few other teachings he had encountered, including a six-step program espoused by an organization called the Oxford Group.”

•The Alcoholics Anonymous website writes that the origins of the program “can be traced to the Oxford Group, a religious movement popular in the United States and Europe in the early 20th century. Members of the Oxford Group practiced a formula of self-improvement by performing self-inventory, admitting wrongs, making amends, using prayer and meditation, and carrying the message to others.”

•In August 2011, Time Magazine included Alcoholics Anonymous on their list of “All-TIME 100 Nonfiction Books.”

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1939 First Edition copy of Alcoholics Anonymous by Bill Wilson.

Notable Defects

•The Underlying Asset exhibits bumped corners, some offsetting, and minor foxing and wear.

Details

Series 1939 Alcoholics Anonymous
Title	Alcoholics Anonymous
Author	Bill Wilson
Publisher	Works Publishing Company
Publication Date	1939
Edition	First Printing
Rarity	1 of 4,650 (First Printing)

Rarity	1 of ~200 (Original Dust Jacket)
Condition (Book)	Near Fine
Condition (Dust Jacket)	Very Good or Better

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1939 Alcoholics Anonymous going forward.

USE OF PROCEEDS – SERIES #GBOYCOLOR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GBOYCOLOR Asset Cost (1)	$5,100	78.46%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	4.62%
	Brokerage Fee	$65	1.00%
	Offering Expenses (2)	$500	7.69%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.54%
	Marketing Materials	$200	3.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$235	3.62%
	Total Fees and Expenses	$1,100	16.92%
	Total Proceeds	$6,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on June 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	5/17/2022
Expiration Date of Agreement	N/A
Purchase Price	$5,100
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1998 NINTENDO GAME BOY COLOR

Investment Overview

•Upon completion of the Series #GBOYCOLOR Offering, Series #GBOYCOLOR will purchase a 1998 Factory Sealed Nintendo Game Boy Color graded VGA 85 for Series #GBOYCOLOR (The “Series 1998 Nintendo Game Boy Color” or the “Underlying Asset” with respect to Series #GBOYCOLOR, as applicable), the specifications of which are set forth below.

•The Game Boy Color was released in 1998 as the “color-screened” successor to the original Game Boy. It could support up to 56 colors and was backward compatible, allowing for the ability to play original Game Boy games.

•Combined sales of the Game Boy and the Game Boy totaled over 118 million units.

•The Underlying Asset is a 1998 Factory Sealed Nintendo Game Boy Color graded VGA 85.

Asset Description

Overview & Authentication

•According to the Smithsonian, the Game Boy “combined aspects of Nintendo’s successful Nintendo Entertainment System (NES) television video game console with their earlier handheld electronic games marketed under the name ‘Game & Watch.’”

•According to the Smithsonian: “Shortly after the introduction of the Game Boy, Sega and Atari released handheld games, the Sega Game Gear and the Atari Lynx. Both had superior color LCD displays but both also suffered from short battery life and limited game availability.”

•According to the Smithsonian, original Game Boys “were bundled with Tetris, an addictive game developed in 1985 by Russian mathematician Alexey Pazhitnov, assisted by Dmitry Pavlovsky and Vadim Gerasimov. As with the NES, game software was stored on removable cartridges, allowing users to switch games at whim. Nintendo also marketed a number of accessories with this version of the Game Boy, including a camera and printer attachment.”

•The Game Boy was designed by a team led by Gumpei Yokoi, who was responsible for designing the Game & Watch system, which Nintendo released in 1980. The team also designed Metroid for the NES.

•According to PC Magazine, “In 1998, Nintendo finally unveiled a color-screened successor to the Game Boy called, unsurprisingly, Game Boy Color. Like its predecessor, it did very well with battery life thanks to an efficient non-backlit LCD screen. Game Boy Color (which sold an estimated 40+ million units itself) could play all previous monochrome Game Boy titles plus new games designed for its slightly beefier specs. And in 2001, Nintendo released the Game Boy Advance, a 32-bit handheld that marked a dramatic leap in capability over earlier Nintendo handhelds. It remained backwards-compatible with both monochrome and Color Game Boy titles, assuring classic 1989 Game Boy software would live on for another decade.”

•An original Game Boy is on display at the Smithsonian’s National Museum of American History.

•According to Venture Beat: “While the original Game Boy dominated the portable market for almost 10 years before getting a proper upgrade, Nintendo would replace the Game Boy Color in less than three years.”

•According to Venture Beat: “The Game Boy Color was the first true successor to the original Game Boy. As the name implies, it could support up to 56 colors.”

•The Underlying Asset has been issued a grade of NM+ 85 by Video Game Authority (VGA) with Certification No. 71015201.

Notable Features

•The Underlying Asset is a 1998 Factory Sealed Nintendo Game Boy Color graded VGA 85.

•The Underlying Asset is a first print edition.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from VGA.

Details

Series 1998 Nintendo Game Boy Color
System	Game Boy Color
Production Year	1998
Memorabilia Type	Sealed Video Game Console
Manufacturer	Nintendo
Variant	Clear Purple / Holostrip
Edition	1st Print
Authentication	Video Game Authority (VGA)
Grade	85
Certification No.	71015201

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1998 Nintendo Game Boy Color going forward.

USE OF PROCEEDS – SERIES #ANDYPELE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ANDYPELE Asset Cost (1)	$24,000	92.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.15%
	Brokerage Fee	$260	1.00%
	Offering Expenses (2)	$500	1.92%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.38%
	Marketing Materials	$200	0.77%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$640	2.46%
	Total Fees and Expenses	$1,700	6.54%
	Total Proceeds	$26,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on July 19, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/30/2022
Expiration Date of Agreement	N/A
Purchase Price	$24,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1977 ANDY WARHOL PELé POLAROID

Investment Overview

•Upon completion of the Series #ANDYPELE Offering, Series #ANDYPELE will purchase a 1977 Andy Warhol Pelé Polaroid Portrait Photo for Series #ANDYPELE (The “Series 1977 Andy Warhol Pelé Polaroid” or the “Underlying Asset” with respect to Series #ANDYPELE, as applicable), the specifications of which are set forth below.

•Andy Warhol was one of the most famous, popular, and prolific artists of his time, known for combining avant-garde and commercial sensibilities.  Starting out as a successful magazine and advertising illustrator, he would become famous for producing art of many types including performance art, video installation, filmmaking, writing.  His paintings depicting mass-produced commercial items are why his is credited for popularizing the “pop art” movement.

•On July 27, 1977, Andy Warhol took polaroid photos of Pele. He had been commissioned to make a series of portraits of athletic stars.

•The Underlying Asset is a 1977 Andy Warhol Pelé Polaroid Portrait Photo.

Asset Description

Overview & Authentication

•Andy Warhol was born Andrew Warhola on August 6, 1928, in Pittsburgh, Pennsylvania.  His parents were immigrants from a part of Europe that is now part of Slovakia.  They moved to New York in the 1920s.

•Warhol attended the Carnegie Mellon University from 1945 to 1949.  After graduating with a degree in pictorial design, he went on to pursue a career in New York City as a commercial artist.  According to Warhol.org: “His work first appeared in a 1949 issue of Glamour magazine, in which he illustrated a story called “What is Success?” An award-winning illustrator throughout the 1950s, some of his clients included Tiffany & Co., I. Miller Shoes, Fleming-Joffe, Bonwit Teller, Columbia Records, and Vogue.”

•In 1960, Warhol became interested in the pop art movement which had begun in the UK during the mid-1950s.  According to Warhol.org: “In 1961, Warhol created his first pop paintings, which were based on comics and ads. Warhol’s 1961 Coca-Cola is a pivotal piece in his career, evidence that his transition from hand-painted works to silkscreens did not happen suddenly. The black and gray composition first sketched then hand painted is a blend of both pop and abstraction, which he turned away from at the beginning of his career before experimenting with it again in the 1980s.”

•Warhol’s first pieces done with his trademark photographic silkscreen printing approach were done in 1962. According to Warhol.org: “This commercial process allowed him to easily reproduce the images that he appropriated from popular culture. Among Warhol’s first photographic silkscreen works are his paintings of Marilyn Monroe made from a production still from the 1953 film Niagara. In 1962, he began a large series of celebrity portraits, featuring Marilyn Monroe, Elvis Presley, and Elizabeth Taylor.”

•Warhol’s first Campbell’s Soup collection in 1962 was not his patented silk-screen, rather it was hand-painted with synthetic polymer paint on 32 canvases. According to The MoMA’s website: “When he first exhibited Campbell’s Soup Cans in 1962, the canvases were displayed together on shelves, like products in a grocery aisle. At the time, Campbell’s sold 32 soup varieties; each one of Warhol’s 32 canvases corresponds to a different flavor. (The first flavor the company introduced, in 1897, was tomato).”

•According to CasualPhotophile.com Warhol thought of himself as a photographer, and had a number of cameras throughout his life, but that it was his Polaroid Big Shot that had the biggest effect on his artistic output from 1971 to 1986, “The Big Shot camera perfectly synthesizes in a single object the two major defining features of Warhol as an artist; his obsession with celebrity, and the mass-production of art. It’s not widely acknowledged but much of Warhol’s art, whether it be drawings, prints or paintings, were based on photographs. While Warhol was a visionary artist, he never possessed the skill that other artists such as Picasso had. The Big Shot camera allowed him to create portraits almost as if they were being produced by an assembly line.”

•Published Thursday August 14, 1980, in The Andy Warhol Diaries, Warhol said, “I told them I didn’t believe in art, that I believed in photography.”

•According to Musee Magazine: “The Polaroid Big Shot was only produced from 1971 to 1973. Working at a fixed focal length of forty-two inches, it was specifically designed for portraits. To identify the focus, photographers would do the “Big Shot Shuffle,” moving back and forth until the two images in the viewfinder united. This along with the simplicity of its single-speed mechanical shutter and the diffused light of its flash allowed absolutely anyone to procure well lit, quality images each time. It even provided a sixty second timer that guided enthusiastic users how long to wait before peeling apart the film. When Warhol took Polaroids of his sitters, he kept them all––no matter how much the commissioner might beg for one of them. He labeled them with a steel embossing stamp “©ANDY WARHOL” and catalogued them carefully in designated albums.”

•Polaroid instant photography was the invention of Edwin H. Land. According to ACS.org: “Land made the first public demonstration of instant photography on February 21, 1947, during a meeting of the Optical Society of America in New York City.”

•According to Vice: “It’s hard, for instance, to think of anyone who had a bigger influence on fashion shots than he did. In the 1990s, as the leading magazines turned away from the stylishness of Richard Avedon and Irving Penn, they turned toward the near stylelessness of Warhol’s Polaroids. Without their example, it’s hard to imagine that the unvarnished imagery of Wolfgang Tillmans, Juergen Teller, or Bill Cunningham could have received the reception it did.”

•According to Vice: “People tend to forget that almost all of Warhol’s works, whether drawings or paintings or prints, were based on photos.”

•According to Vice: “In the 1970s and 1980s, Warhol famously paid the bills by painting vast numbers of celebrity and society portraits. These always started with Warhol shooting dozens of Polaroids of his sitter, as though he were trying to find the perfect, flattering image to work up.”

•According to CNN, Pele said of Warhol: "He gave continuity to my life and my message outside of the football pitch ... It's because of him that today you see many artists who have works of me."

•Warhol died of cardiac arrest on February 22, 1987, at the age of 58.

•Warhol was inducted to the Art Directors Club of New York in 1994.

•Time Out New York named Andy Warhol the 21st most famous artist of all time in January 2022.

•The Times Online named Warhol the 8th most famous artist of all time in 2009.

•According to WarholFoundation.org: “The Andy Warhol Museum in Pittsburgh, PA was cofounded in 1989 by the Andy Warhol Foundation for the Visual Arts, the Dia Art Foundation, and Carnegie Institute. Home to more than 500,000 objects, it is the largest repository of Warhol’s artwork and archival materials and among the most comprehensive single-artist museums in the world. Since opening to the public in 1994 in a converted historical warehouse, the museum has facilitated a proliferation of rigorous Warhol-related scholarship, research, and curatorial innovation, vastly broadening our understanding of the profound artistic and cultural impact of one of the most complex, influential, and mythologized cultural figures of the 20th century.”

•According to the Andy Warhol Foundation: “When Andy Warhol died unexpectedly on February 22, 1987, he left a vast and complicated inventory of works of art and personal possessions. His will dictated that his entire estate, with the exception of a few modest legacies to family members, would go to create a foundation dedicated to the ‘advancement of the visual arts.’” The foundation is one of largest grant-giving organizations for the visual arts in the U.S.

•Andy Warhol: A Documentary Film aired September 20, 2006, as a part of The American Masters series on PBS.  That same year it was awarded a Peabody Award.

•According to Phillips.com, “Warhol had been screenprinting onto paper as early as 1962, but it wasn't until he established Factory Additions in 1967 that he systematized the process. A full printmaking operation, Factory Additions published Marilyn’s image in two hundred and fifty folios, each containing ten differently colored Marilyn screenprints on paper. Marilyn’s color combinations were selected by Warhol’s friend David Whitney, pending Warhol's approval.”

•According to the Warhol Foundation: “The Andy Warhol Photographic Legacy Program was launched in 2007 in celebration of the Foundation’s 20th Anniversary. This unprecedented program donated over 28,500 photographs by Andy Warhol to educational institutions across the United States. More than 180 college and university museums, galleries and art collections throughout the nation participated in the program, each receiving a curated selection of original Polaroid photographs and gelatin silver prints.”

•According to the Warhol Foundation: “Photography was fundamental to Warhol’s art, and one of the primary connections he had with the world.”

•According to The Guardian: “Between 1977 and 1979, Warhol created portraits of 10 of the most famous sports stars, from Pele and Muhammad Ali to Chris Evert and skater Dorothy Hamill.”

•According to Richard Weisman, who commissioned eight sets of the works of sports stars: "Andy didn't know the difference between a football and a golf ball. He thought that the Athletes Series was a great idea and he saw it as a way of meeting all these athletes that he would not otherwise get to meet. I knew many of the athletes but many of them didn't know who Warhol was."

•According to Observer.com, the Athlete Series process began with Warhol photographing his subjects on his Polaroid Big Shot camera, “then conjur[ing] the final likeness through a process of acrylic and silkscreen ink on canvas. The works eventually found their way into magazines and billboard promotions for a variety of products.” Christie’s International Director of Post-War and Contemporary Art Sara Friedlander said “It’s this moment in American culture where they become icons, where Muhammad Ali becomes as important as Marilyn Monroe, and this idea of celebrity status for these athletes.”

•Jim Hedges IV is an art collector who has served on The Drawings Acquisition Committee at the Museum of Modern Art, has been a National Council Chair for the Aspen Art Museum, a member of the National Committee of The Anderson Rand, as well as a member of the National Committee for the Whitney Museum of American Art, in addition to being a former Director of The National Public Radio Foundation (NPR).

•In 2004, Hedges was named one of “The Top 100 Collectors in America” by Arts and Antiques magazine.

•The Andy Warhol diaries was released on March 9, 2022, on Netflix.  According to Wired.com: “Based on a book of the same name, the six-part documentary The Andy Warhol Diaries is partially narrated by an AI reading the stories that the artist told diarist Pat Hackett. The voice sounds just like Warhol—and then you remember the voice the world knew was always a flat and robotic one.”

•According to an excerpt from The Andy Warhol Diaries: “Cabbed up to Rockefeller Plaza to the Warner Communications offices to see Pelé, the soccer player who was being photographed for Interview. He was adorable, he remembered meeting me at Regine’s once. We were on the thirtieth floor. He’s sort of funny-looking, but then when he smiles he looks beautiful. He has his own office up there, and they’re making Pelé t-shirts and hats and cartoons.”

•On October 17, 2020, Pelé Tweeted the following quote from Warhol: "Pele was one of the few who contradicted my theory: instead of 15 minutes of fame, he will have 15 centuries"

Notable Features

•The Underlying Asset is a 1977 Andy Warhol Pelé Polaroid Portrait Photo.

•The Underlying Asset is accompanied by a certificate from The Andy Warhol Foundation for the Visual Arts, Inc.

•The Underlying Asset comes from the Hedges Projects, an LLC that “serves as an art collecting, art dealing, and art production arm for the Jim Hedges Collection.”

•The Underlying Asset is stamped.

Notable Defects

•The Underlying Asset is as described in the accompanying certificate from The Andy Warhol Foundation for the Visual Arts, Inc.

Details

Series 1977 Andy Warhol Pelé Polaroid
Artist	Andy Warhol
Memorabilia Type	Photograph
Subject	Pelé

Medium	Polaroid
Year	1977
Rarity	Unique Polaroid Print
Provenance	Hedges Projects Private Collection
Measurements	4 ¼ x 3 3/8 in.
Authentication	The Andy Warhol Foundation for the Visual Arts, Inc.

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1977 Andy Warhol Pelé Polaroid going forward.

USE OF PROCEEDS – SERIES #POPEBALL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #POPEBALL Asset Cost (1)	$17,312	91.12%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.58%
	Brokerage Fee	$190	1.00%
	Offering Expenses (2)	$500	2.63%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Fee	$75	0.39%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$187	0.98%
	Marketing Materials	$200	1.05%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$236	1.24%
	Total Fees and Expenses	$1,388	7.31%
	Total Proceeds	$19,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on July 19, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/14/2022
Expiration Date of Agreement	N/A
Purchase Price	$17,312
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$462

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2022 POPE FRANCIS SIGNED BASEBALL

Investment Overview

•Upon completion of the Series #POPEBALL Offering, Series #POPEBALL will purchase a 2022 Baseball Signed by Pope Francis for Series #POPEBALL (The “Series 2022 Pope Francis Signed Baseball” or the “Underlying Asset” with respect to Series #POPEBALL, as applicable), the specifications of which are set forth below.

•Pope Francis is the bishop of Rome and has been the Leader of the Roman Catholic Church since 2013. He is the first pope from the Western Hemisphere, the first from South America and the first from the Jesuit order.

•On April 28, 2022, Pope Francis signed a rare, official Rawlings Major League baseball on a side panel in black ballpoint pen during a private audience with Father Jon-Paul Bevak.

•Pope Francis was initially seen as a very progressive pope. According to Britannica.com: “Francis soon became noted for making statements that similarly conveyed an openness to different perspectives on Catholic doctrine, particularly regarding social issues and sexual ethics. Such statements were subsequently either toned down by the Vatican or seemingly contradicted by Francis himself.” However after pushback from the Vatican the pope’s positions were altered, “Francis spoke out against same-sex marriage and defended the “traditional” family. Moreover, he affirmed the church’s categorical opposition to abortion. Although Francis spoke sympathetically of women’s rights and acknowledged women’s historic role in the church, he did not endorse the ordination of women as priests.”

•The Underlying Asset is a 2022 Baseball Signed by Pope Francis.

Asset Description

Overview & Authentication

•Jorge Mario Bergoglio, who would go onto become Pope Francis, was born in Buenos Aires, Argentina, to Italian immigrant parents on December 17, 1936.

•In 1957 Bergoglio contracted pneumonia at the age of 21. His right lung was partially removed.

•Bergoglio entered the novitiate of the Society of Jesus on March 11, 1958.

•In December of 1969 Bergoglio was ordained as a priest.

•In 1986 Bergoglio finished his doctoral thesis in Germany.

•In June of 1992 Bergoglio was ordained auxiliary bishop of Buenos Aires. In June of 1997 he was named coadjutor archbishop of Buenos Aires, in February of 1998 he was installed as archbishop of Buenos Aires, and in February of 2001 he was elevated to cardinal.

•According to USCCB.org: “March 13, 2013: Is elected pope by a conclave of 115 cardinals and takes the name Francis. He becomes the first pope from the Americas, the first Jesuit, the 266th pope in the history of the Catholic Church, and the 265th successor of St. Peter.”

•Pope Francis was named Time’s 2013 Person of the Year. According to Time.com: “He took the name of a humble saint and then called for a church of healing. The first non-European pope in 1,200 years is poised to transform a place that measures change by the century.”

•According to Weekes Autographs: “It is fairly common knowledge that heads of state and members of the diplomatic corps can obtain in-person autographs or official signed portraits and apostolic blessings of the pope. Thus, access and status are factors in obtaining an autograph.”

•Pope Francis first visited the U.S. on September 23, 2015. According to CNN.com: “Pope Francis landed on U.S. soil for the first time just before 4 p.m. ET on Tuesday, launching a six-day visit that will highlight his love for the poor and his willingness to tackle the nation’s most significant political, social and economic controversies.”

•According to Britannica.com: “In August 2018 Francis revised the catechism of the Catholic church to fully reject the death penalty.”

•According to Britannica.com: “In February 2019 Francis became the first pope ever to visit the Arabian Peninsula, the birthplace of Islam, in a trip meant to promote religious fraternity and peace.”

Notable Features

•The Underlying Asset is a 2022 Baseball Signed by Pope Francis.

•The Underlying Asset is accompanied by three images of Pope Francis at the time of the signing.

•The Underlying Asset comes with a letter of authenticity signed by Father Jon-Paul Bevak, Provost of the Cincinnati Oratory.

Notable Defects

•The Underlying Asset’s condition is consistent with its mint condition status provided by RR Auction.com.

Details

Series 2022 Pope Francis Signed Baseball
Year	2022
Signature	Pope Francis
Writing Implement	Black ink pen
Memorabilia Type	Signed Major League Baseball
Manufacturer	Rawlings
Authentication	PSA/DNA
Provenance	Three Images of Pope Francis at the Time of the Signing
Provenance (cont.)	Letter of Authenticity Signed by Father Jon-Paul Bevak, Provost of the Cincinnati Oratory
Condition	Mint

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2022 Pope Francis Signed Baseball going forward.

USE OF PROCEEDS – SERIES #JETFIRE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #JETFIRE Asset Cost (1)	$6,432	75.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.53%
	Brokerage Fee	$85	1.00%
	Offering Expenses (2)	$500	5.88%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.18%
	Marketing Materials	$200	2.35%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$883	10.39%
	Total Fees and Expenses	$1,768	20.80%
	Total Proceeds	$8,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on July 19, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/12/2022
Expiration Date of Agreement	N/A
Purchase Price	$6,432
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1985 TRANSFORMERS JETFIRE FIGHTER JET

Investment Overview

•Upon completion of the Series #JETFIRE Offering, Series #JETFIRE will purchase a 1985 Transformers Jetfire Fighter Jet graded AFA 85 for Series #JETFIRE (The “Series 1985 Transformers Jetfire Fighter Jet” or the “Underlying Asset” with respect to Series #JETFIRE, as applicable), the specifications of which are set forth below.

•Hasbro is a multinational consumer product company that was founded in 1923 by Henry, Hillel, and Herman Hassenfield in Providence, Rhode Island, first selling “textile remnants before manufacturing pencil boxes and school supplies.” The brand expanded to include toys in the following decades.

•Hasbro secured the rights to a Japanese brand of “changing/converting” robot toys, calling them “The Transformers” and introduced them to the U.S. market with the “Generation: 1” or “G1” line of toys.

•The Underlying Asset is a 1985 Transformers Jetfire Fighter Jet graded AFA 85.

Asset Description

Overview & Authentication

•The Vice President and Director of Marketing at Hasbro, Don Levine, invented the original prototype action figure. Levine was interested in the methods used by competitor Mattel to manufacture their Barbie toy, “and was determined to create a similar toy for boys.”

•Levine “was struck with an epiphany” when he noticed a wooden artists mannequin in a window display, realizing that Hasbro could “create something truly magnificent” by building toys that could move in similar ways to the human body.

•On October 11, 1966, Hasbro filed U.S. Patent 3,277,602 for a “toy figure having movable joints.”

•Hasbro launched The Transformers in 1984, including 31 original toys that kicked off what has become known as the Generation 1 (G1) line. The first series of Transformers ran from 1984 to 1990 in the U.S.

•According to Den of Geek, President Reagan’s deregulation of children’s television played a major role in the success of Transformers.

•According to Den of Geek: “The release of Star Wars had sparked a boom in action figures and merchandise in the late 70s and early 80s, and companies including Mattel and Hasbro adopted a similar approach to selling toys in its wake. Hasbro launched a new line of G.I. Joe figures in 1982, which was supported by an animated TV series and a comic book published by Marvel Comics… Hasbro’s rival Mattel, meanwhile, had an enormous hit with its He-Man range of fantasy action figures and the animated show which promoted them. A war for the attention of America’s youngsters had begun, and Hasbro started searching around for a new toy idea to win it. Something futuristic. Something kids hadn’t seen before…”

•According to Den of Geek: “That search ended in 1982, when executives from Hasbro attended the Tokyo Toy Fair. There, they were reunited with Japanese manufacturer Takara – a company Hasbro had originally dealt with in the 1970s, when Takara licensed some of Hasbro’s G.I. Joe action figures to sell as Combat Joe in Japan.”

•Den of Geek wrote that the G1 Jetfire is the “Transformer with the strangest history of all.” The character originally appeared in a 1982 Japanese anime series titled “Super Dimensional Fortress Macross” under the name Super Valkyrie Fighter. According to Den of Geek: “Designed by Shoji Kawamori, the Super Valkyrie was one of the most iconic mecha creations of the 1980s, and it’s little surprise that the company Takatoku rushed a transforming toy based on it as the series took off. Hasbro clearly recognised how popular the Valkyrie design would be in the west, so they purchased the design from Takatoku, renamed the robot Jetfire, and added it to the Transformers family, alongside a number of other designs from the company, such as the Deluxe Insecticons”

•According to Den of Geek: “Problems arose when Takatoku went out of business in 1984. Japanese giant Bandai bought up Takatoku, and with a Macross movie renewing interest in the series, Bandai decided it wanted to re-release the Valkyrie toys in Japan. The following year, Macross appeared in America (albeit in modified form) as part of the Harmony Gold series Robotech, which meant that kids across the country would see the Jetfire design in an entirely different context… The complex issue of who owned the rights to the Valkyrie design in what country led Hasbro to change Jetfire’s appearance and name in the comics and television show; according to the Transformers story bible, intended to help the writers on the comics and TV show, “JETFIRE has been “transformed” into SKYFIRE – with a different model – due to legal reasons. Do not use this character unless necessary.”

•In September 1984, The Transformers made their television debut with a mini series titled “MORE THAN MEETS THE EYE” airing on Saturday mornings.

•Marvel released a four-issue comic series titled “The Transformers” beginning in 1984.

•In August 1986, Transformers: The Movie was released in theaters. Featuring Orson Welles and Leonard Nimoy as voice actors, the animated film grossed nearly $6,000,000 worldwide.

•At the end of 1992, Hasbro released G2, including re-colored versions of earlier iterations of Transformers toys.

•In July 2007, Transformers was released. The film starred Shia LaBeouf and Megan Fox and grossed over $700 million.

•To date, there have been seven Transformers films released, grossing over $4.8 billion collectively. Another Transformers film is scheduled to be released in June 2023.

•Workandmoney.com ranked the G1 Jetfire Tranformers Action Figure as the most expensive Transformers toy. An AFA 90 example sold for almost $25,000 in 2021, more than any Optimus Prime or Megatron Toy.

•Harmony Gold USA sued Hasbro in 2013 stating copyright infringement on a GI Joe Skystriker toy with decals to mimic Jetfire. They lost the suit so in 2014 Hasbro released a new 30th anniversary edition JETFIRE figure.

•The Underlying Asset has been issued a grade of AFA 85 by Action Figure Authority (AFA) with Certification No. 14546025.

Notable Features

•The Underlying Asset is a 1985 Transformers Jetfire Fighter Jet graded AFA 85.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1985 Transformers Jetfire Fighter Jet
Action Figure	Jetfire
Manufacturer	Hasbro
Series	2
Type	Transformers
Year	1985
Memorabilia Type	Action Figure
Rarity	1 of 21 (AFA 85)
Authentication	Action Figure Authority (AFA)
Grade	85
Grade (Box)	80

Grade (Figure)	90
Grade (Window)	90
Certification No.	14546025

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1985 Transformers Jetfire Fighter Jet going forward.

USE OF PROCEEDS – SERIES #RABBIT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #RABBIT Asset Cost (1)	$40,000	86.96%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.65%
	Brokerage Fee	$460	1.00%
	Offering Expenses (2)	$500	1.09%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$100	0.22%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$200	0.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,340	9.43%
	Total Fees and Expenses	$5,700	12.39%
	Total Proceeds	$46,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on July 19, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/14/2021
Expiration Date of Agreement	N/A
Purchase Price	$40,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1901 THE TALE OF PETER RABBIT

Investment Overview

•Upon completion of the Series #RABBIT Offering, Series #RABBIT will purchase a 1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter for Series #RABBIT (The “Series 1901 The Tale of Peter Rabbit” or the “Underlying Asset” with respect to Series #RABBIT, as applicable), the specifications of which are set forth below.

•Beatrix Potter was a British author and artist known for writing the popular children’s book The Tale of Peter Rabbit.

•The Tale of Peter Rabbit is a children’s book written by Beatrix Potter

•The Underlying Asset is a 1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter.

Asset Description

Overview & Authentication

•Beatrix Potter was born on July 28, 1866, in London.

•Potter had a rabbit named Peter that inspired the name of the book’s character.

•Potter first wrote about the character Peter Rabbit in 1893 in a letter to a sick 5-year-old. The letter includes a draft of the story and illustrations that would eventually become The Tale of Peter Rabbit.

•Potter wanted the book to be small and therefore fit easily in children’s hands. Publishers pushed her to make the book larger as they would be able to charge a higher price to readers. This disagreement led to six publishers rejecting the book. Potter self-published The Take of Peter Rabbit in December 1901, with the first 250 copies selling out in months.

•In December of 1903 Beatrix Potter patented a Peter Rabbit doll, this was one of the earliest patents on a literary character and was unusual for the time.

•The Tale of Peter Rabbit was named one of Time Magazine’s 100 Best Children’s Books in January 2015.

•According to Mental Floss: “More than 100 years after its original publication in 1902, Beatrix Potter's The Tale of Peter Rabbit remains one of the most beloved children's books ever printed.”

•Potter died on December 22, 1943.

•Potter’s Peter Rabbit character was adapted for a children’s 3d animation series that aired on Nickelodeon and the BBC.  It’s December 2012 Christmas episode aired on Nick Jr and CBeebies drew three million viewers and ranked as the number one program with K2-5 and K2-11 across all television in its time period.  The series’ official February 18, 2013 launch drew 1.7 million viewers and ranked as Nick’s highest-rated preschool series premiere since 2011.

•In 2018 Peter Rabbit was turned into a theatrically released motion picture which combined 3D animation and live action.  Released in February of 2018, by March it had already made 146 million worldwide.  It would go on to make more than 350 million worldwide with a total budget of only 50 million.  It spawned a sequel released in 2021.  Peter Rabbit 2: The Runaway was shot on a 45 million dollar budget and had a worldwide gross of over 150 million.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter.

•The Underlying Asset is 1 of 250 examples from the First Issue printing of The Tale of Peter Rabbit.

•The Underlying Asset comes with its original light grey pictorial boards and flat spine.

•The Underlying Asset comes housed in a custom box.

Notable Defects

•The Underlying Asset exhibits “a little” soiling to “lightly worn” covers and spine ends.

•The Underlying Asset exhibits a “tiny” ink mark to its fore-edge.

Details

Series 1901 The Tale of Peter Rabbit
Title	The Tale of Peter Rabbit
Author	Beatrix Potter
Publisher	Privately Printed
Publication Date	1901
Edition	First Edition, First Issue
Rarity	1 of 250 (First Issue)

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1901 Tale of Peter Rabbit going forward.

USE OF PROCEEDS – SERIES #35MICKEY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #35MICKEY Asset Cost (1)	$5,040	77.54%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	4.62%
	Brokerage Fee	$65	1.00%
	Offering Expenses (2)	$500	7.69%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.54%
	Marketing Materials	$200	3.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$295	4.54%
	Total Fees and Expenses	$1,160	17.85%
	Total Proceeds	$6,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/21/2022
Expiration Date of Agreement	N/A
Purchase Price	$5,040
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1935 MICKEY MOUSE WAX PACK

Investment Overview

•Upon completion of the Series #35MICKEY Offering, Series #35MICKEY will purchase a 1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8 for Series #35MICKEY (The “Series 1935 Mickey Mouse Wax Pack” or the “Underlying Asset” with respect to Series #35MICKEY, as applicable), the specifications of which are set forth below.

•According to GTS Distribution “The history of the Bowman trading card brand dates back to the founding of Gum Inc. by Jacob Warren Bowman in 1927. From humble beginnings in its Philadelphia headquarters, in just 2 short years, the company’s Bloney brand became the #1 selling gum in the country. By 1937 the company owned 60% of the market share in the United States.”

•Mickey Mouse, the famous cartoon character, and mascot of The Walt Disney Company made his theatrical debut in the groundbreaking short, Steamboat Willie on November 18, 1928.  According to the Museum of Modern Art: “Disney’s Steamboat Willie is a landmark in the history of animation. The first film starring Mickey Mouse to be released with synchronized sound, it threw silent animation into obsolescence and launched an empire. Previously, there had been little to distinguish Disney’s cartoons from those of his competitors.”

•The Underlying Asset is a 1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8.

Asset Description

Overview & Authentication

•Walter Elias Disney was born December 5, 1901 in Chicago, Illinois, U.S to a carpenter and a school teacher.

•After some unsuccessful Laugh-O-Gram series, Disney would start The Walt Disney Company with his brother Roy. Their rough short, Alice’s Wonderland, was picked up by noted film distributor, Margaret Winkler, known for distributing Felix the Cat. According to ThisDayInDisneyHistory.com: “Walt (now living in California) signed with M. J. Winkler on October 16, 1923 (this date became the formal beginning of The Walt Disney Company). Walt and his brother Roy enthusiastically immersed themselves into producing the first batch of Alice Comedies. The Disney Brothers Studio was set up in a garage on Kingswell Ave. in Hollywood, California. As they had no staff to help produce the first six shorts, Walt animated the films all by himself and Roy worked the camera for the live-action sequences. There were no rehearsals for the live-action filming and usually no more than a single take was shot as the Disneys didn't always have enough film to reshoot! The first, Alice's Day at Sea was released on March 1, 1924.”

•On September 5, 1927, Walt Disney’s first post-Alice film called Oswald the Lucky Rabbit debuted. The six-minute cartoon was one of 26 Oswald shorts made by Disney and fellow animator Ub Iwerks. The films were produced for Universal Studios, meaning that while Disney had created Oswald, he did not own the rights to the character. According to Collider.com “Even after he found out that many of his animators had been scooped up from underneath him, he worked to make a separate deal with Universal, going around Mintz. But Mintz had signed a new deal with the studio and Universal was ruthless. Walt wouldn’t own the character he had created for the studio. What’s more Universal suggested, as a way of salvaging things, for Mintz to take over the studio from Walt. It was the last straw. Walt vowed to never work for anyone again and to own everything he created.”

•While many consider Steamboat Willie to be the first Mickey Mouse cartoon, that honor actually goes to 1928’s Plane Crazy. According to ABC News 10: “Walt Disney's first Mickey Mouse film was called 'Plane Crazy.' It was a silent film shown to a test audience in 1928. But distributors weren't excited about it, so it wasn't released to the public. But after 'Steamboat Willie' became a huge hit, 'Plane Crazy' was finally released as the 4th Mickey Mouse film in 1929.”

•By 1930, Mickey’s popularity was soaring. By June of 1929 King Features Syndicate proposed a comic strip. According to D23.com: “Mickey becomes inspired to build an airplane in the first Mickey Mouse comic strip, first distributed Monday, January 13, 1930. The first comic strip arrived on January 13, 1930 and, incidentally, followed a similar storyline to the first Mickey cartoon produced—Plane Crazy (1928), which Ub had animated all by himself.”

•According to D23.com: “Enter the 1930s, when more than 100 Mickey shorts hit theaters, licensed Mickey products become the newest sensation in character merchandising, and upward of a million children gathered at local Mickey Mouse Clubs across the U.S. But just as important was Mickey’s first entry into families’ homes on a day-to-day basis via the Mickey Mouse comic strip, which made its debut 85 years ago today.”

•On October 30, 1929, Disney patented Mickey Mouse’s design, specifically for the use of a “toy or similar article.” According to D23.com: “As the popularity of Mickey Mouse began to soar in the early 1930s, Walt and Roy were confronted with the challenge of meeting the explosive demand for engaging consumer products, while sustaining the creative integrity and consistent quality of their character merchandise. The first merchandise contract was signed in February 1930, granting Geo. Borgfeldt & Co. the responsibility to manage the licensing of Disney product to manufacturers in the U.S. and abroad. One of the items that Walt and Roy were most focused on was the production of a Mickey Mouse stuffed doll.”

•According to PSA.com: “The 1935 Gum, Inc. Mickey Mouse set consists of 120 total cards. Produced by the Philadelphia-based company, the initially offering – R89 – features card fronts with brilliantly colorful and high-quality comic depictions of Mickey Mouse and his friends along with the card number; card backs feature Mickey Mouse jokes, trivia questions, and an advertisement for a Mickey Mouse album to hold the trading cards. Highlights of this 96-card set include Let's Make Hoop-ee! (#1), Bad Stew Mickey (#7), He's Sure a Handy Man Around the Mouse! (#21), Walt Disney (#92), and Uncle Toms Crabbin' (#96). Cards #21 and #92 are both a key part of the collection because each picture Walt Disney. The second set of 24 cards, titled “Mickey Mouse with the Movie Stars” (R90), boasts caricatures of Hollywood stars of the era. Mickey Mouse cards are considered to be among the most classic 1930s non-sport card set, and far more difficult to find than most baseball cards of the era.”

•The 5th Academy Awards were held on November 18, 1932 at The Ambassador Hotel in Los Angeles, CA. During the reception, Walt Disney received a special Academy Award for the creation of Mickey Mouse. During the same Academy Awards Disney would win the first official Academy Award ever presented for “Best Short Subject, Cartoon.”

•In 1934 Mickey makes his first appearance in the Macy’s Thanksgiving Day Parade. According to ChipAndCo.com: “Mickey was led in the parade by a team of 25 handlers who were festively dressed in Mickey/Minnie costumes. A smaller Pluto balloon, a 34-foot-tall Big Bad Wolf, a 31-foot-tall Little Pig, and a 12 ½-foot-tall Horace Horsecollar followed along in the 1934 procession.”

•On February 23, 1935 Mickey appeared in his first color cartoon, The Band Concert.

•Mickey appears in his first feature film, Fantasia, as The Sorcerer’s Apprentice on November 13, 1940.

•On April 18, 1953 Mickey made his last traditional appearance in a short animated film in The Simple Things.

•Mickey Mouse stars in The Prince and the Pauper, released on November 16, 1990. The short appears before the Disney animated feature, The Rescuers Down Under.

•In 1981 Mickey makes his first video game appearance in Nintendo’s Mickey Mouse Game & Watch single-game console.

•In 1995, the controversial Mickey Mouse short entitled Runaway Brain ran before A Kid in King Arthur’s Court. According to Polygon.com: “Despite being nominated for an Oscar in 1996, playing out of competition at the Cannes Film Festival that May, and being, at the time, the first true Mickey Mouse theatrical short to play for theatrical audiences in more than 40 years has been all but erased from existence.”

•In 1982 Treat Hobby released 18 Mickey Mouse Cards in partnership with Disney.

•According to MovieInsider.com: “This groundbreaking short from Walt Disney Animation Studios is directed by Lauren MacMullan and produced by Dorothy McKim, Get A Horse! opens in front of Frozen on Nov. 27, 2013.”

•On March 4, 2020, the first Mickey Mouse themed ride to ever open at a Disney theme park, Mickey and Minnie’s Runaway Railway opens at Walt Disney World.

•Upper Deck released a 3 card per pack Mickey Mouse trading card set in September of 2020. According to UpperDeck.com: “Disney's Mickey Mouse brings the magical world of Disney onto e-Pack and commemorates some of Mickey and Friends' most memorable moments since their creation. Collect the amazing 180-card Base Set broken into 4-tiers of rarity along with a complete Acetate Parallel set.”

•The Underlying Asset has been reviewed and authenticated by Professional Sports Authenticator (PSA) and issued a grade of PSA NM-MT 8 with certification number 63605522.

Notable Features

•The Underlying Asset is a 1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8 and issued a grade of PSA NM-MT 8.

Notable Defects

•The Underlying Asset’s condition is consistent with its authentication from PSA.

Details

Series 1935 Mickey Mouse Wax Pack
Memorabilia Type	Wax Pack
Manufacturer	Bowman (as Gum, Inc.)
Series	Mickey Mouse Bubble Gum
Year	1935
Number of Cards per Pack	1
Number of Cards in Set	96
Rarity	1 of 19 (with none higher)
Authentication	Professional Sports Authenticator (PSA)
Grade	NM-MT 8
Certification No.	63605522

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1935 Mickey Mouse Wax Pack going forward.

USE OF PROCEEDS – SERIES # RASPUTIN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #RASPUTIN Asset Cost (1)	$30,990	83.76%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.81%
	Brokerage Fee	$370	1.00%
	Offering Expenses (2)	$500	1.35%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$300	0.81%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$293	0.79%
	Marketing Materials	$200	0.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,047	10.94%
	Total Fees and Expenses	$5,710	15.43%
	Total Proceeds	$37,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/10/2022
Expiration Date of Agreement	N/A
Purchase Price	$30,990
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$793

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1905-1916 RASPUTIN LETTER

Investment Overview

•Upon completion of the Series #RASPUTIN Offering, Series #RASPUTIN will purchase a 1905-1916 Handwritten and Signed Grigori Rasputin Letter for Series #RASPUTIN (The “Series 1905-1916 Rasputin Letter” or the “Underlying Asset” with respect to Series #RASPUTIN, as applicable), the specifications of which are set forth below.

•Grigori Yefimovich Rasputin was a “mystical advisor” to Czar Nicholas II of Russia known for his supposed healing abilities. He was nicknamed the “Mad Monk.”

•Rasputin gained entry into the inner circle of Russian Czar Nicholas II and his wife, Alexandra Feodorovna as they sought help from the ‘healer’ for their ailing son. After the son was “cured” of hemophilia, Rasputin became an important advisor to the family between 1905 and 1916.

•The Underlying Asset is a 1905-1916 Handwritten and Signed Grigori Rasputin Letter.

Asset Description

Overview & Authentication

•Grigori Yefimovich Rasputin is believed to have born around 1869 to a Siberian peasant family.

•It is believed that due to his limited education, Rasputin never learned to read or write until adulthood.

•As he grew up, some in his village began to claim that he was in possession of “supernatural powers,” though others observed “examples of extreme cruelty,” according to Biography.com.

•Rasputin hoped to become a monk, entering the Verkhoture Monastery in Russia, though soon leaving and marrying Proskovia Fyodorovna at age 19.

•After having three children (two of whom died shortly after birth), Rasputin left his family to travel to Greece and the Middle East, “making several pilgrimages to the Holy Land,” according to Biography.com.

•Rasputin arrived in St. Petersburg in 1903, with “a reputation as a mystic and faith healer,” according to Biography.com.

•Around 1905, Rasputin was first sought out by Czar Nicholas II and his wife in order to heal their son, Alexis. The family believed Rasputin was responsible for healing Alexis, and soon won the favor of Alexandra.

•Rasputin’s association with the imperial family over the years between 1906-1914 gave fodder to political critics, who used the relationship to “undermine the dynasty’s credibility and push for reform,” according to Biography.com.

•According to Biography.com: “Rasputin helped their efforts by claiming to be the Czarina’s advisor, and accounts of his rampant lascivious behavior emerged in the press, compounding contempt among state officials. In truth, however, Rasputin's influence at this time was limited to the health of Alexis.”

•Rasputin predicted the World War I would prove to be a disaster for Russia. Alexandra, who was charged with domestic policy in 1915, defended Rasputin, further implying the magnitude of his influence.

•According to Biography.com: “On the night of December 29, 1916, a group of conspirators, including the czar's first cousin, Grand Duke Dmitri Pavlovich, and Prince Felix Yusupov, invited Rasputin to Yusupov's palace and fed him wine and cakes laced with cyanide. Though Rasputin eventually became rather drunk, the poison seemed to have no effect. Baffled but not deterred, the conspirators finally shot Rasputin multiple times. He was then wrapped in a carpet and thrown into the Neva River, where it was discovered three days later.”

•Before his death, Rasputin had written a letter to Czar Nicholas, predicting that if he were killed it would lead in turn to the death of the entire imperial family at the hands of the Russian people. This prediction came true in July 1918 when the Bolsheviks executed the family.

Notable Features

•The Underlying Asset is a 1905-1916 Handwritten and Signed Grigori Rasputin Letter.

•The Underlying Asset exhibits a cross at the top of the letter, which is “a mark suggesting that he is a mouthpiece of God” according to RR Auction.

Notable Defects

•The Underlying Asset is in condition as described by RR Auction’s condition assessment of “Fine” and the Letter of Authenticity from PSA/DNA.

Details

Series 1905-1916 Rasputin Letter
Memorabilia Type	Handwritten Signed Letter
Author	Rasputin
Year	C. 1905-1916
Size	5 X 8
Rarity	1 of 1
Condition	Fine
Inscribed	"My dear, I’m sorry for the inconvenience. Starving. Help him feel better. Give him a job."
Authentication	PSA/DNA

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1905-1916 Rasputin Letter going forward.

USE OF PROCEEDS – SERIES # SCARFACE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SCARFACE Asset Cost (1)	$17,500	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.50%
	Brokerage Fee	$200	1.00%
	Offering Expenses (2)	$500	2.50%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.50%
	Marketing Materials	$200	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,200	6.00%
	Total Fees and Expenses	$2,200	11.00%
	Total Proceeds	$20,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/22/2022
Expiration Date of Agreement	N/A
Purchase Price	$17,500
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AL PACINO SCARFACE TUXEDO

Investment Overview

•Upon completion of the Series #SCARFACE Offering, Series #SCARFACE will purchase a Al Pacino Screen Worn Tuxedo from Scarface for Series #SCARFACE (The “Series Al Pacino Scarface Tuxedo” or the “Underlying Asset” with respect to Series #SCARFACE, as applicable), the specifications of which are set forth below.

•Scarface is a 1983 film directed by Brian De Palma and written by Oliver Stone starring Al Pacino as the lead character. Based on a 1932 film by the same name — an adaptation of a 1930 pulp novel inspired by Al Capone — the film has since become a classic and is considered among the greatest films of all time.

•Al Pacino is considered one of the greatest actors of all time, having played the role of Michael Corleone in The Godfather, as well as multiple iconic roles in films such as Dog Day Afternoon, Scarface, Glengarry Glen Ross, and more. Pacino is one of the few in history to win the “Triple Crown of Acting,” which refers to a Tony, an Oscar, and an Emmy.

•The Underlying Asset is an Al Pacino Screen Worn Tuxedo from Scarface.

Asset Description

Overview & Authentication

•Al Pacino was born on April 25, 1940, in New York.

•In 1966, Pacino began studying at the Actors Studio under the tutelage of Lee Strasberg, the inventor of what is referred to as the “Method Actor” approach.

•Pacino found success on the stage with his Broadway debut "Does the Tiger Wear a Necktie?" for which he was awarded a Tony in 1969.

•Francis Ford Coppola cast Pacino in The Godfather (1972) as Michael Corleone, which is now remembered as one of the greatest performances in cinematic history. Pacino beat out contemporary actors including Robert Redford, Jack Nicholson, and Warren Beatty for the role.

•In 1930, a book titled “Scarface” was published by Armitage Trail as a fictionalized account of Al Capone’s life. The book would be adapted as a film in 1932. According to Britannica: “There were a number of notable gangster films before Scarface, but none were as realistic in their depiction of violence and brutality.”

•In April 1982, Variety Magazine announced Pacino and director Sidney Lumet were developing a remake of the 1932 film. Soon, De Palma replaced Lumet as the director. Originally, the film’s budget was around $13 million, though it would reach $37 million by the end of production.

•According to Variety: “The remake did OK at the box office, earning $66 million worldwide, but that was not enough to offset the big budget. Still, the picture gained followers in home video and beyond. In 1984, home vid execs said it was summer’s highest selling title — at $79.95 a pop. There were 100,000 videocassettes sold as of June 22, 1984, bringing in an estimated $5 million.”

•Scarface was released in December 1983.

•The “Push it to the Limit” scene from Scarface comes at a pivotal point in the film’s story after Pacino’s character Tony Montana kills drug lord Frank Lopez and becomes one of Miami’s most powerful drug dealers.

Notable Features

•The Underlying Asset is a Al Pacino Screen Worn Tuxedo from Scarface.

•The Underlying Asset is a 4-piece wedding suit ensemble, including “(1) jacket with wide, notched lapel, 2-waist flap pockets, 1-chest slash pocket, and button front closure, (1) pair of matching pants with "Al Pacino" handwritten in black permanent marker on the interior waist, (1) matching button front vest with 2-front pockets, and (1) white dress shirt with winged collar, French cuffs, and button front closure.”

•The Underlying Asset was worn by Al Pacino (as Tony Montana) in the film Scarface during the musical montage that features the song “Push it to the limit.”

Notable Defects

•The Underlying Asset exhibits minor production wear.

Details

Series Al Pacino Scarface Tuxedo
Memorabilia Type	Screen-Worn Tuxedo
Film	Scarface
Actor	Al Pacino
Year	1983
Condition	Very Good
Rarity	1 of 4
Authentication	Heritage Auctions
LOA	Costumer Tony Scarano

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Al Pacino Scarface Tuxedo going forward.

USE OF PROCEEDS – SERIES # METROID

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #METROID Asset Cost (1)	$64,800	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.42%
	Brokerage Fee	$720	1.00%
	Offering Expenses (2)	$540	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.28%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,340	7.42%
	Total Fees and Expenses	$6,900	9.58%
	Total Proceeds	$72,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/24/2022
Expiration Date of Agreement	N/A
Purchase Price	$64,800
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1987 NES METROID VIDEO GAME

Investment Overview

•Upon completion of the Series #METROID Offering, Series #METROID will purchase a 1987 NES Metroid Video Game graded Wata 9.6 A+ as the Underlying Asset for Series #METROID (The “Series 1987 NES Metroid Video Game” or the “Underlying Asset” with respect to Series #METROID, as applicable), the specifications of which are set forth below.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo sold 61.9 million NES units worldwide.

•Released in August of 1987 in the US, Metroid is an early example of an 8-bit platformer with non-linear progression that hybridized action/adventure gaming genre with platforming and shooting mechanics. The player takes on the role of Samus Aran, a space bounty hunter that must explore the planet Zebes, rescue creatures called Metroid, and eventually face bosses Ridley, Kraid, and eventually the formidable “Mother Brain.”

•The Underlying Asset is a 1987 NES Metroid Video Game graded Wata 9.6 A+.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with net sales of $16.1 billion reported for the fiscal year ending in March 2021.

•The lead character, Samus Aran, is a female protagonist which is rare in early console video game design, but this was not revealed to the player until the space suit is removed. To keep this a secret from players, the instruction manuals referred to Samus as “he.”

•Metroid was released exclusively on Nintendo’s Famicom Disk System in Japan. Because this waning Famicom add-on became obsolete two months before thanks to the release of more capable game cartridges, sales of Metroid were poor. The game would find more popularity when released on cartridge in the western markets.

•Nintendo has released 13 Metroid games to date, and this does not include other games utilizing the franchise’s IP (Pinball, etc).

•In their comprehensive list of 100 top NES games, IGN ranks Metroid as the sixth greatest NES game ever published.

•Den of Geek ranked Metroid 3rd greatest NES game behind only Super Mario Bros. and Super Mario Bros. 3.

•Metroid was created by Nintendo’s oldest development team known as R&D1. The team was responsible for arcade classics like Donkey Kong, Mario Bros. and Popeye. They designed characters and came up with scripts for Metroid, Kid Icarus, and Famicom Tentei Club. They were led by Yoshio Sakamoto stated in an interview with Gamasutra: “When we worked on the very first Metroid game, please keep in mind that was very early in video game history. At that time, no one really paid a whole lot of attention to who made what part of the game; rather, an entire department made a game. It was a collaborative effort. Of course, we did contract out some of the coding on the game to Intelligent Systems at the time. The idea of the design game from the entire department.”

•Metroid was inspired by the 1979 film Alien. The second boss in the game is named “Ridley,” honoring the director of Alien, Ridley Scott.

•According to the Video Game Sales Wiki: “As of December 2021, the Metroid franchise has sold over 20.03 million copies worldwide.”

•On February 9th, 2004 Nintendo released Metroid Zero Mission for Game Boy Advance. This was a remake of Metroid with newer graphics and updated controls, as well as a newly written plot twist at the conclusion of the game. Players could also unlock the original 8-bit version of Metroid.

•The original 8-bit Metroid game received an unedited release 8 months after Metroid Zero Mission, again for the Game Boy Advance, this time as part of the “Classic NES Series.”

•Metroid Dread was released October 8, 2021. It sold 854,000 units in its first month alone, breaking all previous Metroid first month sales records. The game’s narrative concluded a storyline that began with the first NES Metroid title.

•In 2003, Director John Woo and Tiger Hill secured movie rights to the Metroid franchise with the goal of making a Metroid film that would follow Samus Aaran’s battle against the Metroids and Mother Brain. The project halted in 2007 when complications arose when script writers wanted to redefine aspects of the character in ways Nintendo was not comfortable with.

•Running from 1989-1991, The Saturday Morning cartoon, Captain N: The Game Master, featured a number of NES characters. The story followed Kevin Keene as he joined various game heroes on adventures in the mythical realm of Videoland. While Metroid protagonist, Samus Aron, was not a part of the series, Mother Brain was the show’s key antagonist. She was voiced by Levi Stubbs from the Four Tops.

•IGN ranked Metroid’s soundtrack as one of the top ten soundtracks of the 8-bit era. Composer Hirokazu Tanaka said he wanted to “create the sound without any distinctions between music and sound effects.”

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.6 A+ with certification number 584605-002.

Notable Features

•The Underlying Asset is a 1987 NES Metroid Video Game graded Wata 9.6 A+.

•The Underlying Asset lacks the Classic Series box art indicating early print run.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1987 NES Metroid Video Game
Game	Metroid
System	Nintendo Entertainment System (NES)
Manufacturer	Nintendo Co., LTD.
Production Year	1987
Box Variant	Rev-A, Oval SOQ TM
Rarity	1 of 2 (9.6) with none higher.
Authentication	Wata Games
Box Grade	9.6
Seal Rating	A+
Certification No.	584605-002

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1987 NES Metroid Video Game going forward.

USE OF PROCEEDS – SERIES # GIJOE2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GIJOE2 Asset Cost (1)	$9,741	81.18%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.50%
	Brokerage Fee	$120	1.00%
	Offering Expenses (2)	$500	4.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.83%
	Marketing Materials	$200	1.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,039	8.66%
	Total Fees and Expenses	$1,959	16.33%
	Total Proceeds	$12,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/29/2022
Expiration Date of Agreement	N/A
Purchase Price	$9,741
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1982 G.I. JOE ACTION FIGURE

Investment Overview

•Upon completion of the Series #GIJOE2 Offering, Series #GIJOE2 will purchase a 1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80 for Series #GIJOE2 (The “Series 1982 G.I. Joe Action Figure” or the “Underlying Asset” with respect to Series #GIJOE2, as applicable), the specifications of which are set forth below.

•Hasbro is a multinational consumer product company that was founded in 1923 by Henry, Hillel, and Herman Hassenfield in Providence, Rhode Island, first selling “textile remnants before manufacturing pencil boxes and school supplies.” The brand expanded to include toys in the following decades.

•G.I. Joe was the first-ever action figure, debuted in 1964 by Hasbro. The brand was a success and has since spawned multimedia franchises in film and television.

•The Underlying Asset is a 1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80.

Asset Description

Overview & Authentication

•The Vice President and Director of Marketing at Hasbro, Don Levine, invented the original prototype action figure. Levine was interested in the methods used by competitor Mattel to manufacture their Barbie toy, “and was determined to create a similar toy for boys,” according to Smithsonian Magazine.

•Levine “was struck with an epiphany,” according to Smithsonian Magazine, when he noticed a wooden artists mannequin in a window display, realizing that Hasbro could “create something truly magnificent” by building toys that could move in similar ways to the human body.

•On October 11, 1966, Hasbro filed U.S. Patent 3,277,602 for a “toy figure having movable joints.”

•According to Smithsonian Magazine: “When the figure hit the market in 1964 it was a runaway success. Within two years, G.I. Joe accounted for almost 66 percent of Hasbro’s profits.”

•12-inch G.I. Joes were released on February 2, 1964.

•According to Smithsonian Magazine: “The patented designs also placed a premium on safety, durability and cost-effective manufacturing. It was important, for example, that no metal springs were used in the assembly and that different heads could be used on the same figure – thereby creating product variability while keep manufacturing costs low.”

•G.I. Joe action figures were produced for the four branches of the American military. According to Smithsonian Magazine: “Rocky the Movable Fighting Man represented the Army, Skip for the Navy, Ace Fighter Pilot was obviously a proud member of the Air Force, and Rocky, apparently serving double duty, was also a Marine. Each figure came with basic fatigues, boots, cap and dog tag, while the packaging enticed children with images of other uniforms and accessories. The “G.I Joe” moniker was created to encompass the entire brand. The name “G.I. Joe” was inspired by a 1945 film about film about war correspondent Ernie Pyle, titled The Story of G.I. JOE.”

•The militaristic nature of G.I. Joe became less popular as anti-war sentiment grew during the Vietnam War. Hasbro relaunched G.I. Joe in 1970 as “Adventures of G.I. Joe” with “kung-fu grip” allowing the action figure to hold on to objects.

•According to Time Magazine: “In 1982, Joe had an unlikely savior in Star Wars. The sci-fi flick and the collectables it spawned rekindled America's appetite for action figures, so Hasbro reintroduced a scaled-down line of G.I. Joes to try and capitalize on the trend. Instead of a single character, there was an entire battalion of G.I. Joes, each given signature weapons, backstories and code names like Scarlett and Snake Eyes. Joe also got a new enemy, Cobra —"a ruthless terrorist organization determined to rule the world," as described in the intro to the 1980s TV cartoon G.I. Joe: A Real American Hero. (Cobra operatives got action figures, too.)”

•In 1983, Hasbro released a new line of G.I. Joe action figures and an enemy organization called Cobra. A cartoon (G.I. Joe: An All American Hero) was launched in tandem with the release. The National Coalition on Television Violence reported that sales of “war toys” between 1982-1985 increased 350% — “no doubt largely due to the cross-platform success of G.I. Joe,” Smithsonian Magazine wrote.

•According to ScreenRant.com: “The first version of Snake Eyes from 1982 is still one of the best. Outfitted in all black, Snake Eyes instantly stood out amongst his Joe colleagues, who were initially all costumed in army green.  The mystique and awesomeness of the character were established from the very start.”

•According to Time Magazine: “what's perhaps most unique about G.I. Joe is his staying power.”

•In August 2009, Dennis Quaid and Channing Tatum starred in the film G.I. Joe: The Rise of Cobra, grossing over $300 million at the worldwide box office.

•The Underlying Asset has been issued a grade of AFA NM 80 by Action Figure Authority (AFA) with Certification No. 18097535.

Notable Features

•The Underlying Asset is a 1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80.

•The Underlying Asset’s AFA Condition Report consists of the following grades: Blister: 80, Figure: 90, Card: 80.

•The Underlying Asset is an example of the rare earliest card variety without the "Interchangeable Snap-On, Stay-On Accessories" line of text above blister, which was added early in production, making this rarer than other 9 Back straight arm carded figures.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1982 G.I. Joe Action Figure
Action Figure	G.I. Joe
Manufacturer	Hasbro
Series	1 / 9 Back
Type	Snake Eyes
Year	1982
Memorabilia Type	Action Figure
Rarity	1 of 1 (AFA 80)
Authentication	Action Figure Authority (AFA)
Grade	80 NM
Grade (Blister)	80
Grade (Figure)	90
Grade (Card)	80
Certification No.	18097535

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1982 G.I. Joe Action Figure going forward.

USE OF PROCEEDS – SERIES # BOBAFETT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BOBAFETT Asset Cost (1)	$22,960	88.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.15%
	Brokerage Fee	$260	1.00%
	Offering Expenses (2)	$500	1.92%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.38%
	Marketing Materials	$200	0.77%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,680	6.46%
	Total Fees and Expenses	$2,740	10.54%
	Total Proceeds	$26,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/29/2022
Expiration Date of Agreement	N/A
Purchase Price	$22,960
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1979 BOBA FETT ACTION FIGURE

Investment Overview

•Upon completion of the Series #BOBAFETT Offering, Series #BOBAFETT will purchase a 1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85 for Series #BOBAFETT (The “Series 1979 Boba Fett Action Figure ” or the “Underlying Asset” with respect to Series #BOBAFETT, as applicable), the specifications of which are set forth below.

•Star Wars is a series of films created by George Lucas that has spawned a wide-spanning industry since its debut in 1977, including ongoing films and TV shows, merchandise, trading cards, toys, and video games. The New York Times called Star Wars a “cultural behemoth.”

•Kenner Products was founded in 1947 by Albert, Phillip, and Joseph Kenner. The company would go on to produce toys such as the Easy-Bake Oven and Star Wars action figures.

•The Underlying Asset is a 1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85.

Asset Description

Overview & Authentication

•The first Star Wars film was released on May 25, 1977 (later retitled “Star Wars: Episode IV — A New Hope”). Directed by George Lucas, the “Space Opera” grossed an estimated $775,398,007 at the worldwide box office.

•Following the debut hit, the franchise has since released a total of 11 films, with “Star Wars: Episode IX — The Rise of Skywalker” arriving in theatres on December 20, 2019.

•The Walt Disney corporation announced they agreed to acquire Lucasfilm Ltd. on October 30, 2012. Through this deal Disney acquired ownership of Star Wars and associated businesses in film, consumer products, animation, and more.

•After the success of the Star Wars film in 1977, Kenner signed a licensing deal to produce Star Wars toys. According to Cincinnati.com, other toy companies turned down the deal because at the time toy companies generally produced toys related to TV shows due to the longer exposure period but not movies.

•A Kenner designer named Jim Swearingen “recalled reading the ‘Star Wars’ script and telling his bosses they had to do these toys.”

•Since Kenner knew they wanted to produce toys of the spaceships from Star Wars, they scaled down the figures from the common 8 or 12 inches to 3.75 inches. This became “the new industry standard.”

•In the fall of 1977, Kenner produced puzzles and a board game, but the action figures would take a year to produce and would not meet the holiday deadline. According to Cincinnati.com: “…they tried a bit of innovative marketing. Kenner whipped up a cardboard stand and an “Early Bird Certificate Package” that promised delivery of the first four figures (Luke Skywalker, Princess Leia, Chewbacca and R2-D2) when they were available the next year. The company essentially sold parents an empty box, an I.O.U., to put under the tree on Christmas morning.”

•Kenner’s Star Wars action figures were added to the National Toy Hall of Fame in 2012.

•According to Vintage Action Figures: “Of all the Star Wars action figures that have come out, probably the most surprisingly successful one was Boba Fett Star Wars action figure. He made his official debut in “The Empire Strikes Back” and was an immediate hit.  George Lucas didn’t realize how many fans liked him and his subsequent screen presence was cut in the final episode “Return of the Jedi”. That being said, Boba Fett made his toy room appearance in 1980 as part of the 21 Back group and was almost impossible to find on shelves.”

•The Underlying Asset has been issued a grade of AFA NM 80 by Action Figure Authority (AFA) with Certification No. 1411210.

Notable Features

•The Underlying Asset is a 1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85.

•The Underlying Asset’s AFA Condition Report consists of the following grades: Blister: 85, Figure: 85, Card: 85.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1979 Boba Fett Action Figure
Action Figure	Boba Fett
Manufacturer	Kenner
Series	Star Wars 21 Back-B
Year	1979
Memorabilia Type	Action Figure
Authentication	Action Figure Authority (AFA)
Grade	85
Grade (Blister)	85
Grade (Figure)	85
Grade (Card)	85
Certification No.	1411210

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1979 Boba Fett Action Figure going forward.

USE OF PROCEEDS – SERIES # THANOS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #THANOS Asset Cost (1)	$10,560	64.00%
	Interests issued to Asset Seller as part of total consideration (1)	$3,300	20.00%
	Cash on Series Balance Sheet	$300	1.82%
	Brokerage Fee	$165	1.00%
	Offering Expenses (2)	$500	3.03%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.61%
	Marketing Materials	$200	1.21%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,375	8.33%
	Total Fees and Expenses	$2,340	14.18%
	Total Proceeds	$16,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	8/2/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$10,560
Interests issued to Asset Seller as part of total consideration	$3,300
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1973 IRON MAN #55 COMIC BOOK

Investment Overview

•Upon completion of the Series #THANOS Offering, Series #THANOS will purchase a 1973 Iron Man #55 Comic Book published by Marvel graded CGC 9.8 as the Underlying Asset for Series #THANOS (The “Series 1973 Iron Man #55 Comic Book” or the “Underlying Asset” with respect to Series #THANOS, as applicable), the specifications of which are set forth below.

•Marvel Comics is a comic book publishing and entertainment company founded in 1939 as Timely Productions.

•Tony Stark A.K.A. Iron Man is a Marvel superhero who uses his extravagant wealth to build high tech suits which he wears in order to become incredibly powerful, with flying capabilities and super strength.

•Thanos is a villain from the planet Titan who is determined to kill half of all life to bring “order to the universe.”

•The Underlying Asset is a 1973 Iron Man #55 Comic Book published by Marvel graded CGC 9.8.

Asset Description

Overview & Authentication

•Iron Man first appeared in Tales of Suspense #39, which was released in February 1963.

•Iron Man received his first self-titled series with Iron Man #1 in April 1968.

•In Iron Man #55, the character of Thanos is introduced for the first time, battling Iron Man and Drax the Destroyer (who is also appearing for the first time) on his home planet of Titan before Iron Man and Drax escape.

•Iron Man was played by Robert Downey Jr. in 10 films during the Marvel Cinematic Universe first three phases, released in the early 2000’s. This included Iron Man 1 (May 2008), Iron Man 2 (May 2010), and Iron Man 3 (May 2013) — which grossed a combined $2.4B at the global box office.

•Josh Brolin played Thanos in the August 2014 Guardians of the Galaxy movie.

•Brolin’s Thanos was the chief antagonist in the Avengers franchise, beginning with The Avengers in 2012, followed by Avengers: Age of Ultron in 2015, Avengers: Infinity War in 2018, and concluding with Avengers: Endgame in 2019.

•In Avengers: Infinity War, Thanos seeks to collect all six Infinity Stones, after which he snaps his fingers and leaves half the population dead.

•Avengers: Endgame takes place after Thanos kills half of the universe with the snap of his fingers. At the end of the film, he is defeated by Thor.

•The Avengers franchise has grossed over $7.7 billion at the worldwide box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.8 with certification No. 2045702003.

Notable Features

•The Underlying Asset is a 1973 Iron Man #55 Comic Book published by Marvel graded CGC 9.8.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1973 Iron Man #55 Comic Book
Title	Iron Man #55
Key Issue	1st Appearance of Thanos
Store Date	February, 1973
Cover Price	$0.20
Publisher	Marvel Comics
Writer(s)	Jim Starlin, Mike Friedrich
Cover Artist(s)	Jim Starlin and Joe Sinnott
Penciller(s)	Jim Starlin
Inker(s)	Mike Esposito
Editor	Roy Thomas
Rarity	1 of 79 (CGC 9.8)
Authentication	Certified Guaranty Company (CGC)
Grade	9.8
Certification No.	2045702003

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1973 Iron Man #55 Comic Book going forward.

USE OF PROCEEDS – SERIES #GALACTUS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GALACTUS Asset Cost (1)	$19,680	65.60%
	Interests issued to Asset Seller as part of total consideration (1)	$6,000	20.00%
	Cash on Series Balance Sheet	$300	1.00%
	Brokerage Fee	$300	1.00%
	Offering Expenses (2)	$500	1.67%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.33%
	Marketing Materials	$200	0.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,920	9.73%
	Total Fees and Expenses	$4,020	13.40%
	Total Proceeds	$30,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on August 8, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	8/2/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$19,680
Interests issued to Asset Seller as part of total consideration	$6,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1966 THE FANTASTIC FOUR #48

Investment Overview

•Upon completion of the Series #GALACTUS Offering, Series #GALACTUS will purchase a 1966 Fantastic Four #48 Comic Book published by Marvel graded CGC 9.4 as the Underlying Asset for Series #GALACTUS (the “Series 1966 Fantastic Four #48 Comic Book” or the “Underlying Asset” with respect to Series #GALACTUS, as applicable), the specifications of which are set forth below.

•The Fantastic Four are a superhero team that debuted in 1961 and have since been adapted into other media, including four animated series and four live action films.

•Galactus, also known as the Devourer of Worlds, is a major figure in Marvel Comics. According to Marvel.com: “Sole survivor of the universe existing before the Big Bang, Galactus is perhaps the most feared being in the cosmos.”

•The Underlying Asset is a 1966 Fantastic Four #48 Comic Book published by Marvel graded CGC 9.4.

Asset Description

Overview & Authentication

•The Fantastic Four is a group of Marvel superheroes originally consisting of Mister Fantastic, the Thing, the Human Torch, and Invisible Girl.

•When Comic Book Resources (CBR.com) ranked Galactus as one of the Top 10 Most Important Marvel Villains they said this of the character: “Galactus was a huge deal right from the start. Stan Lee and Jack Kirby's Fantastic Four was known for its mindblowing cosmic tales, but "The Coming Of Galactus" in issues 48-50 took it to the next level. Galactus was the first villain of his kind, an almost Lovecraftian manifestation of the uncaring universe come to life and targeting the Earth for destruction. Galactus paved the way for the ascendancy of Marvel's cosmic heroes and villains. He's become an icon in the Marvel Universe, one of the most powerful beings to ever battle Marvel's heroes, and a very different kind of menace, one with no malice.”

•The plot to Fantastic Four #48 tells the story of how the Fantastic Four have been warned by The Watcher, a cosmic character that watches over the world’s affairs, that Galactus and his herald, The Silver Surfer, are approaching Earth from space. He informs Reed Richards and Sue Storm that Galactus will drain “it [the world] of all life energies and leave it a lifeless husk.” In the final pages Galactus arrives.

•Star of television series, The Office, John Krasinski, appeared as The Fantastic Four’s Reed Richards, in 2022’s Doctor Strange and the Multiverse of Madness. Movieweb.com states: “One of the most talked about moments from Doctor Strange in the Multiverse of Madness came when John Krasinski appeared as Reed Richards. For years, fans had been demanding Krasinski get the role of Mister Fantastic when the Fantastic Four arrive in the Marvel Cinematic Universe. Needless to say, many were ecstatic to see Krasinski physically appear in that role in Doctor Strange 2, as his role had not been announced ahead of time.”

•Galactus and Silver Surfer were main characters in 2007’s Fantastic Four: Rise of the Silver Surfer. From ScreenRant.com: “Galactus and the Silver Surfer made their big-screen debut in 2007's Fantastic Four: Rise of the Silver Surfer, though the film received a considerable amount of criticism for its depiction of Galactus as seemingly just a giant space cloud.”

•Galactus has appeared in many Fantastic Four television episodes and series, including: “Fantastic Four: The Animated Series” (1994-1996) and “Fantastic Four” (1967-1968).

•Silver Age comics have been particularly sought after thanks to recent Marvel movies, and speculation of the future of the franchise.

•Silver Surfer and Galactus each make their first video game appearance in the NES title, Silver Surfer. According to TheGamingGeek.net: “Silver Surfer is a shoot ’em up game developed by Software Creations and published by Arcadia Systems for the NES. The game starts with Galactus summoning the Silver Surfer because the Magik Domain is posing a threat to the universe. In order to stop them, the Surfer needs to collect the pieces of a powerful “cosmic device”, which are scattered amongst different planets. As the Surfer, you will venture to these planets, take each piece by force and battle each planet’s defenders.”

•The Coming of Galactus Trilogy was ranked by Marvel on their 75th anniversary as the 23rd greatest Marvel Comic of All-Time.

•Silver Surfer got his first solo comic in August of 1968. According to 50yearoldcomics.com: “Unlike the six other Marvel heroes who’d gotten their own books this year, Silver Surfer #1 wouldn’t be continuing storylines that had started in the headliner’s previous home base — it would be starting from scratch, and with an origin story to boot!  Plus, the origin of the Watcher!  And while the “king-sized” format did make the book a more expensive choice, it also helped to set the book apart from Marvel’s other offerings, and made its debut seem like a special event.”

•Premiering February 7, 1998, The Silver Surfer: The Animated Series featured the characters Silver Surfer and Galactus.

•On July 23, 2022 it was announced that Marvel Studios would be releasing Fantastic Four the movie as part of Phase 6 of the MCU. The film’s planned release date is November 8, 2024.

•GamesRadar.com ranked Fantastic Four as the 4th best comic book team of all time in January of 2022.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.4 with certification No. 0008935005.

Notable Features

•The Underlying Asset is a 1966 Fantastic Four #48 Comic Book published by Marvel graded CGC 9.4.

•The Underlying Asset features the first appearance of Galactus.

•The Underlying Asset features the first appearance of Silver Surfer.

•The Underlying Asset features appearances by The Inhumans and The Watcher.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1966 Fantastic Four #48
Title	Fantastic Four #48
Store Date	December 9, 1965
Cover Date	March, 1966
Key Issue	First Appearance of Galactus and Silver Surfer
Cover Price	$0.12
Publisher	Marvel
Writer	Stan Lee
Cover Artist(s)	Jack Kirby. Joe Sinnott, and Stan Goldberg
Penciller	Jack Kirby
Inker	Joe Sinnott
Editor	Stan Lee
Letters	Artie Simek
Rarity	1 of 128 (CGC 9.4)
Authentication	Certified Guaranty Company (CGC)

Grade	9.4
Certification No.	0008935005

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1966 Fantastic Four #48 Comic Book going forward.

USE OF PROCEEDS – SERIES #GRATEFUL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GRATEFUL1 Asset Cost (1)	$60,000	48.00%
	Interests issued to Asset Seller as part of total consideration (1)	$50,000	40.00%
	Cash on Series Balance Sheet	$300	0.24%
	Brokerage Fee	$1,250	1.00%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,213	9.77%
	Total Fees and Expenses	$14,700	11.76%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on September 9, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Consignment Agreement
Date of Agreement	8/10/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$60,000
Interests issued to Asset Seller as part of total consideration	$50,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1966 GRATEFUL DEAD CONCERT POSTER

Investment Overview

•Upon completion of the Series #GRATEFUL1 Offering, Series #GRATEFUL1 will purchase a 1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6 as the Underlying Asset for Series #GRATEFUL1 (The “Series 1966 Grateful Dead Concert Poster” or the “Underlying Asset” with respect to Series #GRATEFUL1, as applicable), the specifications of which are set forth below.

•The Grateful Dead was a band known for their extensive catalog of sounds and influence among the counterculture movement of the ‘60s.

•The 1966 Skeleton & Roses Grateful Dead Concert poster is considered “the most recognized image ever used by the Grateful Dead” and “represents the holy grail of mainstream psychedelic rock posters” according to Bahr Gallery.

•The Underlying Asset is a 1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6.

Asset Description

Overview & Authentication

•Jerry Garcia was born on August 1, 1942, in San Francisco. Garcia was named after composer Jerome Kern and was interested in music from a young age. When he was four, Garcia was in an accident while chopping wood, leading to the loss of the top of his middle finger on his right hand. When he was five, his father drowned while fishing. Garcia cared very little for school (he repeated eighth grade), instead pursuing his passion for art. In 1957, he attended the California School of Fine Arts during the summer and received a guitar as a gift from his mother for his 15th birthday. Soon after receiving his guitar, Garcia began playing in bands, eventually dropping out of school in January 1960. That April, he joined the Army, though was soon dishonorably discharged in December 1960. Garcia died in August 1995 in Forest Knolls, California.

•Ron “Pigpen” McKernan was born in September 1946 in San Bruno, California. Garcia was the one to give him the nickname of ‘Pigpen’ after the two met in the early ‘60s in San Mateo, California. McKernan died in March 1973 in Corte Madera, California.

•Bob Weir was born in October 1947 in San Francisco, California.

•Phil Lesh was born in March 1940 in Berkeley, California.

•Bill Kreutzmann was born in April 1946 in Palo Alto, California.

•The Grateful Dead formed in 1965, first debuting as The Warlocks in May 1965. The band consisted of Jerry Garcia, Ron “Pigpen” McKernan, Bob Weir, Phil Lesh, and Bill Kreutzmann.

•They changed their name to The Grateful Dead after finding another band was using the name The Warlocks. The band attended, but did not yet perform, at the first Merry Pranksters’ Acid Test in November 1965, “a chaotic forum (and template) for experimental musicians, filmmakers, dancers, writers, comedians and more” according to Rolling Stone. Soon The Dead would become a house band for the ‘Tests’ — which would be recognized as “the training ground that allowed them to evolve into an improvisational force the likes of which had not been seen before” according to Live for Live Music.

•Jerry Garcia came up with the name for The Grateful Dead by opening an old dictionary at Phil Lesh’s house and coming across the name.

•The band, particularly Garcia and Lesh, experimented heavily with psychedelics such as LSD, which heavily influenced the band’s style and eventual “reputation as psychedelic trailblazers” according to Salon.

•According to GoCollect: “In the mid-1960s, a group of people who called themselves The Family Dog emerged in San Francisco. This collective began to put on dances that were responsible for the design of some of the first psychedelic concert posters. In 1966, The Family Dog began to put on shows at the Avalon Ballroom. From 1966 until 1968, there were 147 posters produced for shows at this venue. These make up the numbered series, which features some of the most famous and valuable concert posters in history.”

•According to the Denver Art Museum: “Two main dance halls supported the development of the psychedelic poster—the Fillmore Auditorium, owned by concert producer Bill Graham, and the Avalon

Ballroom, run by Chet Helms under the name Family Dog Productions. Over the course of five years, the two men commissioned around 500 posters. Mouse and Kelley started out designing a new poster every week for the Avalon, and by the end of their first year they had also created 26 posters for the Fillmore. ‘There was no time to think about what we were doing. It was a furious time, but I think most great art is created in a furious moment,’ said Mouse.”

•The design for the Skeleton & Roses poster was created by artists Stanley “Mouse” Miller and Alton Kelley. The duo found a black and white version of the skeleton in a library book, eventually adding color and graphics to form the finalized work, according to the Denver Art Museum. According to Rolling Stone, the source material came from “The Rubaiyat of Omar Khayyam,” a collection of 11th century poems by the Persian writer. This particular edition, from 1913, featured illustrations by British artist Edmund Joseph (sometimes E.J.) Sullivan.” According to Rolling Stone, Mouse said: “We saw that skeleton and said, ‘This says Grateful Dead all over it — we have to use this.”

•The book in which Mouse and Kelley found the original design was “so valuable” according to Rolling Stone, “that it couldn’t be checked out of the library, so Kelley cut it out of the tome with a pen knife, sneaked the page out of the library and brought it to the studio they were using. Using a pre-Xerox Photostat machine, they made a copy of the drawing, and Mouse colored it in and added the now-iconic lettering. (Part of the accompanying poem, which was not used in the poster, read, ‘One thing is certain, that life flies; one thing is certain, and the rest is lies.’)”

•According to the Denver Art Museum: “Mouse and Kelley found a black and white version of this skeleton and roses image while digging through library books. “We were fishing in the past, bringing up old stuff that should be seen again.” The artists added color and graphic lettering, and the image eventually became the emblem for the Grateful Dead. “Kelley had the unique ability to translate the music being played into these amazing images that capture the spirit of who we were and what the music was all about,” said Mickey Hart, drummer for the Grateful Dead.”

•In October 1968, Weir and Pigpen were both kicked out of the band for “their lack of commitment to the project and the practice sessions,” according to Jerry Garcia’s official website. They rejoined the band after a brief time away.

•According to The Capitol Theatre: “Bill Graham is credited as the first big promoter to book The Grateful Dead in San Francisco at The Fillmore Auditorium on January 8th, 1966.”

•According to the New York Times, Bill Graham “had a vital role in turning locally renowned San Francisco bands — the Grateful Dead, Jefferson Airplane (whom he briefly managed), Big Brother and the Holding Company, Santana — into nationally known stars… From 1968 to 1971, Graham ran both the Fillmore West in San Francisco and the Fillmore East in New York City, theaters that were small by today’s standards (around 3,000 seats) but mightily influential at the time.”

•According to Rolling Stone: “After it was used in the poster for the show, the Dead cropped it to the skull for the cover of their 1971 live album Grateful Dead (also known as “Skull and Roses,” or sometimes by the name the band preferred, “Skullfuck”). The image also became the band’s logo, used on stationery and business cards.”

•According to Classic Posters Auctions: “Long regarded as the “trademark” of the Grateful Dead, this is the poster that truly defined the band’s image and the artwork on subsequent posters. Due to the popularity of this poster from ‘Day One,’ originals are pretty tough to find in high grade. Generally, people who had this poster would tack it to the wall, move sometime later, take it down, and hang it up again in their new place. It is very common for these to have extensive corner damage from tape and tacks, as well as aging and fading from exposure to sunlight.”

•According to Classic Posters Auctions, the climbing value of the Skeleton & Roses poster can be attributed to multiple reasons: “First, it is the most iconic psychedelic concert poster in the world. Second, these are scarce in any condition. As early Family Dog posters go, these are one of the most difficult to find in Near Mint condition, let alone this state of preservation. Third, the print run for the original posters was quite small, especially when compared to the population of Grateful Dead fans."

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.6 with certification No. 2509714001.

Notable Features

•The Underlying Asset is a 1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6.

•The Underlying Asset features a "band-aid" dark blue rectangle to the left of the skeleton's crown, found only in first printings according to Heritage Auctions.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1966 Grateful Dead Concert Poster
Title	Skeleton & Roses
Memorabilia Type	Concert Poster
Band	Grateful Dead
Date	September 1966
Series	Family Dog
Printing	1st Printing
Number	FD-26
Venue	Avalon Ballroom
City	San Francisco
Artist(s)	Stanley Mouse & Alton Kelley
Opening Act	Oxford Circle
Authentication	Certified Guaranty Company (CGC)
Grade	9.6
Certification No.	2509714001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1966 Grateful Dead Concert Poster going forward.

USE OF PROCEEDS – SERIES #54AARON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #54AARON Asset Cost (1)	$165,432	97.31%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,700	1.00%
	Offering Expenses (2)	$1,275	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,093	0.64%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$0	0.00%
	Total Fees and Expenses	$4,268	2.51%
	Total Proceeds	$170,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on September 9, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/7/2022
Expiration Date of Agreement	N/A
Purchase Price	$206,400
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$1,293

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1954 TOPPS HANK AARON ROOKIE CARD

Investment Overview

•Upon completion of the Series #54AAARON Offering, Series #54AAARON will purchase a 1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5 for Series #54AAARON (The “Series 1954 Topps Hank Aaron Rookie Card” or the “Underlying Asset” with respect to Series #54AAARON, as applicable), the specifications of which are set forth below.

•Hank Aaron was an MLB Hall of Famer who played in 23 seasons from 1954-1976, with 21 of those seasons being spent playing for the Braves (first in Milwaukee, then after their move to Atlanta). Over that time Aaron was selected to 25 All-Star Teams, won an MVP, a World Series title, and hit 755 homeruns (a record at the time of his retirement).

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5.

Asset Description

Overview & Authentication

•Henry “Hank” Louis Aaron was born on February 5, 1934 in Mobile, Alabama.

•Aaron debuted in the MLB on April 13, 1954 for the Milwaukee Braves.

•During the 1954 season Aaron recorded 131 hits and a .280 batting average. He recorded 69 RBIs and 13 homeruns, finishing fourth in Rookie of the Year voting.

•On April 8, 1974 Hank Aaron broke Babe Ruth’s all-time homerun record of 714, becoming the MLB’s all-time homerun leader. Aaron would retire after the 1976 season with 755 homeruns, which would stand as a record until 2007.

•Aaron was inducted into the Baseball Hall of Fame in 1982, receiving 97.8% of the vote, which was the second-highest percentage ever at the time, second only to Ty Cobb.

•Aaron was awarded the Presidential Medal of Freedom on July 9, 2002.

•On the 25th anniversary of Aaron’s 715th homerun, the MLB began giving out the Hank Aaron Award each year to the player with the best overall performance in each league.

•As of March, 2021 Hank Aaron is third on the all-time leaderboard of hits with a career total of 3,771, placing him behind only Pete Rose and Ty Cobb. Only 32 players have ever crossed the 3,000-hit threshold.

•If you subtracted all of Aaron’s homeruns from his hit totals, he would still be a member of the 3,000-hit club.

•In January 2021 Aaron died at age 86. The New York Times called him the “Home Run King Who Defied Racism.”

•In 1949, Topps places its first cards in their chewing gum wrappers for free, beginning with 252 Magic Photo Cards featuring current stars as well as classic players like Babe Ruth and Cy Young.

•In 1952, Topps created its first set of annual baseball cards.

•The Underlying Asset has been issued a grade of NM-MT+ 8.5 by Professional Sports Authenticators (PSA) with Certification No. 15814493.

Notable Features

•The Underlying Asset is a 1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5.

•The Underlying Asset is 1 of 8 1954 Topps Hank Aaron Rookie Card examples graded PSA 8.5 with 34 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1954 Topps Hank Aaron Rookie Card
Sport	Baseball
Professional League	MLB
Player	Hank Aaron
Team	Milwaukee Braves
Year / Season	1954
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Rarity	1 of 8 (PSA 8.5)
Number in Set	#128
Authentication	Professional Sports Authenticators (PSA)
Grade	8.5
Certification No.	15814493

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1954 Topps Hank Aaron Rookie Card going forward.

USE OF PROCEEDS – SERIES #BOBAPROTO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BOBAPROTO Asset Cost (1)	$63,750	42.50%
	Interests issued to Asset Seller as part of total consideration (1)	$75,000	50.00%
	Cash on Series Balance Sheet	$300	0.20%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,025	5.35%
	Total Fees and Expenses	$10,950	7.30%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on September 9, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Consignment Agreement
Date of Agreement	8/19/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$63,750
Interests issued to Asset Seller as part of total consideration	$75,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1979 KENNER STAR WARS BOBA FETT PROTOTYPE ACTION FIGURE

Investment Overview

•Upon completion of the Series #BOBAPROTO Offering, Series #BOBAPROTO will purchase a 1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80 for Series #BOBAPROTO (The “Series 1979 Kenner Star Wars Boba Fett Prototype Action Figure” or the “Underlying Asset” with respect to Series #BOBAPROTO, as applicable), the specifications of which are set forth below.

•Star Wars is a series of films created by George Lucas that has spawned a wide-spanning industry since its debut in 1977, including ongoing films and TV shows, merchandise, trading cards, toys, and video games. The New York Times called Star Wars a “cultural behemoth.”

•Kenner Products was founded in 1947 by Albert, Phillip, and Joseph Kenner. The company would go on to produce toys such as the Easy-Bake Oven and Star Wars action figures.

•The Underlying Asset is a 1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80.

Asset Description

Overview & Authentication

•The first Star Wars film was released on May 25, 1977 (later retitled “Star Wars: Episode IV — A New Hope”). Directed by George Lucas, the “Space Opera” grossed an estimated $775,398,007 at the worldwide box office.

•Following the debut hit, the franchise has since released a total of 11 films, with “Star Wars: Episode IX — The Rise of Skywalker” arriving in theatres on December 20, 2019.

•The Walt Disney corporation announced they agreed to acquire Lucasfilm Ltd. on October 30, 2012. Through this deal Disney acquired ownership of Star Wars and associated businesses in film, consumer products, animation, and more.

•After the success of the Star Wars film in 1977, Kenner signed a licensing deal to produce Star Wars toys. According to Cincinnati.com, other toy companies turned down the deal because at the time toy companies generally produced toys related to TV shows due to the longer exposure period but not movies.

•A Kenner designer named Jim Swearingen “recalled reading the ‘Star Wars’ script and telling his bosses they had to do these toys.”

•Since Kenner knew they wanted to produce toys of the spaceships from Star Wars, they scaled down the figures from the common 8 or 12 inches to 3.75 inches. This became “the new industry standard.”

•In the fall of 1977, Kenner produced puzzles and a board game, but the action figures would take a year to produce and would not meet the holiday deadline. According to Cincinnati.com: “…they tried a bit of innovative marketing. Kenner whipped up a cardboard stand and an “Early Bird Certificate Package” that promised delivery of the first four figures (Luke Skywalker, Princess Leia, Chewbacca and R2-D2) when they were available the next year. The company essentially sold parents an empty box, an I.O.U., to put under the tree on Christmas morning.”

•Kenner’s Star Wars action figures were added to the National Toy Hall of Fame in 2012.

•According to Vintage Action Figures: “Of all the Star Wars action figures that have come out, probably the most surprisingly successful one was Boba Fett Star Wars action figure. He made his official debut in “The Empire Strikes Back” and was an immediate hit.  George Lucas didn’t realize how many fans liked him and his subsequent screen presence was cut in the final episode “Return of the Jedi”. That being said, Boba Fett made his toy room appearance in 1980 as part of the 21 Back group and was almost impossible to find on shelves.”

•After a young child died (and 17 children were injured) as a result of the missile accessory on the Battlestar Galactica toy, Mattell announced that they would recall the toy in February 1979. In a February 1979 article, the Palm Beach Post wrote that in order to incentivize the return of the toys, of which 2 million units had been sold, Mattel “announced they will give one “Hot Wheels” car free to those parents or children who return the 1 2/4-inch red missiles to the company.”

•According to The Star Wars Collectors Archive: The “L-Slot” version of the Boba Fett Rocket Firing Prototype was developed in 1979, featuring a “rounded, conical tip” and a “mechanism could be triggered by a slight sideways tap so it was redesigned to prevent accidental firing.”

•According to The Star Wars Collectors Archive: “Contrary to some old memories, no rocket-firing Boba Fett figures were ever released to the public and all known examples are prototypes that can be traced to Kenner employee origins. After weeks of waiting children across the country, who previously had no idea about the Mattel problems, would finally have their day at the mailbox. However, when they opened the little white mailer box their excitement quickly turned to disappointment as they read the notice explaining that the rocket-launching feature they were so eager to try out had been removed for safety reasons. They just got a bland figure with a fixed rocket that looked nothing like the one they sent away for.”

•According to "The History of Kenner’s Rocket Firing Boba Fett," it’s estimated that there are around 70 L-Slot prototypes in existence.

•The Underlying Asset has been issued a grade of AFA NM 80 by Action Figure Authority (AFA) with Certification No. 11847308.

Notable Features

•The Underlying Asset is a 1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1979 Kenner Star Wars Boba Fett Prototype Action Figure
Action Figure	Boba Fett
Manufacturer	Kenner
Prototype	Rocket-Firing
Variant	L-Slot
Year	1979
Memorabilia Type	Action Figure
Authentication	Action Figure Authority (AFA)
Grade	80
Rarity	1 of 2 (AFA 80)
Certification No.	11847308

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1979 Kenner Star Wars Boba Fett Prototype Action Figure going forward.

USE OF PROCEEDS – SERIES #DROCTOPUS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DROCTOPUS Asset Cost (1)	$23,800	68.00%
	Interests issued to Asset Seller as part of total consideration (1)	$7,000	20.00%
	Cash on Series Balance Sheet	$300	0.86%
	Brokerage Fee	$350	1.00%
	Offering Expenses (2)	$500	1.43%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$200	0.57%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,750	7.86%
	Total Fees and Expenses	$3,900	11.14%
	Total Proceeds	$35,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on September 9, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Consignment Agreement
Date of Agreement	8/19/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$23,800
Interests issued to Asset Seller as part of total consideration	$7,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1963 AMAZING SPIDER-MAN #3

Investment Overview

•Upon completion of the Series #DROCTOPUS Offering, Series #DROCTOPUS will purchase a 1963 Amazing Spider-Man #3 Comic Book published by Marvel graded CGC 9.2 as the Underlying Asset for Series #DROCTOPUS (the “Series 1963 Amazing Spider-Man #3 Comic Book” or the “Underlying Asset” with respect to Series #DROCTOPUS, as applicable), the specifications of which are set forth below.

•Making his debut in 1962’s Amazing Fantasy #15, Spider-Man was an American teenage orphan named Peter Parker that gains superpowers after being bitten by a radioactive spider.

•Dr. Otto Octavias, also known as Dr. Octopus, is one of Spider-Man’s most prominent villains. Once a brilliant physicist, inventor, and lecturer, Otto Octavius designed mechanical arms to help him with his research. During an explosion these mechanical arms became fused to his body and damaged his brain, pushing the scientist to a life of crime.

•The Underlying Asset is a 1963 Amazing Spider-Man #3 Comic Book published by Marvel graded CGC 9.2.

Asset Description

Overview & Authentication

•According to Encyclopedia Britannica: “Writer Stan Lee and illustrator Steve Ditko created Spider-Man as a filler story for a canceled anthology series. At the time, a teenage lead hero was unheard of in comic books. However, young readers responded powerfully to Peter Parker, prompting an ongoing title and, ultimately, a media empire, including video games, several animated and one live-action television series, a live-action film franchise, and a Broadway musical.”

•When Stan Lee was asked about the creation of Doctor Octopus as a response to a rumor that the character was based on famed singer, Roy Orbison, Stan Lee responded: “"No, no, I just dreamed him up… I'm always looking for some animal or fish or bird that would make a good villain, so I had the Vulture. And Doc Ock, it occurred to me that an octopus with a lot of tentacles, that would be pretty scary. So that was all. It was as simple as that."

•Dr. Octopus makes his first appearance in Amazing Spider-Man #3. His first criminal act was taking over the hospital after awakening from an accident that gave him telepathic powers over his mechanical arms.

•On September 9, 1967, Doctor Octopus made his television debut on an episode of Spider-Man entitled “The Power of Doctor Octopus.” According to IMDB: “Out in the countryside, Peter escapes an accident with the help of his Spider-Man disguise, but discovers a cave, with Dr.Octopus in charge of some power machines due to rule the World. Doc Ock captures Spidey, then Miss Brant who happened to be in the area. The villain is keeping both prisoners as witnesses for his demonstration of power...”

•Doctor Octopus made his feature film debut in Spider-Man 2. The Sam Raimi directed film starred Alfred Molina as Doctor Octopus. Released on July 04, 2004, the movie had a budget of ~$200M and brought in a worldwide gross of ~$789M.

•Doctor Octopus makes an appearance in 2021’s Spider-Man: No Way Home. Once again, the character is played by Alfred Molina. This film had a ~$200M budget and made a worldwide gross of ~$1.9B.

•During Spider-Man’s 50th Anniversary, coinciding with the release of Amazing Spider-Man #700, Doctor Octopus inhabited Peter Parker/Spider-Man’s body. This led the way to the 31 issue series, The Superior Spider-Man, in which Doctor Octopus lived as Spider-Man for a number of years.

•The first appearance of Doctor Octopus in a video game took place within the Nintendo Entertainment System game, Spider-Man: Return of the Sinister Six in October of 1992. According to GameFaq.com: “Doctor Octopus is planning the crowning caper of his criminal career... to RULE THE WORLD! He has recruited The Sinister Six: Electro, Sandman, Mysterio, The Vulture, and Hobgoblin. With these Super Villains together again nothing stands in their way... except your friendly neighborhood Spider-Man!” The game was published by LJN Ltd. and developed by Bits Studios.

•IGN listed Doctor Octopus as their 28th greatest comic book villain of all time on November 16, 2016.

•ScreenRant.com ranked Doctor Octopus as the 22nd greatest comic book villain of all time in March of 2017.

•ScreenRant.com printed: “Doctor Octopus has proven time and again that he is Spider-Man's greatest villain.” In July of 2022.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.2 with certification No. 1174936002.

Notable Features

•The Underlying Asset is a 1963 Amazing Spider-Man #3 Comic Book published by Marvel graded CGC 9.2.

•The Underlying Asset features the first appearance of Doctor Otto Gunther Octavius AKA Dr. Octopus.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1963 Amazing Spider-Man #3
Title	Amazing Spider-Man #3
Store Date	April 9, 1963
Cover Date	July, 1963
Key Issue	First Appearance of Dr. Octopus
Cover Price	$0.12
Publisher	Marvel
Writer	Stan Lee, Steve Ditko
Cover Artist(s)	Steve Ditko
Penciller	Steve Ditko
Inker	Steve Ditko
Editor	Stan Lee
Letters	John Duffy
Rarity	1 of 22 (CGC 9.2)
Authentication	Certified Guaranty Company (CGC)
Grade	9.2
Certification No.	1174936002

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1963 Amazing Spider-Man #3 Comic Book going forward.

USE OF PROCEEDS – SERIES #CAPTAIN1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CAPTAIN1 Asset Cost (1)	$116,875	42.50%
	Interests issued to Asset Seller as part of total consideration (1)	$137,500	50.00%
	Cash on Series Balance Sheet	$300	0.11%
	Brokerage Fee	$2,750	1.00%
	Offering Expenses (2)	$2,063	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15,213	5.53%
	Total Fees and Expenses	$20,325	7.39%
	Total Proceeds	$275,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on September 9, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Consignment Agreement
Date of Agreement	8/19/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$116,875
Interests issued to Asset Seller as part of total consideration	$137,500
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1941 CAPTAIN AMERICA COMICS #1 COMIC BOOK

Investment Overview

•Upon completion of the Series #CAPTAIN1 Offering, Series #CAPTAIN1 will purchase a 1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5 as the Underlying Asset for Series #CAPTAIN1 (The “Series 1941 Captain America Comics #1 Comic Book” or the “Underlying Asset” with respect to Series #CAPTAIN1, as applicable), the specifications of which are set forth below.

•Timely Comics was founded in 1939, with their first comic book titled Marvel Comics. By the early 1960s, Timely Comics would become Marvel Comics.

•After his introduction in Captain America Comics #1, Steve Rogers (A.K.A. Captain America) has become one of Marvel’s flagship heroes. Introduced as a patriotic hero in lead up to World War II, Captain America would remain prevalent both as a standalone character and as a member of The Avengers.

•The Underlying Asset is a 1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5.

Asset Description

Overview & Authentication

•The Golden Age of Comics refers to an era of comic publishing in post-depression America that gave rise to the success of comic book heroes like Superman, Batman, Captain Marvel and The Flash. Sales and popularity increased during World War Two, as they were cheap and featured patriotic stories of pro-American heroes, in some cases literally fighting the Axis Powers.

•Bleeding Cool calls Captain America Comics #1 “one of the most sought-after comics in the hobby.”

•Bob Overstreet, the author of the Overstreet Comic Book Price Guide, wrote of Captain America Comics #1: "Simon & Kirby's most classic creation; a patriotic paragon that set the comics market reeling. A trend setter."

•Jim Steranko, a comic book writer and historian, wrote Captain America Comics #1: "the classic heroic figure — the comics had found a reason to exist… Captain America was an unprecedented success. The first issue sold out. The super hero business became the comic publishers' Holy Grail."

•The Captain America Comics #1 cover depicts Captain America punching Hitler in the face.

•On February 5, 1944, a 15-chapter serial film titled ‘Captain America’ was released. It was the first live action film to feature a Marvel character.

•Captain America Comics was cancelled in 1950, after sales dropped following World War II.

•Captain America was revived in 1954 by Atlas Comics (the successor of Timely Comics and predecessor to Marvel Comics). In 1963, Captain America was introduced as a member of The Avengers in Avengers #4.

•In July 2011, Captain America: The First Avenger was released. It grossed over $175 million at the box office. In April 2014, Captain America: The Winter Soldier was released, grossing nearly $260 million at the box office. In May 2016, Captain America: Civil War was released, grossing over $400 million at the box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 5.5 with certification No. 1255099001.

Notable Features

•The Underlying Asset is a 1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1941 Captain America Comics #1 Comic Book
Title	Captain America Comics #1
Key Issue	1st Appearance of Captain America, Hitler Cover
Store Date	March 31, 1940
Cover Price	$0.10
Publisher	Timely Comics
Writer(s)	Joe Simon, Jack Kirby, Ed Herron
Cover Artist(s)	Jack Kirby
Penciller(s)	Joe Simon, Jack Kirby
Inker(s)	Joe Simon, Jack Kirby
Editor	Joe Simon
Rarity	1 of 6 (CGC 5.5)
Authentication	Certified Guaranty Company (CGC)
Grade	5.5
Certification No.	1255099001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1941 Captain America Comics #1 Comic Book going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Fifth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (4)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (3)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (4)

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation (3)

Exhibit 4.1 – Standard Form of Subscription Agreement (9)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (5)

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (2)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (3)

Exhibit 6.5 – Standard Form Bill of Sale (3)

Exhibit 6.6 – Standard Form Purchase Agreement (4)

Exhibit 6.7 – NCPS PPEX ATS Company Agreement (4)

Exhibit 6.8 – Executing Broker Secondary Market Transactions Engagement Letter (4)

Exhibit 6.9 – Executing Broker Tools License Agreement (4)

Exhibit 6.10 – Amended and Restated Transfer Agent Agreement (19)

Exhibit 6.11 – NCIT Software and Services License Agreement (6)

Exhibit 6.12 – Form of Assignment and Assumption Agreement (7)

Exhibit 6.13 – Standard Form #2 Purchase Agreement (8)

Exhibit 6.14 – Standard Form Purchase Option Agreement (10)

Exhibit 6.15 – Standard Form Consignment Agreement (10)

Exhibit 6.16 – Purchase Agreement in respect of Series #BATMAN1 (10)

Exhibit 6.17 – Form #2 of Assignment and Assumption Agreement (14)

Exhibit 6.18 – Purchase Agreement in respect of Series #BUFFETT1 (17)

Exhibit 6.19 – Purchase Agreement in respect of Series #CRASH (17)

Exhibit 6.20 – Purchase Agreement in respect of Series #39AA (17)

Exhibit 6.21 – Purchase Agreement in respect of Series #105.ETH (17)

Exhibit 6.22 – Purchase Agreement in respect of Series #GBOYCOLOR (18)

Exhibit 6.23 – Purchase Agreement in respect of Series #R2D2 (18)

Exhibit 6.24 – Purchase Agreement in respect of Series #VADER (18)

Exhibit 6.25 – Purchase Agreement in respect of Series #1857COIN (18)

Exhibit 6.26 – Purchase Agreement in respect of Series #WARHOL2 (18)

Exhibit 6.27 – Asset Purchase Agreement in respect of Series #93FS1 (18)

Exhibit 6.28 – Purchase Agreement in respect of Series #PAPPY1 (19)

Exhibit 6.29 – Purchase Agreement in respect of Series #ANDYPELE (19)

Exhibit 6.30 – Purchase Agreement in respect of Series #POPEBALL (19)

Exhibit 6.31 – Purchase Agreement in respect of Series #JETFIRE (19)

Exhibit 6.32 – Purchase Agreement in respect of Series #JEKYLL (19)

Exhibit 6.33 – Purchase Agreement in respect of Series #RABBIT (19)

Exhibit 6.34 – Purchase Agreement in respect of Series #35MICKEY (20)

Exhibit 6.35 – Purchase Agreement in respect of Series #RASPUTIN (20)

Exhibit 6.36 – Purchase Agreement in respect of Series #SCARFACE (20)

Exhibit 6.37 – Purchase Agreement in respect of Series #METROID (20)

Exhibit 6.38 – Purchase Agreement in respect of Series #GIJOE2 (21)

Exhibit 6.39 – Purchase Agreement in respect of Series #BOBAFETT (21)

Exhibit 6.40 – Purchase Agreement in respect of Series #THANOS (21)

Exhibit 6.41 – Purchase Agreement in respect of Series #GALACTUS (21)

Exhibit 6.42 – Purchase Agreement in respect of Series #GRATEFUL1

Exhibit 6.43 – Purchase Agreement in respect of Series #54AARON

Exhibit 6.44 – Purchase Agreement in respect of Series #BOBAPROTO

Exhibit 6.45 – Purchase Agreement in respect of Series #DROCTOPUS

Exhibit 6.46 – Purchase Agreement in respect of Series #CAPTAIN1

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (9)

Exhibit 8.2 – Amended and Restated Custody Agreement (18)

III-1

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

Exhibit 13.1 – Testing the Waters Materials for Series #57UNITAS (10)

Exhibit 13.2 – Testing the Waters Materials for Series # BATMAN (10)

Exhibit 13.3 – Testing the Waters Materials for Series #04PHELPS (11)

Exhibit 13.4 – Testing the Waters Materials for Series #WWLAND1 (12)

Exhibit 13.5 – Testing the Waters Materials for Series #ELVIS (13)

Exhibit 13.6 – Testing the Waters Materials for Series #DOOD7387 (14)

Exhibit 13.7 – Testing the Waters Materials for Series #AZUKI8467 (14)

Exhibit 13.8 – Testing the Waters Materials for Series #20WITT (14)

Exhibit 13.9 – Testing the Waters Materials for Series #TOADZ5028 (14)

Exhibit 13.10 – Testing the Waters Materials for Series #TOADZ3079 (15)

Exhibit 13.11 – Testing the Waters Materials for Series #SANDBOX2 (15)

Exhibit 13.12 – Testing the Waters Materials for Series #DLAND1 (16)

Exhibit 13.13 – Testing the Waters Materials for Series #94CSI (16)

Exhibit 13.14 – Testing the Waters Materials for Series #EMERALD (16)

Exhibit 13.15 – Testing the Waters Materials for Series #GBOYCOLOR (18)

Exhibit 13.16 – Testing the Waters Materials for Series #JETFIRE (19)

Exhibit 13.17 – Testing the Waters Materials for Series #RABBIT (19)

Exhibit 13.18 – Testing the Waters Materials for Series #35MICKEY (20)

Exhibit 13.19 – Testing the Waters Materials for Series #RASPUTIN (20)

Exhibit 13.20 – Testing the Waters Materials for Series #SCARFACE (20)

Exhibit 13.21 – Testing the Waters Materials for Series #METROID (20)

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K filed with the Commission on April 29, 2020.

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021.

(4)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021.

(5)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021.

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021.

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021.

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022.

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 8 to its Form 1-A filed with the Commission on February 25, 2022.

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 12 to its Form 1-A filed with the Commission on March 21, 2022.

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 14 to its Form 1-A filed with the Commission on March 23, 2022.

(14)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 15 to its Form 1-A filed with the Commission on April 13, 2022.

(15)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 16 to its Form 1-A filed with the Commission on April 13, 2022.

III-2

(16)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 18 to its Form 1-A filed with the Commission on April 27, 2022.

(17)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 20 to its Form 1-A filed with the Commission on May 18, 2022.

(18)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 21 to its Form 1-A filed with the Commission on June 22, 2022.

(19)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 22 to its Form 1-A filed with the Commission on July 22, 2022.

(20)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 23 to its Form 1-A filed with the Commission on August 11, 2022.

(21)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 24 to its Form 1-A filed with the Commission on August 11, 2022.

III-3

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-qualification amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 12, 2022.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

    By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

    By: /s/ George J. Leimer

    Name: George J. Leimer

    Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	September 12, 2022

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	September 12, 2022
RSE COLLECTION MANAGER, LLC By: Rally Holdings LLC, its sole member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	September 12, 2022